Prospectus Supplement No. 4 (To Prospectus filed with the Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on July 22, 2014)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-193396

5,548,014 Shares of Common Stock

Trinity Place Holdings Inc.

This Prospectus Supplement No. 4 supplements and amends the prospectus filed with the Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on July 22, 2014, relating to the resale by the selling stockholders of up to 5,548,014 shares of common stock of Trinity Place Holdings Inc., or the common stock. You should read this Prospectus Supplement No. 4 in conjunction with the prospectus. This Prospectus Supplement No.4 is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements or amendments thereto. This Prospectus Supplement No. 4 is qualified by reference to the prospectus, except to the extent that the information in this Prospectus Supplement No. 4 supersedes the information contained in the prospectus. All references in the prospectus to “this prospectus” are hereby amended to read “this prospectus (as supplemented and amended)”. Capitalized terms used in this Prospectus Supplement No. 4 and not otherwise defined herein have the meanings specified in the prospectus.

This prospectus supplement is being filed to include the information set forth in the Current Form on Form 8-K filed on January 22, 2015 and the Current Report on Form 8-K filed on February 13, 2015, which is set forth below.

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The common stock is quoted on the OTCQB under the symbol “TPHS”. On February 12, 2015, the closing sales price for the common stock on the OTCQB was $7.70 per share.

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An investment in our common stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page 15 of the prospectus before you decide to purchase any shares of our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement No. 4. Any representation to the contrary is a criminal offense.

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The date of this Prospectus Supplement No. 4 is February 13, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

TRINITY PLACE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-8546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Fifth Avenue New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 235-2190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported in the Current Report on Form 8-K filed by Trinity Place Holdings Inc. (the “Company”) on December 31, 2014 (the “Prior 8-K”), the Company filed a Motion on that date with the Bankruptcy Court seeking entry of an order authorizing the Company to (i) enter into a loan facility; (ii) develop, sell or otherwise transfer Syms Owned Real Estate pursuant to the Plan; (iii) amend the Company’s certificate of incorporation to preserve the Company’s net operating losses and (iv) confirm that no mortgage recording or similar taxes will be due, all as described in more detail in the Prior 8-K and Motion attached as an exhibit thereto. On January 21, 2015, an Order was entered by the Bankruptcy Court authorizing the foregoing in substantially the form attached to the Motion. Capitalized terms used but not defined herein have the meanings given them in the Prior 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Richard G. Pyontek
Name: Richard G. Pyontek
Title: Chief Financial Officer

Dated: January 22, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

TRINITY PLACE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-8546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Fifth Avenue New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 235-2190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 9, 2015, TPHGreenwich Owner LLC (the “Borrower”), a newly formed special purpose entity and indirect wholly-owned subsidiary of Trinity Place Holdings Inc. (the “Company”) entered into a Loan Agreement with Sterling National Bank, a national banking association, as lender and administrative agent (“Agent”) and Israel Discount Bank of New York, as lender, pursuant to which the lenders agreed to extend credit to Borrower in the amount of $40,000,000, subject to increase pursuant to incremental loan facilities up to $50,000,000 (the “Loan”), subject to satisfaction of certain conditions. The Loan matures on February 8, 2017, subject to extension until August 8, 2017 under certain circumstances.

The Loan bears interest at a rate per annum equal to the greater of the rate published from time to time by the Wall Street Journal as the U.S. Prime Rate plus 1.25% (the “Contract Rate”) or 4.5%. The Contract Rate will be increased by 1.5% per annum during any period in which Borrower does not maintain funds in its deposit accounts with Agent sufficient to make payments then due under the Loan documents. Borrower can prepay the Loan at any time, in whole or in part, without premium or penalty.

The collateral for the Loan is Borrower’s fee interest in 38-42 Trinity Place and 67 Greenwich Street and the related air rights owned by Borrower with respect to 81 Greenwich Street in downtown Manhattan (the “Property”), which is the subject of a mortgage (“Mortgage”) in favor of the Agent. Borrower also entered into an environmental compliance and indemnification undertaking.

The Loan Agreement requires Borrower to comply with various affirmative and negative covenants including restrictions on debt, liens, business activities, distributions and dividends, disposition of assets and transactions with affiliates. Borrower will establish blocked accounts with the initial lenders, and pledge the funds maintained in such accounts, in the amount of 9% of the outstanding Loans. The Loan Agreement also provides for certain events of default.

The Company entered into a Nonrecourse Carve-Out Guaranty (the “Carve-Out Guaranty”) pursuant to which the Company agreed to guarantee certain items, including losses arising from fraud, intentional harm to the Property, or misapplication of loan, insurance or condemnation proceeds, a voluntary bankruptcy filing by Borrower, and the payment by Borrower of maintenance costs, insurance premiums and real estate taxes.

The Loan was authorized by order of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered in response to the motion of the Company made on December 31, 2014 (the “Bankruptcy Court Motion”), as previously reported in the Current Reports on Form 8-K filed by the Company on December 31, 2014 and January 22, 2015 (the “Prior Reports”).

The foregoing descriptions of the Loan Agreement, Mortgage and Carve-Out Guaranty are qualified in their entirety by reference thereto, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3 respectively and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2015, the Company filed an Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware which became effective on that date. The Charter Amendment increases the total number of authorized shares of capital stock of the Company to 120,000,000, divided into 79,999,997 shares of common stock, two (2) shares of preferred stock, one (1) share of special stock and 40,000,000 shares of a new class of blank-check preferred stock; added a new Article Fourteenth (the “Protective Amendment”); and clarifies that the prohibition on distributions to holders of common stock while the Series B preferred stock is outstanding does not restrict the Company from making dividends or distributions solely in the form of common stock or rights to acquire common stock, or rights declared or paid to any class of capital stock.

The Protective Amendment is intended to help preserve certain tax benefits primarily associated with the Company’s net operating losses (“NOLs”). The Protective Amendment generally prohibits transfers of stock that would result in a person or group of persons becoming a 4.75% stockholder, or that would result in the increase or decrease by a person or group of persons that is an existing 4.75% stockholder of its percentage ownership interest. Any direct or indirect transfer attempted in violation of the Protective Amendment will be void. The restrictions on transfer under the Protective Amendment will not apply if the transferor or the transferee obtains the prior written approval of the Board. Any person who desires to effect an otherwise prohibited transaction may, prior to the date of the proposed transaction, submit a request in writing that the Board review and authorize the transaction, following the procedures set forth in the Protective Amendment.

The provisions of the Protective Amendment will expire by their terms on the earliest to occur of, among other things, the tenth anniversary of the date on which the Protective Amendment was filed, the date selected by the Board, if the Board determines that it is in the best interests of the Company’s stockholders for the restrictions set forth in Protective Amendment to be removed or released; and the date selected by the holders of a majority of the voting power of the Company, approved at an annual or special meeting of stockholders or by written consent.

The Charter Amendment was adopted in accordance with Section 303 of the General Corporation Law of the State of Delaware and authorized by order of the Bankruptcy Court entered in response to the Bankruptcy Court Motion, as reported in the Prior Reports.

The foregoing summary of the Charter Amendment is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The provisions of the Protective Amendment are complex and shareholders should read the Protective Amendment in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Trinity Place Holdings Inc.

10.1	Loan Agreement, dated as of February 9, 2015, among TPHGreenwich Owner LLC, as the Borrower, Sterling National Bank, as Administrative Agent and the lenders party thereto.

10.2

Mortgage and Security Agreement, Assignment of Leases and Rents and Fixtures Filing, dated as of February 9, 2015, by TPHGreenwich Owner LLC to Sterling National Bank, in its capacity as Administrative Agent for the lenders party from time to time to the Loan Agreement.

10.3

Non-Recourse Carveout Guaranty, dated as of February 9, 2015, by Trinity Place Holdings Inc. for the benefit of Sterling National Bank for the ratable benefit of the lenders specified in the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Richard G. Pyontek
Name: Richard G. Pyontek
Title: Chief Financial Officer

Dated: February 13, 2015

Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
TRINITY PLACE HOLDINGS INC.

(originally incorporated on September 12, 2012)

FIRST: The name of the corporation is Trinity Place Holdings Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 120,000,000 which shall be divided into 79,999,997 shares of a class of Common Stock, par value $.01 per share (the “Common Stock”), two (2) shares of a class of Preferred Stock, par value $.01 per share (the “Preferred Stock”), one (1) share of a class of Special Stock, par value $.01 per share (the “Special Stock”), and 40,000,000 shares of a class of Designation Preferred Stock, par value $.01 per share (the “Designation Preferred Stock”). The Preferred Stock shall be issued in two series, of which one such series shall be designated the Series A Preferred Stock, and the other such series shall be designated the Series B Preferred Stock. The Series A Preferred Stock shall consist of one (1) authorized share, and the Series B Preferred Stock shall consist of one (1) authorized share. The Series B Preferred Stock shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement as security for the full payment to the Redeemed Stockholder on or before October 16, 2016 of the Initial Majority Shareholder Payment and Subsequent Majority Shareholder Payment.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation:

A.           COMMON STOCK

1.          General. The Common Stock shall be subject to the express terms of the Special Stock, Preferred Stock and any series of Preferred Stock and any series of Designation Preferred Stock. Until such time as (i) there has been a General Unsecured Claim Satisfaction and (ii) the Redeemed Stockholder is paid the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment, the Corporation shall not (whether by merger, consolidation or otherwise), directly or indirectly (through any Subsidiary or otherwise), (A) declare or pay any dividends on, or make or pay any distributions to the holders of, the Common Stock (for the avoidance of doubt, the foregoing shall not restrict the declaration or payment or making of dividends or distributions on the Common Stock solely in the form of (1) Common Stock of the Corporation, (2) rights to acquire Common Stock of the Corporation, or (3) any rights declared or paid or distributed to any class or series of Capital Stock in connection with the adoption of any stockholder rights plan to preserve the Corporation’s loss carryforwards or otherwise limit ownership in the Corporation, or (B) repurchase or redeem any shares of Common Stock, in each case other than in accordance with the Plan, or (C) without the written consent of the Redeemed Stockholder, amend, alter or repeal (i) this Certificate of Incorporation or the Corporation’s by-laws if such amendment would amend, alter or repeal any rights, privileges or terms applicable to the Series B Preferred Stock, or (ii) Section B8(iv) of Article Fourth if such amendment would amend, alter or repeal any rights, privileges or terms applicable to the Redeemed Stockholder.

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2.          Certain Amendments. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the alteration or change of the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock or series of Designation Preferred Stock (or of Special Stock, as applicable) if the holders of such affected series of Preferred Stock or Designation Preferred Stock (or the Special Stock, as applicable) are entitled, either separately or, in the case of one or more series of Preferred Stock or Designation Preferred Stock, together with the holders of one or more other series of Preferred Stock or Designation Preferred Stock, as applicable, to vote thereon as a separate class pursuant to this Certificate of Incorporation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

B.           PREFERRED STOCK

1.          No Dividends. No dividends or distributions may be declared, paid or made on the Series A Preferred Stock or Series B Preferred Stock.

2.          Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of the Series A Preferred Stock and the holder of the Series B Preferred Stock shall be entitled to receive for its share of Series A Preferred Stock or Series B Preferred Stock, as applicable, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, on par with each share of Parity Stock but before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the par value of such share of Series A Preferred Stock or such share of Series B Preferred Stock, as applicable. To the extent such amount is paid in full to the holder of the Series A Preferred Stock, the holder of the Series B Preferred Stock and all holders of Parity Stock, the holders of Junior Stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

3.          Redemption. The Series A Preferred Stock shall not be redeemed until such time as the General Unsecured Claim Satisfaction has occurred. The Series A Preferred Stock shall, subject to lawfully available funds, be automatically redeemed at such time as the General Unsecured Claim Satisfaction has occurred, at a per share redemption price equal to the par value of one share of Series A Preferred Stock. The Series B Preferred Stock shall not be redeemed until such time as the Redeemed Stockholder is paid the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment. The Series B Preferred Stock shall, subject to lawfully available funds, be automatically redeemed at such time as the Redeemed Stockholder is paid the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment, at a per share redemption price equal to the par value of one share of Series B Preferred Stock.

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4.          Voting Rights. Except as expressly provided in this Certificate of Incorporation or as otherwise required by applicable law, the holder of the Series A Preferred Stock and the holder of the Series B Preferred Stock shall not be entitled to vote on any matters submitted to a vote of stockholders of the Corporation.

5.          Special Voting Rights of the Holder of the Series A Preferred Stock. For so long as the Series A Preferred Stock is outstanding, without the affirmative vote of the holder of the Series A Preferred Stock, the Corporation shall not (whether by merger, consolidation or otherwise) take any of the following actions, directly or indirectly (through any Subsidiary or otherwise):

(i)          use the amounts reserved in each of the Sub-Category Expense Reserves to fund any expenses designated to be paid from another Sub-Category Expense Reserve, except that, (y) by majority vote of the Board of Directors, amounts in the Corporate Overhead Reserve may be reallocated to the Carry Cost/Repair/TI Reserve and (x) by majority vote of the Board of Directors, which shall include the affirmative vote of the Independent Director, amounts in the Corporate Overhead Reserve may be reallocated to the Trinity Carry Reserve;

(ii)         distribute any proceeds realized from the JV Interest Sale (net of transaction related expenses) other than as follows: not less than 60% of the balance of net proceeds will be included as Excess Cash and shall be distributed in accordance with the Plan Waterfall, and the remaining 40% or lesser amount of the balance of such net proceeds shall be invested in full in the Trinity Joint Venture;

(iii)        distribute any funds received from any Trinity Mortgage other than as follows: first, the Trinity Carry Reserve Amount to the extent that an amount equal to the Trinity Carry Cost Reserve Amount has not been distributed as Excess Cash from a JV Interest Sale, which funds shall become Excess Cash and shall be distributed in accordance with the Plan Waterfall; and thereafter the balance of borrowed funds shall remain in the Trinity Joint Venture and will be limited to be used for pre-construction costs, direct development and construction costs, corporate overhead and carry costs for the Trinity Property, and taxes, licenses and fees for the Trinity Property, as applicable, to be determined at the Board of Directors’ discretion;

(iv)        for so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth, sell or otherwise dispose of a majority interest in the Trinity Joint Venture to a non-Insider unless there has been (or will be as a result of such sale) a General Unsecured Claim Satisfaction;

(v)         increase the aggregate cap for any Sub-Category Expense Reserve;

(vi)        take any action that requires the consent of the holder of the Series A Preferred Stock under Article VII.F. of the Plan (Capital Raising And Use Of Cash Proceeds) or Article VII.G. of the Plan (Funding of Reserves);

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(vii)       increase the fees or other compensation payable to directors in excess of that provided in the Budget;

(viii)      except as specifically provided for in the Plan, replenish the Operating Reserves, once fully funded, using Net Proceeds;

(ix)         amend, alter or repeal any provision of this Certificate of Incorporation or the Corporation’s by-laws;

(x)          establish any committee of the Board of Directors that does not include the Series A Directors then in office;

(xi)         take any action that would result in Reorganized Filene’s ceasing to be a wholly-owned subsidiary of the Corporation other than as reasonably necessary to maximize the value of the intellectual property or other assets of Reorganized Filene’s;

(xii)        if the Syms and Filene’s Class 3 (Convenience Claims) and the Syms Unsecured Creditors in Syms Class 4 General Unsecured Claims are not paid their full distributions under the Plan by October 1, 2013, sell or otherwise dispose of any unsold Near Term Properties; provided that such vote of the holder of the Series A Preferred Stock shall not be required if such sale or disposition is made in accordance with Section B7(i) of this Article Fourth;

(xiii)       if the Filene’s Class 4A and B General Unsecured (Short-Term) Claims and Filene’s Class 5A and B General Unsecured (Long-Term) Claims are not paid their full distributions under the Plan by October 1, 2014, sell or otherwise dispose of any unsold Medium Term Properties and Near Term Properties, provided that such deadline may be extended up to April 1, 2015 (A) with the consent of the holder of the Series A Preferred Stock or (B) if the Independent Director concludes that the Corporation is proceeding in good faith to lease and sell the Medium Term Properties and Near Term Properties such that additional time is appropriate because the Corporation still has a reasonable prospect of leasing and selling the Medium Term Properties and Near Term Properties within any extension period; provided that such vote of the holder of the Series A Preferred Stock shall not be required if such sale or disposition is made in accordance with Section B7(ii) of this Article Fourth;

(xiv)      dissolve, or amend, alter or repeal the powers and authority of the Series A Committee, remove any Series A Director then in office from such committee, or cause any director other than the Series A Directors to be appointed thereto; and

(xv)       issue, sell or grant any Common Stock or any Common Stock Equivalent; provided, that the foregoing shall not apply to (i) the issuance, sale or grant of Common Stock or any Common Stock Equivalent to employees or directors of the Corporation in connection with or as compensation for the performance of services to the Corporation and (ii) the issuance or sale of Common Stock or any Common Stock Equivalent for consideration that consists exclusively of cash.

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6.          Special Voting Rights of the Series A Director. For so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth:

(i)          without the affirmative vote of the Series A Director, the Corporation shall not (whether by merger, consolidation or otherwise), directly or indirectly (through any Subsidiary or otherwise), enter into any transaction with an Insider or an Affiliate (other than transactions between the Corporation and any of its direct or indirect Subsidiaries, which transactions have also been approved by the Series A Committee); and

(ii)         at the end of the two year period commencing on the Effective Date, the sum of $500,000, to be funded from Net Proceeds realized by the Corporation from the sale of assets, settlements or any other sources, before such proceeds become Excess Cash, shall be set aside in an Emergency Fund Reserve to be used, by the Corporation with the consent of the Series A Director, for operating and other expenses. The Series A Director may at any time reduce the amount of funds in the Emergency Fund Reserve and make such reduced funds Excess Cash.

7.          Disposition of Medium Term Properties and Near Term Properties.

(i)          If the Syms and Filene’s Class 3 (Convenience Claims) and the Syms Unsecured Creditors in Syms Class 4 General Unsecured Claims are not paid their full distributions under the Plan by October 1, 2013, the Series A Committee shall have the exclusive authority from that date forward to sell the Near Term Properties and to direct the sale process for any unsold Near Term Properties, whether by auction or otherwise, which sale process shall be done in a commercially reasonable manner consistent with maximizing the value of the Near Term Properties; and

(ii)         If the Filene’s Class 4A and B General Unsecured (Short-Term) Claims and Filene’s Class 5A and B General Unsecured (Long-Term) Claims are not paid their full distributions under the Plan by October 1, 2014, the Series A Committee shall have the exclusive authority from that date forward to sell the Medium Term Properties and Near Term Properties and to direct the sale process for any unsold Medium Term Properties and Near Term Properties, whether by auction or otherwise, which sale process shall be done in a commercially reasonable manner consistent with maximizing the value of the Medium Term Properties and Near Term Properties, provided that such deadline may be extended up to April 1, 2015 (A) with the consent of the holder of the Series A Preferred Stock or (B) if the Independent Director concludes that the Corporation is proceeding in good faith to lease and sell the Medium Term Properties and Near Term Properties such that additional time is appropriate because the Corporation still has a reasonable prospect of leasing and selling the Medium Term Properties and Near Term Properties within any extension period.

8.          Certain Covenants.

(i)          In furtherance and not in limitation of the Corporation’s obligations to comply with the terms of the Plan and the other provisions of this Certificate of Incorporation, the Corporation shall comply with the provisions of Article IV of the Plan (Plan Waterfall), Article VII. F. of the Plan (Capital Raising And Use Of Cash Proceeds), Article VII. G.3. of the Plan (Operating Reserves), and Article VIII of the Plan (Provisions Governing Distributions).

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(ii)         The amount allocated in the second year of the Budget for the Corporate Overhead Reserve and the Pension Reserve shall be funded in the last quarter of the first year, unless the Board of Directors determines that the delay of such funding would provide the Corporation with inadequate liquidity to operate in accordance with the Budget.

(iii)        On the two-year anniversary of the Effective Date, the Board of Directors shall review and revise the Sub-Category Reserve amounts set forth in the Plan for the third and fourth year periods after the Effective Date, provided that any increase in the aggregate amount of the cap increases for the Sub-Category Reserves shall not exceed the amounts set forth in Sections VII.G.3(2) and (3) of the Plan without the consent of the holder of the Series A Preferred Stock except that, (i) by majority vote of the Board of Directors, amounts in the Corporate Overhead Reserve may be reallocated to the Carry Cost/Repair/TI Reserve and (ii) by majority vote of the Board of Directors, which shall include the affirmative vote of the Independent Director, amounts in the Corporate Overhead Reserve may be reallocated to the Trinity Carry Reserve.

(iv)        For so long as the Board of Directors is constituted pursuant to Section 2 or Section 3(iii) of Article Fifth, the Corporation may only sell or otherwise dispose of a majority interest in the Trinity Joint Venture to a non-Insider if (x) there has been (or will be as a result of such sale) a General Unsecured Claim Satisfaction and to the extent a General Unsecured Claim Satisfaction has occurred, the Redeemed Stockholder has received full payment of its Plan distributions, or (y) the holder of the Series A Preferred Stock or to the extent the General Unsecured Claim Satisfaction has occurred, Marcy Syms (or her personal representatives in the event of her death or incapacity) consents.

9.          Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of the share of Series A Preferred Stock and the record holder of the share of Series B Preferred Stock as the applicable true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

10.         Notices. All notices or communications in respect of the Series A Preferred Stock or Series B Preferred Stock (with a copy to the Redeemed Stockholder) shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Incorporation or the Corporation’s by-laws or by applicable law or regulation. Notwithstanding the foregoing, if the Series A Preferred Stock or Series B Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holder of the Series A Preferred Stock or the holder of the Series B Preferred Stock, as applicable, in any manner permitted by such facility.

C.           SPECIAL STOCK

1.          No Dividends. No dividends or distributions may be declared, paid or made on the Special Stock.

2.          Liquidation Rights. The Special Stock shall rank junior to the Series A Preferred Stock and Series B Preferred Stock, and senior to the Common Stock, as to distributions of assets on any liquidation, dissolution or winding up of the Corporation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of the Special Stock shall be entitled to receive for its share of stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, an amount equal to the par value of such share.

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3.          Redemption. The Special Stock shall, subject to lawfully available funds, be automatically redeemed at such time as the Special Stock Ownership Threshold is no longer satisfied, at a per share redemption price equal to the par value of one share of Special Stock.

4.          Voting Rights. Except as expressly provided in this Certificate of Incorporation or as otherwise required by applicable law, the holder of the Special Stock shall not be entitled to vote such share on any matters submitted to a vote of stockholders of the Corporation. For so long as the Special Stock is outstanding, without the affirmative vote of the holder of the Special Stock, the Corporation shall not (whether by merger, consolidation or otherwise) amend, alter or repeal any provision of this Certificate of Incorporation or the Corporation’s by-laws in a manner that alters or changes the powers, preferences, or special rights of the Special Stock so as to the affect the Special Stock adversely.

5.          Record Holder. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of the share of Special Stock as the applicable true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

6.          Notices. All notices or communications in respect of the Special Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Incorporation or the Corporation’s by-laws or by applicable law or regulation. Notwithstanding the foregoing, if the Special Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holder of the Special Stock in any manner permitted by such facility.

D.           DESIGNATION PREFERRED STOCK

Subject to the rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Special Stock, and subject to the limitations prescribed by law, the Board of Directors is authorized, subject to any limitations prescribed by law or expressly set forth in this Certificate of Incorporation, to provide for the issuance of shares of Designation Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof; provided that, the Designation Preferred Stock shall rank junior to the Series A Preferred Stock and Series B Preferred Stock as to distributions of assets on any liquidation, dissolution or winding up of the Corporation. The number of authorized shares of Designation Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Designation Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. Until such time as the Series A Preferred Stock and Series B Preferred Stock have been redeemed in accordance with this Certificate of Incorporation, no dividends or distributions of cash or other property of the Corporation may be declared, paid or made on the Designation Preferred Stock (for the avoidance of doubt, the foregoing shall not restrict the declaration or payment or making of dividends or distributions on the Designation Preferred Stock solely in the form of (1) Capital Stock of the Corporation, (2) rights to acquire Capital Stock of the Corporation, or (3) any rights declared or paid or distributed to any class or series of Capital Stock in connection with the adoption of any stockholder rights plan to preserve the Corporation’s loss carryforwards or otherwise limit ownership in the Corporation).

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FIFTH: The provisions of this Article (including the provisions relating to the election, designation and appointment of directors and the terms of directors) have been adopted pursuant to the final clause of the first sentence, and the second sentence, of Section 141(a) of the DGCL. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors elected, appointed and/or designated in the manner set forth in this Article. Except as otherwise provided in this Certificate of Incorporation, the provisions of the DGCL that otherwise apply to directors or a board of directors shall apply to the directors of the Corporation and the Board of Directors.

1.          Staggered Board. Upon the effectiveness of the amendment or restatement of this Certificate of Incorporation first inserting this sentence (such time, the “Effective Time”), the Board of Directors shall be divided into two classes, as nearly equal in number as possible, designated Class I and Class II. Class I directors shall initially serve until the first annual meeting of stockholders following the Effective Time, and Class II directors shall initially serve until the second annual meeting of stockholders following the Effective Time, in each case subject to automatic termination of directorships as set forth in this Article. Commencing with the first annual meeting of stockholders following the Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a term ending at the second annual meeting following such persons’ election and until the election and qualification of their respective successors in office, subject to automatic termination of directorships as set forth in this Article. Commencing with the Effective Time, (i) the initial Class I directors shall be the Series A Director and the Independent Director, and (ii) the initial Class II directors shall be the EC Directors. The Special Stock Director shall be a Class II director. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to elect such director.

2.          Board of Directors – Generally. Except as set forth in Section 3 of this Article below, for so long as the Series A Preferred Stock is outstanding, the Board of Directors shall be comprised of five directors, as follows:

(i)          two directors who (A) as of the effective time of the amendment or restatement of the Certificate of Incorporation first inserting this amended clause (A), are the persons serving as EC Directors at such effective time; and (B) following the Effective Date shall be elected by the holders of Common Stock pursuant to the Corporation’s by-laws (the “EC Directors”); provided, however, that on and after the first date that the Special Stock Ownership Threshold is no longer satisfied, the number of EC Directors shall be increased from two to three EC Directors, with each EC Director elected in accordance with the foregoing provisions of this subparagraph (i)(B);

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(ii)         one director who shall be (A) designated and appointed to the Board of Directors on the Effective Date by the Creditors’ Committee and (B) following the Effective Date shall be elected by the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock, the Special Stock, the Designation Preferred Stock and any other Preferred Stock (such director, the “Series A Director”);

(iii)        from and after the issuance of Special Stock and until the first date that the Special Stock Ownership Threshold is no longer satisfied, one director who shall be elected by the holder of the Special Stock, voting as a separate class to the exclusion of the holders of Common Stock, Designation Preferred Stock and any Preferred Stock (such director, the “Special Stock Director”); and

(iv)        one director who shall be (A) designated and appointed to the Board of Directors on the Effective Date by the mutual agreement of the Equity Committee and the Creditors’ Committee and (B) following the Effective Date, shall be nominated by the EC Directors with the reasonable consent of the holder of the Series A Preferred Stock and, following such nomination, shall be elected by the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock, the Special Stock, any series of Designation Preferred Stock and any other Preferred Stock (the “Independent Director”), provided that such director shall (I) meet the requirements of an independent director under the standards of the NASDAQ Stock Market and (II) not be an Affiliate of (v) any holder of the Special Stock, (w) any Unsecured Creditor that holds a Claim in an amount that is greater than $50,000, (x) any holder of two percent or more of the Corporation’s Common Stock, (y) any Backstop Party or (z) any person or entity included in the definition of the Redeemed Stockholder.

Notwithstanding anything herein to the contrary, on the first date that the Special Stock Ownership Threshold is no longer satisfied, the term of the Special Stock Director shall automatically terminate, the person formerly holding such directorship shall cease to be a director of the Corporation and the size of the Board will be automatically reduced by one directorship. Immediately following such reduction, the size of the Board of Directors shall automatically be increased by one directorship, which shall be an EC Director.

3.          Board of Directors - Contingencies.

(i)          If there has not been a General Unsecured Claim Satisfaction by October 1, 2016, then, effective on such date, (A) the term(s) of the EC Director(s) then in office, except the oldest EC Director in age then in office, shall automatically terminate (provided that if there is only one EC Director in office on such date, then such director’s term shall not terminate), the term of the Independent Director and the term of the Special Stock Director shall automatically terminate, and the persons formerly holding such directorships shall cease to be directors of the Corporation, all without the need for any action by the Board of Directors or the stockholders of the Corporation, (B) immediately following such termination of directorships and the resultant automatic reduction in the size of the Board of Directors to two (2) directors (the one EC Director and the Series A Director), the size of the Board of Directors shall automatically be increased so that the Board of Directors is comprised of a total of nine (9) authorized directorships with the seven (7) directorships created thereby to be filled (and thereafter elected) solely by the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock, the Special Stock, any series of Designation Preferred Stock and any other Preferred Stock (such additional directors shall also each be a Series A Director, and together will be “Series A Directors”). Thereafter, upon the occurrence of a General Unsecured Claim Satisfaction after October 1, 2016, the Corporation shall immediately redeem the Series A Preferred Stock, the terms of all Series A Directors shall automatically terminate, the persons holding such directorships immediately prior to such termination shall cease to be directors of the Corporation and the size of the Board of Directors shall be automatically reduced to one (1) authorized directorship. Subject to Section 3(ii) of this Article below, following the redemption of the Series A Preferred Stock (whether before or after October 1, 2016), (a) all directors shall be elected exclusively by the holders of Common Stock and any series of Designation Preferred Stock entitled to vote thereon, and (b) notwithstanding anything in this Certificate of Incorporation or the Corporation’s by-laws to the contrary, but subject to the terms of any series of Designation Preferred Stock, the total number of directors comprising the Board of Directors may be fixed from time to time solely by resolution of the Board of Directors, and vacancies and newly created directorships may be filled solely by a majority of the directors then in office, even if less than a quorum.

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(ii)         If the Series A Preferred Stock has been redeemed but the Redeemed Stockholder has not received the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment by October 16, 2016, then, effective on such date, (A) the terms of all of the directors then in office except for the oldest EC Director in age shall automatically terminate and the persons formerly holding such directorships shall cease to be directors of the Corporation, all without the need for any action by the Board of Directors or the stockholders of the Corporation, (B) immediately following such termination of directorships and the resultant automatic reduction in the size of the Board of Directors to one (1) director, the size of the Board of Directors shall automatically be increased so that the Board of Directors is comprised of a total of four (4) authorized directorships with the three (3) directorships created thereby to be filled solely by the holder of the Series B Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock, the Special Stock, the Designation Preferred Stock and any other Preferred Stock (such additional directors, the “Series B Directors”). Thereafter, upon the payment of the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment in full after October 16, 2016, the Corporation shall redeem the Series B Preferred Stock, the terms of all Series B Directors shall automatically terminate, the persons holding such directorships immediately prior to such termination shall cease to be directors of the Corporation and the size of the Board of Directors shall be automatically reduced to one (1) authorized directorship. Following the redemption of the Series B Preferred Stock after the prior redemption of the Series A Preferred Stock (whether before or after October 16, 2016), (a) all directors shall be elected exclusively by the holders of Common Stock and any series of Designation Preferred Stock entitled to vote thereon, and (b) notwithstanding anything in this Certificate of Incorporation or the Corporation’s by-laws to the contrary, but subject to the terms of any series of Designation Preferred Stock, the total number of directors comprising the Board of Directors may be fixed from time to time solely by resolution of the Board of Directors, and vacancies and newly created directorships may be filled solely by a majority of the directors then in office, even if less than a quorum.

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(iii)        If the Series A Preferred Stock has been redeemed on or before October 1, 2016 (and subject to Section 3(ii) of this Article above) then, effective on such date, the terms of the Series A Director and the Independent Director shall automatically terminate, the persons formerly holding those directorships shall cease to be directors of the Corporation, and the size of the Board will be automatically reduced to three (3) (subject to the right of the Board of Directors to change such number as set forth in this Article), all without the need for any action by the Board of Directors or the stockholders of the Corporation.

4.          Vacancies. In the event (i) a Series A Director is removed, resigns or is unable to serve as a member of the Board of Directors, the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock, the Special Stock, the Designation Preferred Stock and all other series of Preferred Stock, shall have the sole right to fill such vacancy; (ii) the Independent Director is removed, resigns or is unable to serve as a member of the Board of Directors prior to the first annual meeting following the Effective Date, the Board of Directors may fill such vacancy; provided that the Series A Committee and the EC Directors shall mutually agree on an Independent Director to fill such vacancy who (I) meets the requirements of an independent director under the standards of the NASDAQ Stock Market and (II) is not an Affiliate of (v) any holder of the Special Stock, (w) any Unsecured Creditor that holds a Claim in an amount that is greater than $50,000, (x) any holder of two percent or more of the Corporation’s Common Stock, (y) any Backstop Party or (z) any person or entity included in the definition of the Redeemed Stockholder; (iii) an EC Director is removed, resigns or is unable to serve as a member of the Board of Directors, or there is an increase in the number of EC Directors (including pursuant to Section 2(i) of this Article Fifth), a majority of the remaining EC Director(s) then in office, if any, shall have the sole right to fill such vacancy (and if there are no remaining EC Directors, such vacancy shall be filled in the manner set forth in the Corporation’s by-laws); (iv) any director elected by the holder of the Series B Preferred Stock is removed, resigns or is unable to serve as a member of the Board of Directors, the holder of the Series B Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock, the Special Stock, the Designation Preferred Stock and all other series of Preferred Stock, shall have the sole right to fill such vacancy; or (v) any director elected by the holder of the Special Stock is removed, resigns or is unable to serve as a member of the Board of Directors, the holder of the Special Stock, voting as a separate class to the exclusion of the holders of Common Stock and Preferred Stock and Designation Preferred Stock, shall have the sole right to fill such vacancy.

5.          Series A Committee. The Series A Committee, which shall consist of the Series A Directors in office at any given time, is hereby established to take and, to the fullest extent permitted by applicable law, shall have the sole power and authority to take, the actions set forth in Sections B6(i) and B7 of Article Fourth and Section 4 of Article Fifth, which Sections provide for such actions to be taken by the Series A Committee, including the taking of any actions necessary for or incidental to the taking of the actions set forth in Sections B6(i) and B7 of Article Fourth and Section 4 of Article Fifth. The vote of a majority of the members of the Series A Committee present at any meeting of the Series A Committee at which there is a quorum shall be the act of the Series A Committee. In the event that the Board of Directors is comprised as set forth in Section 3(i) of this Article, the Board of Directors, by resolution adopted by a majority of the directors then in office, may elect to dissolve the Series A Committee and repeal the rules and procedures for the conduct of its business, provided, that any such dissolution of the Series A Committee and repeal of its rules and procedures must be approved by a majority of the Series A Directors then in office.

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6.          Other Committees. For so long as the Board of Directors is constituted pursuant to Section 2 of this Article, and to the fullest extent permitted by law, (i) each committee of the Board of Directors other than the Series A Committee shall have five (5) members, (ii) the presence of four (4) members shall be necessary and sufficient to constitute a quorum for the transaction of business by such committee, and (iii) the vote of a majority of the members of such committee present at any meeting at which there is a quorum shall be the act of that committee. If the Board of Directors is constituted pursuant to Section 3 of this Article, unless the Board of Directors provides otherwise and to the fullest extent permitted by law, (i) each committee of the Board of Directors other than the Series A Committee shall consist of one or more of the directors of the Corporation, (ii) at all meetings of such committee, a majority of the members of the committee then in office shall constitute a quorum for the transaction of business, and (iii) the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Committees of the Board of Directors (other than the Series A Committee) may not create one or more subcommittees of such committee. Notwithstanding the foregoing or anything to the contrary herein, for so long as there is a Special Stock directorship, the Special Stock Director shall have the right to be a member of each committee of the Board of Directors (other than the Series A Committee).

SIXTH: The name and mailing address of the incorporator(s) of the Corporation are:

Delaware Corporation Organizers, Inc.
P.O. Box 1347
Wilmington, DE 19899

SEVENTH: Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

EIGHTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

NINTH: (i) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (iii) of this Article with respect to an action brought by a Covered Person to recover an unpaid indemnification or advancement claim to which such Covered Person is entitled, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

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(ii)         The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article or otherwise.

(iii)        If a claim for indemnification under this Article (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(iv)        The rights conferred on any Covered Person by this Article shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Corporation’s by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

(v)         The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, nonprofit entity or other entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, non-profit entity or other entity.

(vi)        Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

(vii)       This Article shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

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TENTH: In furtherance of, and not in limitation of, the powers conferred by statute, subject to any express restrictions contained in this Certificate of Incorporation, but subject to the terms of any series of Designation Preferred Stock, the Board of Directors is expressly authorized to adopt, amend or repeal the Corporation’s by-laws or adopt new by-laws without any action on the part of the stockholders; provided that any by-law adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ELEVENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation (including the terms of any series of Designation Preferred Stock) or the Corporation’s by-laws, from time to time, to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Corporation’s by-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

THIRTEENTH: As used herein, the following defined terms shall have the meanings set forth below, and the following rules of construction shall apply:

A.           DEFINED TERMS

Capitalized terms otherwise not defined in the Certificate of Incorporation have the meanings as defined in the Plan.

“Affiliate” means, with respect to any Person, as defined below, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this Certificate of Incorporation, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Backstop Parties” has the meaning set forth in the Plan.

“Board of Directors” shall mean the board of directors of the Corporation.

“Budget” has the meaning set forth in the Plan.

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“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Claim” has the meaning set forth in the Plan.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Corporation.

“Carry Cost/Repair/TI Reserve” has the meaning set forth in the Plan.

“Certificate of Incorporation” shall mean this Certificate of Incorporation of the Corporation, as amended from time to time.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.

“Common Stock Equivalent” means an option, warrant, right or other security of the Corporation that is, directly or indirectly, exercisable, convertible or exchangeable for or into Common Stock or any other Common Stock Equivalent at any time.

“Corporate Overhead Reserve” has the meaning set forth in the Plan.

“Corporation” shall mean Trinity Place Holdings Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereof.

“Creditors’ Committee” has the meaning set forth in the Plan.

“Effective Date” means the date the Plan becomes effective in accordance with its terms.

“Emergency Reserve Fund” has the meaning set forth in the Plan.

“Escrow Agreement” shall mean an escrow and pledge agreement by and among the escrow agent therein named (“Escrow Agent”), the Corporation, and the Redeemed Stockholder pursuant to which the Escrow Agent shall hold in escrow the Series B Preferred Stock pledged by the Corporation and related stock assignment executed in blank as security for the full payment of all distributions due the Redeemed Stockholder under the Plan, and may deliver the Series B Preferred Stock and stock assignment to the Redeemed Stockholder if full payment of the Initial Majority Shareholder Payment (as defined below) and Subsequent Majority Shareholder Payment (as defined below) has not been made on or before October 16, 2016.

“Equity Committee” has the meaning set forth in the Plan.

“Excess Cash” has the meaning set forth in the Plan.

“Filene’s Unsecured Creditors” means the holders of Filene’s General Unsecured (Short-Term) Claims and Filene’s General Unsecured (Long-Term) Claims, each as defined in the Plan.

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“Filene’s Class 3 (Convenience Claims)” has the meaning set forth in the Plan.

“Filene’s Class 4A and B General Unsecured (Short-Term) Claims” has the meaning set forth in the Plan.

“Filene’s Class 5A and B General Unsecured (Long-Term) Claims” has the meaning set forth in the Plan.

“General Unsecured Claim Satisfaction” has the meaning set forth in the Plan. “Initial Majority Shareholder Payment” has the meaning set forth in the Plan. “Insider” has the meaning set forth in 11 U.S.C. §101(31).

“Junior Stock” shall mean the Common Stock and any other class or series of Capital Stock that ranks junior to the Series A Preferred Stock and Series B Preferred Stock as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or both.

“JV Interest Sale” has the meaning set forth in the Plan.

“Medium Term Properties” means the following properties of the Corporation:

(i)          695 Merrick Avenue, Westbury, NY 11590;

(ii)         330 Route 17 North, Paramus, NJ 07652; and

(iii)        295 Tarrytown Road, Elmsford, NY 10523.

“Near Term Properties” means the following properties of the Corporation:

(i)          4400 Forest Hill Blvd, West Palm Beach, FL 33406;

(ii)         1340 Swedesford Rd, Berwyn, PA 19312;

(iii)        4615 NW 77th Avenue, Miami, FL 33166;

(iv)        21700 Telegraph Road, Southfield, MI 48034;

(v)         Jimmy Carter Boulevard, Norcross, GA 30071;

(vi)        Westheimer, Houston, TX 77042; 16

(vii)       652 Commerce Drive, Fairfield, CT 06825;

(viii)      1803 Roswell Road, Marietta, GA 30062;

(ix)         280 West North Avenue, Addison, IL 60101;

(x)          1865 E. Marlton Pike, Cherry Hill, NJ 08003;

(xi)         8075 Sheridan Drive, Williamsville, NY 14221;

(xii)        5300 Powerline, Ft. Lauderdale, FL 33309; and

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(xiii)       1 Syms Way, Secaucus, NJ 07094.

“Net Proceeds” has the meaning set forth in the Plan.

“Operating Reserves” has the meaning set forth in the Plan.

“Parity Stock” shall mean any class or series of Capital Stock (other than the Series A Preferred Stock or the Series B Preferred Stock) that ranks equally with the Series A Preferred Stock and Series B Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Pension Reserve” has the meaning set forth in the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Plan” means the Second Amended Joint Chapter 11 Plan of Reorganization of the Corporation and its Subsidiaries filed on July 13, 2012, as it may be amended.

“Plan Waterfall” has the meaning set forth in the Plan.

“Redeemed Stockholder” means Ms. Marcy Syms, the Laura Merns Living Trust, dated February 14, 2003, and the Marcy Syms Revocable Living Trust, dated January 12, 1990.

“Reorganized Filene’s” has the meaning set forth in the Plan. “Rights Offering” has the meaning set forth in the Plan.

“Series A Committee” means the committee of the Board of Directors, consisting of the Series A Directors, established pursuant to Section 5 of Article Fifth.

“Series A Director” has the meaning ascribed to it in Section 2 of Article Fifth.

“Special Stock Director” has the meaning ascribed to it in Section 2 of Article Fifth.

“Special Stock Ownership Threshold” means the holder of the Special Stock and its Affiliates collectively own no less than 2,345,000 shares of Common Stock (as such number may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to the Common Stock).

“Sub-Category Expense Reserve” has the meaning set forth in the Plan.

“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity for which the Corporation owns at least 50% of the voting stock (or equivalent voting interest) of such entity.

“Subsequent Majority Shareholder Payment” has the meaning set forth in the Plan.

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“Syms Class 3 (Convenience Claims)” has the meaning set forth in the Plan.

“Syms Class 4 (General Unsecured Claims)” has the meaning set forth in the Plan.

“Syms Unsecured Creditors” means the holders of Syms General Unsecured Claims as defined in the Plan.

“Trinity Carry Reserve” has the meaning set forth in the Plan.

“Trinity Joint Venture” has the meaning set forth in the Plan.

“Trinity Property” has the meaning set forth in the Plan.

“Unsecured Creditors” means the holders of General Unsecured Claims as defined in the Plan.

“Unsubscribed Shares” has the meaning set forth in the Plan.

B.           RULES OF CONSTRUCTION

Unless the context otherwise requires: (i) a term has the meaning assigned to it herein; (ii) an accounting term not otherwise defined herein has the meaning accorded to it in accordance with generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; (iii) words in the singular include the plural, and in the plural include the singular; (iv) “or” is not exclusive; (v) “will” shall be interpreted to express a command; (vi) “including” means including without limitation; (vii) provisions apply to successive events and transactions; (viii) except for references to Sections of the Plan, references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Incorporation; (ix) any reference to a day or number of days, unless expressly referred to as a Business Day, shall mean the respective calendar day or number of calendar days; (x) headings are for convenience only; and (xi) unless otherwise expressly provided in this Certificate of Incorporation, a reference to any specific agreement or other document shall mean a reference to such agreement or document as amended from time to time.

When the terms of this Certificate of Incorporation refer to a specific agreement or other document, or a decision by any body, person or entity, to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision, as amended, at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who make a request therefor.

FOURTEENTH:

(a)          Definitions. As used in this Article Fourteenth, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

“Agent” has the meaning set forth in paragraph (f) of this Article Fourteenth.

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“Board of Directors” or “Board” means the Board of Directors of the Corporation, including any duly authorized committee thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation Securities” means (i) shares of common stock, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code or treated as so described pursuant to Treasury Regulation § 1.382– 2(a)(3)(i)), (iii) warrants, rights, or options (including those within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v) and § 1.382-4(d)(8)) to purchase stock of the Corporation, and (iv) any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18); provided that the Series A Preferred Stock, Series B Preferred Stock and the Special Stock shall not be considered Corporation Securities and shall be disregarded for purposes of this Article Fourteenth.

“Restriction Effective Date” means the date on which the amendment and restatement of the Certificate of Incorporation first inserting this sentence is filed with the Secretary of State of Delaware.

“Excess Securities” has the meaning given such term in paragraph (e) of this Article Fourteenth.

“Expiration Date” means the earliest of—

(i)          the tenth (10th) year anniversary of the Restriction Effective Date;

(ii)         the repeal, amendment or modification of Section 382 of the Code (and any comparable successor provision and any similar state or local provision applicable to the Corporation) in such a way as to render the restrictions imposed by such section of the Code (and any similar state or local provision) no longer applicable to the Corporation;

(iii)        the beginning of a taxable year of the Corporation (or any successor thereof) in which no Tax Benefits are available;

(iv)        the date selected by the Board of Directors, if the Board of Directors determines that the limitation amount imposed by Section 382 of the Code, as of such date, in the event of an “ownership change” of the Corporation (as defined in Section 382 of the Code) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Code) of the Corporation;

(v)         the date selected by the Board of Directors, if the Board of Directors determines that it is in the best interests of the Corporation’s stockholders for the restrictions set forth in paragraph (b) of this Article Fourteenth to be removed or released; and

(vi)        the date selected by the holders of a majority of the voting power of the Corporation, at an annual or special meeting of stockholders or by written consent.

“Indirect Securities” has the meaning set forth in paragraph (h) of this Article Fourteenth.

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“Percentage Securities Ownership” means the percentage Securities Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code, as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

“Prohibited Distributions” has the meaning given such term in paragraph (f) of this Article Fourteenth.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Fourteenth.

“Proposed Transaction” has the meaning set forth in paragraph (c)(ii) of this Article Fourteenth.

“Purported Transferee” has the meaning set forth in paragraph (e) of this Article Fourteenth.

“Purported Transferor” has the meaning set forth in paragraph (f)(ii) of this Article Fourteenth.

“Request” has the meaning set forth in paragraph (c)(ii) of this Article Fourteenth.

“Requesting Person” has the meaning set forth in paragraph (c)(ii) of this Article Fourteenth.

“Securities Ownership” means any direct or indirect ownership of Corporation Securities, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Code Section 382 and the Treasury Regulations thereunder.

“Substantial Stockholder” means a Person with a Percentage Securities Ownership of 4.75% or more.

“Substantial Stockholder Transaction” means any Transfer described in clause (i) or (ii) of paragraph (b) of this Article Fourteenth.

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Code Section 382 (or any similar tax attribute for state and/or local purposes), of the Corporation or any direct or indirect subsidiary thereof.

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“Transfer” means the acquisition or disposition, directly or indirectly, of ownership of Corporation Securities by any means, including, without limitation, (i) the creation or grant of any pledge (or other security interest), right or option with respect to Corporation Securities, including an option within the meaning of Treasury Regulation § 1.382-4(d)(8), (ii) the exercise of any such pledge, right or option, (iii) any sale, assignment, conveyance or other disposition, or (iv) any other transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect acquisition or disposition (including the acquisition of an ownership interest in a Substantial Stockholder), but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered an owner within the meaning of the U.S. federal income tax laws.

(b)          Restrictions on Transfers. Any attempted Transfer of Corporation Securities from and after the Restriction Effective Date and prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio—

(i)          if the transferor is a Substantial Stockholder or such Transfer results in a decrease in the Percentage Securities Ownership of any Substantial Stockholder;

(ii)         to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either—

(1)         any Person or group of Persons would become a Substantial Stockholder, or

(2)         the Percentage Securities Ownership in the corporation of any Substantial Stockholder would be increased.

Notwithstanding the foregoing, the provisions of this paragraph (b) shall not preclude the Transfer to the Depository Trust Company (“DTC”), Clearing and Depository Services (“CDS”) or any other securities intermediary, as such term is defined in § 8-102(14) of the Uniform Commercial Code, of Corporation Securities not previously held through DTC, CDS or such intermediary or the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange, any national securities quotation system or any electronic or other alternative trading system; provided that, if such Transfer or the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in the remainder of this Article Fourteenth.

(c)          Exceptions.

(i)          The restrictions set forth in paragraph (b) of this Article Fourteenth shall not apply to an attempted Transfer that is a Substantial Stockholder Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors. In addition and without limiting the foregoing, the Board may determine that the restrictions set forth in this Article Fourteenth shall not apply to any particular transaction or transactions, in whole or in part, whether or not a request has been made to the Board, including a Request pursuant to paragraph (c)(ii) below, subject to any conditions that the Board deems reasonable and appropriate in connection therewith; provided, that the Board may approve any Transfer notwithstanding the effect on Tax Benefits if it determines that such approval is in the best interests of the Corporation.

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(ii)         Any Person who desires to effect an otherwise Prohibited Transfer (a “Requesting Person”) shall, prior to the date of the transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board of Directors review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with this paragraph (c)(ii). A Request shall be delivered to the Secretary of the Corporation at the Corporation’s principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received. A Request shall include—

(1)         the name, address and telephone number of the Requesting Person;

(2)         the number and Percentage Securities Ownership of Corporation Securities (by type) then beneficially owned by the Requesting Person;

(3)         a reasonably detailed description of the Proposed Transaction or Proposed Transactions for which the Requesting Person seeks authorization; and

(4)         a request that the Board of Directors authorize the Proposed Transaction pursuant to paragraph (c) of this Article Fourteenth.

The Board of Directors shall, in good faith, endeavor to respond to each Request within twenty (20) Business Days of receiving such Request; provided, however, that the failure of the Board to respond during such twenty (20) Business Day period shall not be deemed to be a consent to the Transfer. The Board of Directors may authorize a Proposed Transaction unless the Board of Directors determines in good faith that the Proposed Transaction, considered alone or with other transactions (including, without limitation, past transactions or contemplated transactions), would create a material risk that the Tax Benefits may be jeopardized. Any determination by the Board of Directors not to authorize a Proposed Transaction shall cause such Proposed Transaction to be deemed a Prohibited Transfer.

The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with authorizing any Proposed Transaction. In addition, the Board of Directors may require an affidavit, representations and/or other documentation from such Requesting Person, including an opinion of counsel to be rendered by counsel acceptable to the Board, in each case as to such matters as the Board determines with respect to the preservation of the Tax Benefits.

(iii)        If so required by the Board of Directors, any Requesting Person who makes a Request to the Board of Directors shall reimburse the Corporation, within thirty (30) days of demand therefor, for all reasonable out-of pocket costs and expenses incurred by the Corporation with respect to any Proposed Transaction, including, without limitation, the Corporation’s reasonable costs and expenses incurred in determining whether to authorize the Proposed Transaction, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board of Directors to advise the Board of Directors or deliver an opinion thereto. The Board of Directors may require, as a condition to its consideration of the Request, that the Requesting Person execute an agreement in form and substance satisfactory to the Corporation providing for the reimbursement of such costs and expenses.

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(iv)        Any authorization of the Board of Directors hereunder may be given prospectively or retroactively.

(d)          Legend.

(i)          Each certificate or book-entry, and any notice of issuance provided to stockholders, representing shares of common stock of the Corporation shall, if so determined by the Board of Directors, conspicuously include the following legend:

“THE CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A HOLDER OF 4.75% OR MORE OF THE OUTSTANDING STOCK, AS DETERMINED UNDER THE CODE AND SUCH TREASURY REGULATIONS (A “SUBSTANTIAL STOCKHOLDER”). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE DELAWARE GENERAL CORPORATION LAW (“INDIRECT SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE INDIRECT SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT INDIRECT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE SUBSTANTIAL STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RELEVANT GOVERNING DOCUMENTS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates representing shares of common stock of the Corporation that are subject to conditions imposed by the Board of Directors under paragraph (c) of this Article Fourteenth bear a conspicuous legend referencing any applicable restrictions imposed by the Board of Directors.

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(ii)         The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article Fourteenth for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system, and the Corporation shall provide notice of the restrictions on transfer and ownership to holders of uncertificated shares in accordance with applicable law.

Without limiting the foregoing, the Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Fourteenth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article Fourteenth, as a condition to registering any transfer.

(e)          Excess Securities. No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to paragraph (f) of this Article Fourteenth or until an approval is obtained under paragraph (c) of this Article Fourteenth. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of paragraph (e) or paragraph (f) of this Article Fourteenth shall also be a Prohibited Transfer.

(f)          Transfer to Agent.

(i)          If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer pursuant to paragraph (b)(ii) of this Article Fourteenth, then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions; provided, however, that any such sale must not constitute a Prohibited Transfer; and provided further that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (g) of this Article Fourteenth if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

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(ii)         If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer pursuant to paragraph (b)(i) of this Article Fourteenth, the purported transferor of such Prohibited Transfer (the “Purported Transferor”) shall, upon written demand by the Corporation, deliver to the Agent the sales proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon sell any non-cash consideration to a buyer or buyers in one or more arm's-length transactions. If the Purported Transferee is determinable and any Excess Securities have not been resold, the Agent (after deducting amounts necessary to cover its costs and expenses incurred in connection with its duties hereunder) shall, to the extent possible, return the Excess Securities and any Prohibited Distributions to the Purported Transferor, and shall reimburse the Purported Transferee from the sales proceeds received from the Purported Transferor (or the proceeds from the disposition of any non-cash consideration) for the cost of any Excess Securities.

If the Purported Transferee is not determinable, or to the extent the Excess Securities have been resold or it is not otherwise possible to return the Excess Securities to the Purported Transferor, the Agent (after deducting amounts necessary to cover its costs and expenses incurred in connection with its duties hereunder) shall use the proceeds to acquire on behalf of the Purported Transferor, in one or more arm's-length transactions, an equal amount of Corporation Securities in replacement of the Excess Securities sold; provided, however, that, to the extent the amount of proceeds is not sufficient to fund the purchase price of such Corporation Securities and the Agent’s costs and expenses, the Purported Transferor shall promptly fund such amounts upon demand by the Agent. Any remaining amounts held by the Agent shall be paid in accordance with paragraph (g)(iii) of this Article Fourteenth.

(g)          Application of Proceeds. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows:

(i)          first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(ii)         second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and

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(iii)        third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 5% or greater Percentage Securities Ownership in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 5% Percentage Securities Ownership interest in such class shall be paid to two or more organizations qualifying under section 501(c)(3) of the Code selected by the Board of Directors, such that no organization qualifying under section 501(c)(3) of the Code shall be deemed to possess a Percentage Securities Ownership in excess of 4.75%.

The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to paragraph (g) of this Article Fourteenth. In no event shall the proceeds of any sale of Excess Securities pursuant to paragraph (g) of this Article Fourteenth inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

(h)          Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of the DGCL (“Indirect Securities”), but which would cause a Substantial Stockholder to violate a restriction on Transfers provided for in this Article Fourteenth, the application of paragraph (f) and paragraph (g) hereof shall be modified as described in this paragraph (h). In such case, no such Substantial Stockholder shall be required to dispose of any interest that is not an Indirect Security, but such Substantial Stockholder and/or any Person whose ownership of Indirect Securities is attributed to such Substantial Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Indirect Securities (which Indirect Securities shall be disposed of in the inverse order in which they were acquired) to cause such Substantial Stockholder, following such disposition, not to be in violation of this Article Fourteenth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Indirect Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in paragraph (f) and paragraph (g) of this Article Fourteenth; provided that the maximum aggregate amount payable either to such Substantial Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Substantial Stockholder or such other Person.

The purpose of paragraph (h) of this Article Fourteenth is to extend the restrictions in paragraph (b) and paragraph (f) of this Article Fourteenth to situations in which there is a Substantial Stockholder Transaction without a direct Transfer of Corporation Securities, and this paragraph (h), along with the other provisions of Article Fourteenth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

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(i)          Legal Proceedings. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to paragraph (f) of this Article Fourteenth (whether or not made within the time specified in such paragraph), then the Corporation shall use its reasonable best efforts to take all actions necessary to enforce the provisions hereof, and/or enjoin or rescind any violation hereof, including the institution of legal proceedings to compel the surrender. Nothing in this paragraph (i) shall (x) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Fourteenth being void ab initio, (y) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (z) cause any failure of the Corporation to act within the time periods set forth in this Article Fourteenth to constitute a waiver or loss of any right of the Corporation under this Article Fourteenth.

(j)          Liability. Any stockholder subject to the provisions of this Article Fourteenth who knowingly violates the provisions of this Article Fourteenth, and any Persons controlling, controlled by or under common control with such stockholder, shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(k)          Obligation to Provide Information. At the request of the Corporation, any Person that is a beneficial, legal or record holder of Corporation Securities, any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee shall provide such information as the Corporation may reasonably request as may be necessary from time to time in order to determine compliance with this Article Fourteenth or the status of the Corporation’s Tax Benefits. In furtherance thereof, as a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee shall provide an affidavit containing such information as the Corporation may reasonably request from time to time in order to determine compliance with this Article Fourteenth or the status of the Tax Benefits of the Corporation.

(l)          Board Authority.

(i)          All determinations and interpretations of the Board of Directors shall be interpreted or determined, as the case may be, by the Board of Directors in its sole discretion and shall be conclusive and binding for all purposes of this Article Fourteenth. The Board shall have the power to determine all matters necessary for assessing compliance with this Article Fourteenth, including, without limitation,—

(1)         the identification of Substantial Stockholders;

(2)         whether a Transfer is a Substantial Stockholder Transaction or a Prohibited Transfer;

(3)         the Percentage Securities Ownership of any Substantial Stockholder;

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(4)         whether an instrument constitutes an Indirect Security;

(5)         the amount (or fair market value) due to a Purported Transferee pursuant to paragraph (g) of this Article Fourteenth; and

(6)         any other matters which the Board of Directors determines to be relevant;

and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Fourteenth. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind any bylaws, regulations, policies and procedures of the Corporation not inconsistent with the provisions of this Article Fourteenth for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Fourteenth.

(ii)         Nothing contained in this Article Fourteenth shall limit the authority of the Board of Directors to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution,—

(1)         modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article Fourteenth;

(2)         modify the definitions of any terms set forth in this Article Fourteenth; or

(3)         modify the terms of this Article Fourteenth as appropriate to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise;

provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Such written resolution of the Board of Directors shall be filed with the Secretary of the Corporation. Stockholders of the Corporation shall be notified of such determination through such method of notice as the Secretary of the Corporation shall deem appropriate.

(iii)        In the case of an ambiguity in the application of any of the provisions of this Article Fourteenth, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Fourteenth requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Fourteenth. All such actions, calculations, interpretations and determinations which are taken or made by or on behalf of the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article Fourteenth.

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(iv)        The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Fourteenth through duly authorized officers or agents of the Corporation.

(v)         Nothing in this Article Fourteenth shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(m)          Reliance. The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief operating officer or the chief accounting officer, and any other duly appointed officer of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Fourteenth, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Exchange Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(n)          Benefits. Nothing in this Article Fourteenth shall be construed to give to any Person, other than the Corporation or the Agent, any legal or equitable right, remedy or claim under this Article Fourteenth. This Article Fourteenth shall be for the sole and exclusive benefit of the Corporation and the Agent.

(o)          Severability. If any provision of this Article Fourteenth or any application of any provision thereunder is determined to be invalid, the validity of the remaining provisions shall be unaffected and application of such provision shall be affected only to the extent necessary.

(p)          Waiver.   With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article Fourteenth, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

(q)          Limitation of Liability. To the maximum extent permitted by Delaware law, no director of the Corporation shall be liable for any breach of any duty under this Article Fourteenth, it being understood that no director shall be responsible to the Corporation, any holder of Corporation Securities or any other Person for any action taken or omitted to be taken under this Article Fourteenth. In particular, without creating any liability to any Person, the Board may distinguish between holders of Corporation Securities in connection with any Request under this Article Fourteenth.

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(r)          Application of Restrictions. To the fullest extent permitted by law, but subject to the other provisions of this Article Fourteenth, the restrictions on ownership and transfer set forth in this Article Fourteenth shall apply to all shares of Corporation Securities (whether issued before, on or after the Restriction Effective Date), except with respect to shares of Corporation Securities that the holder or owner thereof can establish, by sufficient factual evidence presented to the Corporation, were (i) issued prior to the Restriction Effective Date and (ii) were not voted in favor of the amendment and restatement of the Certificate of Incorporation first inserting this Article Fourteenth (the conditions set forth in clauses (i) and (ii), the “Conditions”). Except as otherwise determined by a court of competent jurisdiction, the Board of Directors (or a committee thereof) shall have the power and authority to determine whether sufficient evidence has been presented to determine that the Conditions have been satisfied, and such determination shall be conclusive and binding on the Corporation and all persons and entities.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned certifies that provision for the making of this Amended and Restated Certificate of Incorporation is contained in a decree or order of a court or judge having jurisdiction of a proceeding under Chapter 11 of the Federal Bankruptcy Code and the undersigned certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the Delaware General Corporation Law and has been executed by a duly authorized officer on this 12th day of February, 2015.

TRINITY PLACE HOLDINGS INC.

By:	/s/ Richard Pyontek
Name: Richard Pyontek
Title: Chief Financial Officer

Exhibit 10.1

Execution Copy

LOAN AGREEMENT

Dated as of February 9, 2015

among

TPHGREENWICH OWNER LLC

as the Borrower

STERLING NATIONAL BANK,

as Administrative Agent

and

THE LENDERS PARTY HERETO

- ii -

- iii -

- iv -

- v -

EXHIBITS:

A	Form of Note

B	Form of Assignment and Assumption
C	Form of Consent Order

SCHEDULES:

1.1	Commitments and Pro Rata Shares

3.6	Judgments, Actions, Proceedings

3.7	Defaults; Compliance with Laws, Regulations, Agreements

3.13	Name Changes, Mergers, Acquisitions
3.16	Employee Benefit Plans

6.1	Permitted Indebtedness
6.2	Permitted Security Interests, Liens and Encumbrances

- vi -

LOAN AGREEMENT

AGREEMENT, made this 9th day of February, 2015, by and among:

TPHGREENWICH OWNER LLC, a Delaware limited liability company (the “Borrower”);

Each Lender from time to time party hereto (individually, a “Lender” and collectively, the “Lenders”); and

STERLING NATIONAL BANK, a national banking association (“Sterling”), as Administrative Agent for the Lenders (in such capacity, together with any successor thereto in such capacity, the “Administrative Agent”);

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of one or more Loans on and after the Effective Date, to be used in accordance with the terms hereof; and

WHEREAS, the Lenders are willing to provide one or more Loans to the Borrower, on the terms and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1           Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“Accession Agreement” has the meaning assigned to such term in Section 2.16.

“Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (a) any Person that owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (b) each 15% or more shareholder, each director and each executive officer of the Borrower or the Limited Guarantor shall be deemed to be an Affiliate of the Borrower and the Limited Guarantor.

“Aggregate Exposure” means, with respect to any Lender as of any date, the outstanding principal balance of such Lender’s Loans.

“Air Rights” means those certain air rights owned by the Borrower with respect to 81 Greenwich Street, New York, New York, Block 19, Lot 18.

“Allowed Claim” has the meaning assigned to such term in the Confirmed Plan.

“Applicable Percentage” means, at any time, with respect to any Incremental Loan, an amount equal to the product of (a) the daily amount of interest payable on the then outstanding principal amount of such Incremental Loan, computed in accordance with Section 2.7 at the rate of 4.5% per annum, times (b) the number of days in the period commencing on the borrowing date for such Incremental Loan and ending on the Maturity Date.

“Appraised Value” means the fair market value of the Property set forth in the Closing Appraisal or any subsequent real estate appraisal requested by the Administrative Agent (it being understood and agreed that any such subsequent appraisal shall be conducted by an appraiser having the qualifications, and in accordance with the standards, policies and guidelines, specified in Section 4.1(i).

“Approved Joint Venture” means any joint venture organized for the purpose of developing the Property, in which the Limited Guarantor or any of its Subsidiaries is a partner or joint venturer and which has been consented to by the Administrative Agent (it being understood and agreed that the Administrative Agent shall review promptly and in good faith and reasonably consider any joint venture documents and information presented to it by the Loan Parties but shall have no obligation to consent to any such joint venture).

“Assignment and Assumption” means an agreement in the form of Exhibit B hereto.

“Assignment of Leases and Rents” has the meaning assigned to such term in Section 4.1(e).

“Assignee” has the meaning assigned to such term in Section 9.12(a).

“Assignor” has the meaning assigned to such term in Section 9.12(a).

“Automatic Debit Account” has the meaning assigned to such term in Section 5.10(a).

“Bankruptcy Case” means, collectively, cases of Syms Corp, Filene’s Basement, LLC and all other debtors that were filed on November 2, 2011, in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and which are jointly administered under Case No. 11-13511 (KJC).

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“Bankruptcy Code” means the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, 11 U.S.C. §§101 et seq, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court that has jurisdiction over the Bankruptcy Case.

“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

“Basel III” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Effective Date.

“Blocked Account” and “Blocked Accounts” have the respective meanings assigned to such terms in Section 5.10(b).

“Borrowing” means a borrowing consisting of simultaneous Loans made by each of the Lenders pursuant to Section 2.1.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the State of New York are authorized or required to close under the laws of such State.

“Capitalized Lease” means any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash” means, as to any Person, such Person’s cash and cash equivalents, as defined in accordance with GAAP consistently applied.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq.

“Change in Control” means (a) failure on the part of the Limited Guarantor to own, beneficially and of record, at least 75% of the equity interests in Holdings having ordinary voting power for the election of directors or managing members or (b) failure on the part of Holdings to own, beneficially and of record, 100% of the equity interests in the Borrower having ordinary voting power for the election of directors or managing members; provided, however, that any such failure that results from the entry by the Limited Guarantor or Holdings into an Approved Joint Venture shall not constitute a Change in Control.

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“Closing Appraisal” has the meaning assigned to such term in Section 4.1(i).

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

“Collateral” means all assets of the Borrower which secure the Obligations from time to time, including the Property, as such term is defined in the Mortgage.

“Commitment” means, as to each Lender, the obligation of such Lender to make Loans pursuant to Section 2.1.

“Commitment Amount” means, as to each Lender, the amount of such Lender’s Commitment. The initial Commitment Amount of each Lender is set forth opposite such Lender’s name on Schedule 1.1 hereto under the caption “Commitment Amount”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. Such Commitment Amounts may be (a) increased from time to time pursuant to Section 2.16 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.12.

“Confirmation Order” means the order dated August 30, 2012, entered by the Bankruptcy Court, confirming the Confirmed Plan.

“Confirmed Plan” means the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries, as approved and confirmed by the Confirmation Order.

“Consent Order” means a final and non-appealable order entered by the Bankruptcy Court in form and substance reasonably satisfactory to the Administrative Agent, approving this Loan Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. Attached as Exhibit C is a form of Consent Order satisfactory to the Administrative Agent.

“Contract Rate” has the meaning assigned to such term in Section 2.4(a).

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

“Default” means an event which with notice or lapse of time, or both, would constitute an Event of Default.

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“Defaulting Lender” means subject to Section 2.17, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding or any similar proceeding under any applicable Laws, or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; it being understood that if a Lender has been turned over to the Federal Deposit Insurance Corporation (or a similar regulatory entity) for the purpose of sale or liquidation it shall be a Defaulting Lender.

“Disposition” means the sale, lease, conveyance, transfer or other disposition of the Property (whether in one or a series of transactions), including accounts and notes receivable (with or without recourse) and sale-leaseback transactions.

“Disputed Claim” has the meaning assigned to such term in the Confirmed Plan.

“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.5).

“Eligible Assignee” means any of (a) a commercial bank organized under the laws of the United States or any state thereof and having (x) total assets in excess of $2,000,000,000 and (y) a combined capital and surplus of at least $200,000,000; (b) a branch or agency licensed under the laws of the United States or any state thereof of a commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having (x) total assets in excess of $2,000,000,000 and (y) a combined capital and surplus of at least $200,000,000; (c) a life insurance company organized under the Laws of any state of the United States and having admitted assets of at least $2,000,000,000; (d) a nationally recognized investment banking company or other financial institution in the business of making loans, or an Affiliate thereof organized under the Laws of any state of the United States, and licensed or qualified to conduct such business under the Laws of any such state and having (1) total assets of at least $2,000,0000,000 and (2) a net worth of at least $200,000,000; (e) any Lender, or (f) an Affiliate of any Lender; provided, however, that none of the foregoing entities shall be or be deemed to be an Eligible Assignee if such entity’s primary business is the investment in distressed debt or securities; and provided, further, however, that (x) no Lender that is or at any time was a Defaulting Lender, nor any Affiliate of such Defaulting Lender, nor a Person who, upon becoming a Lender hereunder would constitute a Defaulting Lender, shall be an Eligible Assignee, unless consented to in writing by the Borrower and the Administrative Agent, and (y) no Loan Party, and no Affiliate of a Loan Party, shall qualify as an Eligible Assignee.

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“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA and (a) is maintained for employees of the Borrower or (b) with respect to which any Loan Party has any liability.

“Environmental Costs”: any and all actual, out of pocket costs or expenses (including, without limitation, reasonable attorneys’ and consultants’ fees, investigation and laboratory fees, response costs, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws and Regulations or any orders, requirements, demands, or investigations of any Person related to any Environmental Laws and Regulations. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws and Regulations” means all federal, state and local environmental laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrower or any other Loan Party, or any of their respective assets or properties.

“Environmental Liability” means any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a hazardous substance, pollutant or contaminant, as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any Person or by any environmental regulatory body having jurisdiction over the Borrower and its Subsidiaries and/or any liability arising under any Environmental Laws and Regulations for the Borrower’s or any Subsidiary’s failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

“Environmental Proceeding” means any judgment, action, proceeding or investigation pending before any court or Governmental Authority, with respect to the Borrower or any Subsidiary and arising under or relating to any Environmental Laws and Regulations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

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“ERISA Affiliate” means any corporation, person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) – (o) of the Code and, if applicable, Section 4001(a)(14) and (b) of ERISA.

“Event of Default” has the meaning assigned to such term in Article 8.

“Executive Orders” has the meaning assigned to such term in Section 9.15(b).

“Exposure” means, with respect to any Lender as of any date the outstanding principal balance of such Lender’s Loans.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Person serving as the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent).

“Fee” and “Fees” have the respective meanings assigned to such terms in Section 2.5(c).

“Financial Statements” means the annual audited financial statements of the Limited Guarantor for its fiscal year ended March 1, 2014 that are part of its filing on Form 10-K for such fiscal year and the quarterly unaudited financial statements of the Limited Guarantor for its fiscal quarters ended May 31, 2014 and August 30, 2014 that are part of its filings on Form 10-Q for such fiscal quarters.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Approval” means an authorization, consent, approval, permit or license issued by, or a registration, qualification or filing with, any Governmental Authority.

“Governmental Authority” means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction ..

“Hazardous Materials” means any toxic chemical, hazardous substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes which have not been remediated in accordance with applicable Environmental Laws and Regulations.

“Holdings” means TPHGreenwich Holdings LLC, a Delaware limited liability company.

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“IDB” means Israel Discount Bank of New York.

“Increase Request” has the meaning assigned to such term in Section 2.16.

“Incremental Commitment” has the meaning assigned to such term in Section 2.16.

“Incremental Commitment Effective Date” has the meaning assigned to such term in Section 2.1(b).

“Incremental Lender” has the meaning assigned to such term in Section 2.16.

“Incremental Loan” has the meaning assigned to such term in Section 2.16.

“Indebtedness” means, with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific U.S. Dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account or upon the application of such Person and bankers acceptances created for such Person, and (e) monetary obligations of such Person under a so-called synthetic lease, off-balance sheet or tax retention lease or under an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Initial Lender” means Sterling or IDB; and “Initial Lenders” means Sterling and IDB, collectively.

“Initial Loan” and “Initial Loans” have the respective meanings assigned to such terms in Section 2.1.

“Interest Rate Contracts” means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuation in interest rates.

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“Investment” means, with respect to any Person, (i) the purchase or acquisition by such Person of any equity interest, evidence of indebtedness or other security issued by any other Person, or any binding obligation or option by such Person to make such purchase or acquisition, (ii) any loan, advance, or extension of credit by such Person to, or contribution by such Person to the capital of, any other Person, or (iii) any purchase by such Person of all or any integral part of the business of any other Person or assets comprising such business or part thereof, or any binding obligation or option by such Person to make such purchase; provided, however, that the term “Investment” shall not include (a) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms and other investments in accounts, contract rights and chattel paper arising or acquired in the ordinary course of business or (b) stock or other securities acquired by such Person in connection with the satisfaction or enforcement of debts or claims due or owing to such Person or as security for any such debts or claims, provided that such debts or claims were not created for the purpose or with a view to the acquisition of such stock or other securities.

“Latest Balance Sheet” has the meaning assigned to such term in Section 3.8.

“Laws” means all applicable provisions of all (a) constitutions, treaties, statutes, laws, rules, regulations, codes and ordinances of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, judgments, awards and decrees of any Governmental Authority.

“Lender(s)” has the meaning specified in the introductory paragraph hereto and shall include Incremental Lenders.

“Lending Office” means, with respect to each Lender, the Lending Office designated below its name on the signature pages hereof or such other office of such Lender or of an affiliate of such Lender as it may from time to time specify to the Administrative Agent and the Borrower as the office at which its Loans are to be made and maintained.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Limited Guarantee” has the meaning assigned to such term in Section 4.1(c).

“Limited Guarantor” means Trinity Place Holdings Inc., a Delaware corporation.

“Loan” means an Initial Loan or an Incremental Loan, as the context may require; and “Loans” means the Initial Loans and the Incremental Loans, collectively.

“Loan Documents” means this Agreement, the Notes, and all other instruments, documents and agreements executed and delivered by the Borrower or the Limited Guarantor in connection herewith or therewith, including all amendments, modifications and supplements of or to all such instruments, documents and agreements.

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“Loan Party” means the Borrower or the Limited Guarantor; and “Loan Parties” means all of the foregoing, collectively.

“Material Adverse Effect” means any of the following: (a) a material adverse effect on the business, operation, property or financial condition of the Borrower or the Limited Guarantor or (b) a material adverse effect on the ability of the Borrower or the Limited Guarantor to perform its obligations under this Agreement, the Notes or the other Loan Documents.

“Material Amount” means (a) with respect to the Borrower or Holdings, $1,000,000 and (b) with respect to the Limited Guarantor, an amount equal to twenty percent (20%) of the aggregate fair market value of the assets of the Limited Guarantor.

“Material Indebtedness” means (a) with respect to the Borrower or Holdings, Indebtedness of the Borrower or Holdings, or obligations of the Borrower or Holdings in respect of one or more Interest Rate Contracts, exceeding in aggregate principal amount the sum of $1,000,000 and (b) with respect to the Limited Guarantor, Indebtedness of the Limited Guarantor, or obligations of the Limited Guarantor in respect of one or more Interest Rate Contracts, exceeding in the aggregate twenty percent (20%) of the aggregate fair market value of the assets of the Limited Guarantor. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party in respect of any Interest Rate Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Interest Rate Contract were terminated at such time.

“Maturity Date” means February 8, 2017, or any later date established in accordance with Section 2.15.

“Mortgage” has the meaning assigned to such term in Section 4.1(d).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.5(b).

“Note” means a Promissory Note made by the Borrower, in substantially the form of Exhibit A, payable to the order of a Lender, evidencing the obligation of the Borrower to repay the Loans made by such Lender, and includes any Note issued in exchange or substitution therefor.

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“Obligations” means, collectively, all of the indebtedness, liabilities and obligations of the Borrower to the Lenders and the Administrative Agent, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under the Loan Documents and under any Interest Rate Contract to which a Lender or any Affiliate of a Lender is a party.

“OFAC” has the meaning assigned to such term in Section 9.15(b).

“Origination Fee” has the meaning assigned to such term in Section 2.5(a).

“Participant” has the meaning assigned to such term Section 9.12(e).

“Payor” has the meaning assigned to such term in Section 2.13.

“PBGC” means Pension Benefit Guaranty Corporation.

“Permitted Indebtedness” has the meaning assigned to such term in Section 6.1.

“Permitted Liens” means, as to any Person: (a) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against such Person that are being Properly Contested; (c) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being Properly Contested; (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties; and (e) Liens incidental to the conduct of the business of such Person or to the ownership of such Person’s property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in this clause (e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

“Person” means an individual, a corporation, a limited liability company, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

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“Plan” means at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of the Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Post-Default Rate” means (a) in respect of any Loans, a rate per annum equal to 4% plus the otherwise applicable rate of interest thereon and (b) in respect of other amounts payable by the Borrower hereunder (other than interest), a rate per annum equal to 4% plus the otherwise applicable rate of interest from time to time on Loans at the time of the Event of Default that resulted in the Post-Default Rate being instituted.

“Principal Office” means the principal office of the Administrative Agent presently located at 400 Rella Boulevard, Montebello, New York 10901.

“Pro Rata Share” means, as of any date and with respect to each Lender, the percentage equal to a fraction (a) the numerator of which is such Lender’s Commitment Amount on such date and (b) the denominator of which is the Total Commitment Amount on such date. If the Commitments have terminated or expired, the Lenders’ respective Pro Rata Shares shall be determined based upon the Commitment Amounts most recently in effect, giving effect to any assignments of Loans that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 1.1 hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Properly Contested” has the meaning assigned to such term in Section 5.2.

“Property” means the properties commonly known as 38-42 Trinity Place and 67 Greenwich Street, New York, New York 10006 and the Air Rights, all as more fully described in the Mortgage.

“Register” has the meaning assigned to such term in Section 9.12(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, as of any date of determination, any combination of two (2) or more Lenders holding more than 66-2/3% of the aggregate outstanding principal amount of the Loans or, if no Loans are then outstanding, the Total Commitment Amount. The Commitment of, and the outstanding principal amount of Loans held by, any Lender that is, as of such date of determination, a Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders as provided in Section 2.17(a).

“Required Payment” has the meaning assigned to such term in Section 2.13.

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“Required Reserve” has the meaning assigned to such term in Section 5.10(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) in the case of a partnership, limited liability company or other entity, in which such Person is a general partner or a managing member or of which a majority of the partnership, membership or other equity interests are at the time owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a joint venture, in which such Person is a joint venturer and of which a majority of the ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to “Subsidiary” or “Subsidiaries” shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower.

“Tax Service Fee” has the meaning assigned to such term in Section 2.5(b).

“Title Policy” has the meaning assigned to such term in Section 4.1(f).

“Total Exposure” means, at any time, the outstanding principal balance of all Loans made by the Lenders hereunder.

“Total Commitment Amount” means the aggregate Commitment Amount of all the Lenders, which initially shall be $40,000,000 and may be increased to up to $50,000,000 pursuant to Section 2.16 hereof.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“U.S. Dollars” and “$” mean lawful money of the United States of America.

“WSJ Prime Rate” means the rate published from time to time by the Wall Street Journal as the U.S. Prime Rate, or, in the event that the Wall Street Journal ceases publication of prime rates, the base, reference or other rate then designated by the Administrative Agent, in its sole discretion, for other commercial loans that prior to such cessation accrued interest at a rate that was based upon the WSJ Prime Rate, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto. The effective interest rate applicable to the Loans shall change on the date of each change in the WSJ Prime Rate.

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Section 1.2           Other Definitional Provisions.

(a)          Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

(b)          As used herein, in the other Loan Documents, and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms which are not defined in Section 1.1 and accounting terms which are partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)          The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and the words “this Agreement” refer to this Loan Agreement, together with all schedules and exhibits hereto, as amended, restated, supplemented or otherwise modified from time to time.

(d)          Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa. Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

(e)          The Table of Contents and Article, Section, Schedule and Exhibit headings used in this Agreement are for convenience only and shall not affect the construction or meaning of any provisions of this Agreement.

(f)          Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person’s successors and assigns, (ii) to any Law defined or referred to herein shall be deemed references to such Law or any successor Law as the same may have been or may be amended or supplemented from time to time, and (iii) to any Loan Document or other document or agreement defined or referred to herein shall be deemed to refer to such Loan Document or other document or agreement (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, restated, supplemented or otherwise modified from time to time.

(g)          Unless otherwise specified, all references to times of day shall be to New York, New York times.

(h)          Unless otherwise specified, the term “including”, whenever used in this Agreement or any other Loan Document, shall be deemed to mean “including without limitation”.

(i)          All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes.

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ARTICLE II
COMMITMENTS; LOANS.

Section 2.1           Borrowing.

(a)          Each Lender hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make a Loan (individually an “Initial Loan” and, collectively, the “Initial Loans”) to the Borrower on the Effective Date in a principal amount equal to such Lender’s Commitment Amount set forth on Schedule 1.1 on such date.

(b)          In addition, in the event that one or more Incremental Commitments are established pursuant to Section 2.16, each Incremental Lender hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make an Incremental Loan to the Borrower on the effective date of each such Incremental Commitment (the “Incremental Commitment Effective Date”), in a principal amount equal to such Incremental Commitment.

The Borrower shall borrow the Initial Loans in a single borrowing on the Effective Date and any Incremental Loans in a single borrowing on the Incremental Commitment Effective Date applicable thereto. The Lenders’ respective Initial Commitments shall terminate at the close of business on the Effective Date and their Incremental Commitments shall terminate at the close of business on the Incremental Commitment Effective Date. All Loan proceeds shall be disbursed to the Borrower by depositing the amount thereof in an account of the Borrower designated by the Borrower and maintained with the Administrative Agent. Amounts repaid or prepaid in respect of the principal of any Loans may not be reborrowed.

Section 2.2           Evidence of Loans.

(a)          The Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest accrued and payments made thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)          The Borrower shall execute and deliver Notes to the Lenders (through the Administrative Agent), which Notes shall evidence the Lenders’ respective Loans in addition to the accounts and records specified above.

Section 2.3           Repayment and Prepayment of Loans.

(a)          The Loans shall be interest-only until the Maturity Date. The principal amount of the Loans then outstanding shall be paid in full on the Maturity Date (as it may be extended pursuant to Section 2.15).

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(b)          The Borrower shall have the right to prepay the Loans at any time, in whole or in part, without premium or penalty, in the minimum amounts specified in Section 2.8.

(c)          To the extent the Administrative Agent or any Lender receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, set-off or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and shall continue in full force and effect.

Section 2.4           Interest.

(a)          The Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period commencing on the date such Loan is made until it is paid in full, at a rate per annum equal to the greater of (i) the WSJ Prime Rate plus one and a quarter percent (1.25%) or (ii) four and a half percent (4.5%) (the “Contract Rate”); provided, however, that the Contract Rate shall be automatically increased by one and a half percent (1.5%) per annum during any period in which the Borrower does not maintain available credit balances in its deposit accounts with the Administrative Agent (other than the Blocked Account) sufficient to make payments then due hereunder and under the other Loan Documents.

(b)          Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the Loans, and on any other amounts payable by the Borrower hereunder or under any other Loan Documents, after as well as before judgment, at the applicable Post-Default Rate.

(c)          Interest accrued on the Loans shall be payable monthly in arrears on the first day of each month (commencing with March 1, 2015) and upon any payment or prepayment of the Loans (but only on the principal amount so paid or prepaid); provided, however, that interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent in accordance with the terms hereof.

(d)          Each payment of interest shall be debited on the due date thereof from the Borrower’s operating account with the Administrative Agent, or, if sufficient funds are unavailable in such account on such day, from any other account of the Borrower maintained with the Administrative Agent.

(e)          If the Administrative Agent has not received the full amount of any payment (other than a principal payment) within seven (7) days after its due date, the Borrower shall pay a late fee to the Administrative Agent for the ratable benefit of the Lenders in an amount equal to three percent (3%) of the overdue payment. The Borrower will pay the late fee promptly but only once with respect to each late payment.

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(f)          Anything in this Agreement or any of the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Lender to the extent that such Lender’s receipt thereof would not be permissible under the law or laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Such deferred interest shall not bear interest.

Section 2.5           Fees.

(a)          The Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders, on the Effective Date, a one-time fee (the “Origination Fee”) in the amount of Two Hundred Thousand Dollars and 00/100 ($200,000.00). The Origination Fee shall be deemed earned when paid and shall not be refundable.

(b)          The Borrower shall pay to the Administrative Agent for its own account, on the Effective Date, a one-time tax service fee (the “Tax Service Fee”), in the amount of Four Hundred Twenty Dollars and 00/100 ($420.00).

(c)          The Origination Fee and the Tax Service Fee are hereinafter sometimes referred to individually as a “Fee” and collectively as the “Fees”.

Section 2.6           Use of Proceeds.

The proceeds of the Loans may be used by the Borrower solely as follows: (a) to declare or pay dividends or distributions of any kind on its outstanding stock or membership interests to Limited Guarantor, which proceeds shall be used by Limited Guarantor solely to satisfy Allowed Claims pursuant to the Confirmed Plan, the Confirmation Order and the Consent Order or for such other purposes as provided by the Confirmed Plan, the Confirmation Order and the Consent Order, and (b) after the payment of such Allowed Claims and/or the establishment of reserves for the potential future payment of any Disputed Claims as required by the Confirmed Plan, the Confirmation Order or the Consent Order, for such other lawful purposes as the Borrower may elect; provided, however, that no Loan proceeds may be used to construct any improvements on or make any alterations to the Property.

Section 2.7           Computations.

Interest and Fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

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Section 2.8           Minimum Amounts of Borrowings and Repayments.

All borrowings shall exhaust the full remaining amount of the Commitments: (i) Borrowings made pursuant to Section 2.1(a) shall exhaust the Total Commitment Amount as in effect on such date and (ii) in the event of the establishment of one or more Incremental Commitments as provided in Section 2.16, the Borrower may borrow, on the relevant Incremental Commitment Effective Date, an amount equal to the full amount of such Incremental Commitment. Except for prepayments that result in the repayment in full of the Loans, each prepayment of principal of Loans hereunder shall be in a minimum amount of $1,000,000 and, if in excess thereof, in integral multiples of $100,000.

Section 2.9           Time and Method of Payments.

All payments of principal, interest and other amounts (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Administrative Agent at the Principal Office not later than 1:00 p.m. on the date on which such payment shall become due (and the Administrative Agent or any Lender for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with the Administrative Agent or such Lender, as the case may be). Each payment received by the Administrative Agent hereunder for the account of a Lender shall be paid promptly to such Lender, in like funds, for the account of such Lender’s Lending Office for application in respect of which such payment is made.

Section 2.10         Lending Offices.

The Loans made by each Lender shall be made and maintained at such Lender’s applicable Lending Office.

Section 2.11         Several Obligations.

The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve the other Lenders of their respective obligations to make their Loans on such date, but no Lender shall be responsible for the failure of the other Lenders to make Loans to be made by such other Lenders.

Section 2.12         Pro Rata Treatment Among Lenders.

Except as otherwise provided herein: (a) each borrowing of Loans under Section 2.1 will be made from the Lenders, and each payment of Fees (other than the Tax Service Fee, which shall be paid to and for the benefit of the Administrative Agent) shall be made for the account of the Lenders, pro rata according to their respective Pro Rata Shares and (b) each payment, repayment and prepayment of principal of or interest on the Loans will be made to the Administrative Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by such Lenders.

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Section 2.13         Non-Receipt of Funds by the Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender or the Borrower (in such capacity, the “Payor”) prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) when the recipient is a Lender, the Federal Funds Rate for such day, or (ii) when the recipient is the Borrower, the rate of interest applicable to such Loan.

Section 2.14         Sharing of Payments and Set-Off Among Lenders.

The Borrower hereby agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder or any fee or other amount payable to it, that is not paid when due and with respect to which all applicable grace periods have lapsed (regardless of whether such balances are then due the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If other than as expressly provided elsewhere herein, any Lender shall obtain on account of its Loans, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, banker’s lien, counterclaim or otherwise) of principal or interest in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment in respect of its Loans or such participations, as the case may be, pro rata with each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation in the Loans held by the other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

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Section 2.15         Extension of Maturity Date.

The Borrower may extend the initial Maturity Date from February 8, 2017 to a date no later than August 8, 2017 by written notice to the Administrative Agent delivered at least thirty (30) days, but not more than ninety (90) days, prior to the initial Maturity Date, provided that no Event of Default has occurred and is continuing on the date of such notice or on the initial Maturity Date. Promptly upon receipt of such written notice, the Administrative Agent shall deliver a copy to each Lender and the initial Maturity Date shall be deemed so extended.

Section 2.16         Additional Commitments.

At any time prior to the Maturity Date (as such date may be extended pursuant to Section 2.15), the Borrower may, by written notice (an “Increase Request”) to the Administrative Agent (which shall promptly deliver copies to the Lenders) request that the Total Commitment Amount be increased by the amount specified in such notice (any such increase herein called an “Incremental Commitment” and any loans made pursuant to an Incremental Commitment herein called “Incremental Loans”); provided, however, that (i) no Incremental Commitment shall be less than $5,000,000, (ii) the aggregate Incremental Commitments requested by the Borrower hereunder shall in no event exceed $10,000,000, (iii) after giving effect to all Incremental Commitments requested by the Borrower hereunder, the Total Commitment Amount shall not exceed the lesser of (x) $50,000,000 or (y) 50% of the Appraised Value of the Property, (iv)  the proceeds of the Incremental Loans shall only be used in compliance with Section 2.6, (v) no Event of Default shall have occurred and be continuing on the date on which any Incremental Commitment becomes effective or would result from such Incremental Commitment or from borrowing the Incremental Loans, (vi) the Incremental Loans shall bear the same interest rate and shall have the same Maturity Date (as such date may be extended pursuant to Section 2.15) and amortization schedule as the Initial Loans hereunder (i.e., there shall be no required prepayments prior to the Maturity Date, except upon acceleration pursuant to Article VII) and (vii) the Incremental Commitments and the Incremental Loans shall be subject to such other terms and conditions, the delivery of such documents (including documents required to reflect increases in the Mortgage and the Title Policy) and the payment of such fees and taxes (including origination fees in an amount equal to one-half of one percent of the Incremental Commitment, legal fees and mortgage recording taxes on the increase in the amount of the Mortgage) as the Borrower, the Incremental Lenders and the Administrative Agent may agree. Each Incremental Loan and the collateral therefor will be pari passu with the Intial Loan. Each Increase Request shall specify the identity of each existing Lender and Eligible Assignee to whom the Borrower proposes any portion of the requested Incremental Commitments be allocated and the amounts of such allocations (each such existing Lender (to the extent of its Incremental Commitment) and Eligible Assignee herein called an “Incremental Lender”); provided, however, that (A) the Borrower shall offer the Incremental Commitments to the existing Lenders before offering them to any Eligible Assignee that is not a Lender already, (B) any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide all or any portion of such Incremental Commitment offered to it and (C) any Eligible Assignee to whom the Borrower proposes any portion of the requested Incremental Commitments be allocated that is not already a Lender shall be satisfactory to the Administrative Agent (whose approval shall not be unreasonably withheld or delayed) and shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (an “Accession Agreement”). Upon the effectiveness of any Accession Agreement to which any Eligible Assignee is a party, (i) such Eligible Assignee shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender and subject to all obligations of a Lender hereunder and (ii) Schedule 1.1 shall be deemed to have been amended to reflect the Commitment of such Eligible Assignee as provided in such Accession Agreement. The Borrower shall borrow the full amount of each Incremental Commitment on the date such Incremental Commitment becomes effective. All Incremental Commitments shall constitute Commitments, all Incremental Loans shall constitute Loans, and all Incremental Lenders shall constitute Lenders, for purposes of this Agreement and all other Loan Documents.

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Section 2.17         Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          The Commitment and the Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.5, other than in respect of an increase in the amount of such Defaulting Lender’s Commitment or an extension of the Maturity Date), provided that any waiver, amendment or modification requiring the consent of all Lenders, and any waiver, amendment or modification which, if determined adversely to a Defaulted Lender, would adversely affect such Defaulting Lender differently than other affected Lenders, shall require the consent of such Defaulting Lender; and

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(b)          Any amount payable to any Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided that if such payment is a prepayment of the principal amount of any Loan, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loan of any Defaulting Lender.

(c)          In the event that the Administrative Agent and the Borrower each agrees, in a writing signed by the Administrative Agent and the Borrower, that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share. Except as expressly modified by this Section 2.17, the performance by the Borrower under any Loan Documents shall not be excused or otherwise modified, nor shall its rights be increased, as a result of this Section 2.17.

(d)          In the event that any Lender becomes a Defaulting Lender, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.12) all its interest, rights and obligations under this Agreement to one or more Eligible Assignees acceptable to (i) the Borrower (unless an Event of Default has occurred and is continuing) and (ii) the Administrative Agent, which consent, in each case shall not be unreasonably withheld or delayed, which financial institution shall assume such obligations; provided that (A) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (B) the Borrower or the assignee or assignees, as the case may be, shall pay to such Defaulting Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder. Any Lender being replaced shall execute and deliver an Assignment and Assumption covering such Lender's Loans and Commitment and otherwise comply with this Section. If a Lender being replaced refuses to execute and deliver such Assignment and Assumption or otherwise comply with this Section, such Lender hereby irrevocably constitutes and appoints the Administrative Agent as such Lender's attorney-in-fact, which power of attorney is coupled with an interest and irrevocable, to do so on such Lender’s behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments. Upon receipt by such Defaulting Lender of all amounts required to be paid to such Lender pursuant to this Section, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such Defaulting Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the assignee shall be effective for purposes of this Section 2.17 and Section 9.12. A Defaulting Lender shall not be required to make any such assignment if, prior to the Administrative Agent’s approval of such assignment, the circumstances entitling the Borrower to require such assignment cease to apply.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as of the date hereof that:

Section 3.1           Organization.

(a)          Each Loan Party is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged.

(b)          Each Loan Party is in good standing in its state of organization and in each state in which the character of the properties owned or the business transacted requires qualification, except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

Section 3.2           Power, Authority, Consents.

Each Loan Party has the power to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to request extensions of credit and has taken all necessary action, corporate or otherwise, to authorize the borrowings hereunder on the terms and conditions of this Agreement. Each Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any equity holder of any Loan Party), no consent or approval of any landlord or mortgagee (excluding the Lenders and the Administrative Agent), no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any applicable governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by any Loan Party of, the extensions of credit under, or the validity or enforceability of, any of the Loan Documents to which it is a party, except for consents which have been duly and validly obtained on or prior to the date hereof and are currently in full force and effect.

Section 3.3           No Violation of Law or Agreements.

The execution and delivery by the Loan Parties of the Loan Documents to which they are party, the performance by the Loan Parties thereunder and the extensions of credit to Borrower hereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws or other organizational document of any Loan Party, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which any Loan Party is party, or by which any Loan Party is bound or any of its properties or assets is affected, except for such defaults and breaches which in the aggregate could not have a Material Adverse Effect, or result in the imposition of any Lien of any nature whatsoever upon the Property.

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Section 3.4           Due Execution, Validity, Enforceability.

This Agreement and each other Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and each constitutes the valid and legally binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

Section 3.5           Title to Properties.

The Borrower has good, marketable and insurable title in fee simple to the Property, except for Permitted Liens and such additional defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.6           Judgments, Actions, Proceedings.

Except as set forth on Schedule 3.6, there are no outstanding judgments, investigations, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower’s knowledge, threatened against or affecting any Loan Party or any Loan Party’s assets involving, in the case of any court proceeding, a Material Amount nor, to the best of the Borrower’s knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any pending actions or proceedings in which any Loan Party is a plaintiff or complainant, involving, in the case of any court proceeding, a Material Amount.

Section 3.7           No Defaults, Compliance With Laws.

Except as set forth on Schedule 3.7, none of the Loan Parties is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect. Borrower has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees, executive orders, judgments and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. §12101-12213) and the regulations issued thereunder and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect.

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Section 3.8           Financial Statements.

Each of the Financial Statements is complete and presents fairly the financial position of the Limited Guarantor as at its date and the results of operations of the Limited Guarantor for the fiscal period ended on such date, and has been prepared in accordance with GAAP. The Limited Guarantor has no material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements. There has been no material adverse change in the financial position or operations of the Limited Guarantor since the date of the latest balance sheet included in the Financial Statements (the “Latest Balance Sheet”). The Loan Parties’ fiscal year is the twelve-month period ending on March 1 in each year.

Section 3.9           Tax Returns.

Each Loan Party has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof, except where such failure to file or failure to pay could not, individually or in the aggregate, have a Material Adverse Effect. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of any Loan Party, due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against any Loan Party for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

Section 3.10         Intangible Assets.

Each Loan Party possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person.

Section 3.11         Regulation U.

No part of the proceeds of the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in Section 2.6, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any “margin stock”, as such term is defined in §221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

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Section 3.12         Name Changes, Mergers, Acquisitions.

Except as set forth on Schedule 3.13 hereto, no Loan Party has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or, except in the ordinary course of business, acquired all or substantially all of the assets of any Person.

Section 3.13         Full Disclosure.

Neither the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with this Agreement or the transactions contemplated herein or pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower that has, or would in the now foreseeable future have, a Material Adverse Effect, which fact has not been set forth herein, in the Financial Statements, in filings with the Securities and Exchange Commission or in any certificate, opinion or other written statement so made or furnished to the Administrative Agent or the Lenders.

Section 3.14         Licenses and Approvals.

Borrower has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted, the absence of which would have a Material Adverse Effect.

Section 3.15         ERISA.

Except as set forth on Schedule 3.16 hereto, no Employee Benefit Plan is maintained or has ever been maintained by the Borrower or any ERISA Affiliate, nor has the Borrower or any ERISA Affiliate ever contributed to a Multiemployer Plan.

There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be “parachute payments” under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code which could result in a Material Adverse Effect with respect to any Loan Party.

Section 3.16         OFAC.

No Loan Party: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/index.html or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person. None of the proceeds from any Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

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ARTICLE IV
CONDITIONS TO INITIAL LOANS

Section 4.1           Conditions to Initial Loan(s).

The obligations of the Lenders to make any Loans hereunder shall not become effective until the date on which the Administrative Agent has received all of the following documents, evidence, information and payments (in the case of documents, dated or certified as of the Effective Date unless otherwise provided herein and in form and substance satisfactory to the Administrative Agent), except to the extent waived by the Administrative Agent:

(a)          Loan Agreement. The Loan Agreement, duly executed by the Borrower, the Administrative Agent and the Lenders;

(b)          Notes. The Notes, duly executed by the Borrower;

(c)          Carveout Guarantee. A carveout guaranty, duly executed by the Limited Guarantor (the “Limited Guarantee”);

(d)          Mortgage. A mortgage duly executed by the Borrower (the “Mortgage”), granting to the Administrative Agent for the ratable benefit of the Lenders, as security for the Obligations, a mortgage on the Property, all improvements and fixtures thereon, and all other assets specified in the Mortgage;

(e)          Intentionally Omitted.

(f)          Title Insurance. A title insurance policy (the “Title Policy”) issued on the current form of ALTA Lender’s Policy of Title Insurance and otherwise in form acceptable to the Administrative Agent with respect to the Mortgage, which policy shall (1) be issued by an insurer that has an Alfred M. Best Company, Inc. rating of “A-“ or higher (or in the event an Alfred M. Best Company, Inc. rating is not available, a rating acceptable to the Administrative Agent from another national insurance rating company acceptable to the Administrative Agent) and is in all respects acceptable to the Administrative Agent, (2) insure the Administrative Agent’s lien under the Mortgage as a valid mortgage lien on the Property, subject only to title exceptions that are acceptable to the Administrative Agent, for an amount not less than $40,000,000, and (3) contain such endorsements and affirmative coverages as shall be required by the Administrative Agent, together with evidence that the premium with respect to such policy has been paid and copies of any encumbrances of record on the Property;

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(g)          Flood Insurance. Evidence satisfactory to it that the Property is not located in a federally designated special flood hazard area, or if it is so located, a flood insurance policy covering it;

(h)          Environmental Audit. A Phase I environmental audit prepared with respect to the Property by a firm of environmental consultants that is acceptable to the Administrative Agent, disclosing no actual or contingent environmental liability or other environmental matter that is not acceptable to the Administrative Agent;

(i)          Real Estate Appraisal. An appraisal (the “Closing Appraisal”) conducted by a firm of MAI-certified appraisers in accordance with the Uniform Standard of Professional Appraisal Practice (USPAP) set forth by the Appraisal Standards Board of the Appraisal Foundation, as well as the Administrative Agent’s regulatory appraisal policies and guidelines, setting forth the fair market value of the Property in detail, and based upon assumptions, reasonably satisfactory to the Administrative Agent, which fair market value shall be not less than $100,000,000;

(j)          Survey. An as-built survey of the Property prepared by a licensed surveyor satisfactory to the Administrative Agent and certified to the Administrative Agent and the issuer of the Title Policy, showing a state of facts satisfactory to the Administrative Agent and its counsel;

(k)          Environmental Indemnity. An Environmental Compliance and Indemnification Undertaking, duly executed by the Borrower;

(l)          Intentionally Omitted.

(m)          Documents Listed on the Closing Checklist. All other documents listed on the closing checklist provided by the Administrative Agent to the Borrower prior to the Effective Date;

(n)          Financing Statements. (1) UCC-1 financing statements properly completed for filing in the office of the New York Secretary of State and the office of the county clerk for New York County and (2) evidence that no financing statements are currently on record in any such office naming the Borrower as debtor;

(o)          Insurance. Certificates of insurance satisfactory in form and substance to the Administrative Agent (issued on ACORD 28 in the case of property insurance and ACCORD 25 in the case of liability insurance) with respect to the insurance required by this Agreement or any of the other Loan Documents, which shall include loss payable clauses naming the Administrative Agent as lender loss-payee or additional insured, as appropriate, and shall show that the insurance policies listed therein shall be in effect for a period of not less than one year following the Effective Date;

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(p)          Operating Accounts. Evidence satisfactory to it that the Borrower and the Limited Guarantor have established their respective operating accounts with the Administrative Agent in accordance with Section 5.10;

(q)          Blocked Accounts. Evidence satisfactory to it that the Borrower has established the Blocked Accounts with the Initial Lenders, has deposited $1,800,000.00 in each Blocked Account (for a total of $3,600,000.00) and has pledged the funds in the Blocked Accounts to the Administrative Agent for the ratable benefit of the Lenders;

(r)          Opinions of Counsel. The favorable written opinions of Kramer Levin Naftalis and Frankel LLP, counsel to the Loan Parties, and Morris Nichols, Arsht & Tunnell LLP, Delaware bankruptcy counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, as to such matters as the Administrative Agent may reasonably require. The Borrower hereby requests that said counsel deliver such opinions;

(s)          Evidence of Authority, Actions and Incumbency. Originals or copies of such documents as the Administrative Agent may request (all of which shall be certified by such corporate officers or governmental officials as the Administrative Agent may require) relating to the existence and corporate authority of each Loan Party, the taking of all necessary action to authorize the execution, delivery and performance by each Loan Party of the Loan Documents to which it is party, and the incumbency and authenticity of the signature of each officer who executes a Loan Document on behalf of a Loan Party;

(t)          Financial Statements. Copies of (i) the Financial Statements, certified to the Administrative Agent’s satisfaction and (ii) a balance sheet of the Borrower as at the Effective Date, certified to the Administrative Agent’s satisfaction;

(u)          Consent Order. A copy of the Consent Order, certified to the Administrative Agent’s satisfaction;

(v)          Payment of Fees. Evidence satisfactory to it that the Borrower has paid the Fees in full;

(w)          Payment of Legal and Due Diligence Expenses. Evidence satisfactory to it that the Borrower has paid (i) all invoiced fees and disbursements of Windels Marx Lane & Mittendorf, LLP, counsel to the Administrative Agent, relating to this transaction and (ii) all other reasonable, out of pocket costs and expenses incurred by the Administrative Agent in accordance with this Agreement, including without limitation the Closing Appraisal and the environmental audit;

(x)          Know Your Customer. Such reasonable documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, as the Administrative Agent or any Lender may reasonably request;

(y)          Disbursement Instructions. Disbursement instructions duly executed by the Borrower; and

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(z)          Additional Documents and Information. Such other documents or information as the Administrative Agent may reasonably specify.

The funding of the Initial Loans shall be evidence of the satisfaction or waiver of all the conditions precedent set forth in this Article IV. The Borrower’s acceptance of the proceeds of the Initial Loans shall constitute a representation and warranty that (1) the Loan Parties are in compliance in all material respects with all the terms, covenants and conditions of the Loan Documents, (2) there exists no Default or Event of Default, and (3) the representations and warranties in the Loan Documents are true as of the date hereof in all material respects.

ARTICLE V
AFFIRMATIVE COVENANTS.

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Documents shall have been paid in full, unless it shall have obtained the Administrative Agent’s prior written consent:

Section 5.1           Existence, Properties.

The Borrower shall do or cause to be done all things necessary to:

(a)          preserve and keep in full force and effect its legal existence;

(b)          remain or become a limited liability company qualified to engage in business in good standing in all jurisdictions in which the character of its properties or the transaction of its business make such qualification necessary;

(c)          maintain, preserve and protect all permits, rights and privileges necessary for the proper conduct of its business and all franchises, licenses, patents, trade names, trademarks and copyrights owned by or licensed to it that are necessary or desirable in the normal conduct of its business; and

(d)          ensure that the Property is maintained and kept in good repair, working order and condition, and from time to time take all reasonable action to make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that, in the reasonable judgment of the Administrative Agent, the business carried on in connection therewith may be properly and advantageously conducted at all times.

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Section 5.2           Payment of Indebtedness, Taxes.

The Borrower shall pay all of its Indebtedness and obligations in accordance with normal terms and trade practices and shall pay and discharge or cause to be paid or discharged all taxes, assessments or other governmental charges or levies imposed upon it or upon its income and profits or upon its property, real, personal or mixed, or upon any part thereof, before the date on which it becomes delinquent and penalties attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge any such debt, obligation, tax, assessment, charge, levy or claim so long as it is Properly Contested. For purposes of this Agreement, any debt or obligation of, any tax, assessment, charge, levy or claim against, the alleged violation of any Law or legal requirement asserted against, and any litigation or other legal proceeding involving, any Person shall be deemed to be “Properly Contested” only if (a) it shall be contested diligently and in good faith by appropriate proceedings, (b) such Person shall have assigned on its books adequate reserves with respect to any such debt, obligation, tax, assessment, charge, Law, legal requirement levy or claim so contested, and (c) no material portion of such Person’s assets (including, in the case of the Borrower, the Property) shall be subject to encumbrance, loss or forfeiture by reason of such contest.

Section 5.3           Financial Statements, Reports, etc.

The Borrower shall furnish or cause to be furnished, as applicable, to the Administrative Agent (in reasonable detail satisfactory to the Administrative Agent and in sufficient number for distribution to each Lender):

(a)          As soon as available, but in any event within one hundred twenty (120) days after the last day of each of its fiscal years, a consolidated balance sheet of the Limited Guarantor and its Subsidiaries as at such last day of such fiscal year, and consolidated statements of income and retained earnings and statements of cash flow for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and certified without qualification by a nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to the Administrative Agent as fairly presenting the financial position and results of operations of the Limited Guarantor and its consolidated Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; provided, however, that the Borrower may satisfy its obligations to deliver the financial statements described in this Section 5.3(a) by furnishing to the Administrative Agent in sufficient number for distributions to the Lenders copies of its annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, so long as the Limited Guarantor is required to file such annual report on Form 10-K with the Securities and Exchange Commission and such filing is actually made.

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(b)          As soon as available, but in any event within one hundred twenty (120) days after the last day of each of its fiscal years, the balance sheet of the Borrower as at such last day of such fiscal year, and the statements of income and retained earnings and statements of cash flow for such fiscal year, used to prepare the Limited Guarantor’s certified financial statements specified in Section 5.3(a), each prepared internally and certified by the Chief Financial Officer of the Borrower as accurately presenting the financial position and the results of operations of the Borrower as at its date and for such quarter and as having been prepared in accordance with GAAP.

(c)          As soon as available, but in any event within sixty (60) days after the end of each of the Limited Guarantor’s fiscal quarters, a consolidated balance sheet of the Limited Guarantor and the Subsidiaries as of the last day of such quarter and consolidated statements of income and retained earnings and statements of cash flow for such quarter, all in reasonable detail, each such statement to be reviewed by a nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to the Administrative Agent; provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this Section 5.3(c) by furnishing to the Administrative Agent in sufficient number for distribution to the Lenders copies of its quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, so long as the Limited Guarantor is required to file such quarterly report on Form 10-Q with the Securities and Exchange Commission and such filing is actually made.

(d)          As soon as available, but in any event within sixty (60) days after the end of each of the Borrower’s fiscal quarters, a balance sheet of the Borrower as of the last day of such quarter and statements of income and retained earnings and statements of cash flow for such quarter, all in reasonable detail, each such statement to be compiled by a nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to the Administrative Agent

(e)          Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, as the Administrative Agent may reasonably request from time to time.

(f)          At the same time as it delivers the financial statements required under the provisions of Section 5.3(a) through (d), a certificate of a senior officer of the Borrower or the Limited Guarantor, as the case may be, to the effect that no Event of Default exists or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

(g)          Promptly upon their becoming available, copies of any: (i) publicly filed financial statements, reports and notices; (ii) correspondence or notices received by the Borrower from any federal, state or local governmental authority that regulates the operations of the Borrower or the Property, relating to an actual or threatened change or development that would be materially adverse to the Borrower; and (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Limited Guarantor with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission.

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(h)          Promptly upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the Internal Revenue Service with respect to any Plan, relating to an actual or threatened change or development that would be materially adverse to the Borrower; (ii) all actuarial valuations received by the Borrower with respect to any Plan; and (iii) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

(i)          Such other material additional information regarding the business, affairs and condition of the Borrower or the Limited Guarantor as the Administrative Agent may from time to time reasonably request.

Section 5.4           Notice of Adverse Events and Significant Changes.

The Borrower shall, promptly after obtaining knowledge thereof, furnish to the Administrative Agent written notice of:

(a)          the occurrence of any event which constitutes an Event of Default;

(b)          the commencement of any action or proceeding involving or affecting (x) any Loan Party or any properties or assets of any Loan Party an adverse determination of which could reasonably be expected to have a Material Adverse Effect or (y) the Property;

(c)          any litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(d)          any change in the business, operations, property or condition (financial or otherwise) of any Loan Party which could reasonably be expected to have a Material Adverse Effect, other than a change in market conditions generally; and

(e)          (i) any release or discharge by the Borrower of any Hazardous Materials required to be reported under Environmental Laws and Regulations to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that could result in material Environmental Costs or could result in the imposition of any lien or other restriction on the title, ownership or transferability of the Property; and (iii) any proposed action to be taken by any Loan Party that could subject the Borrower to any material additional or different requirements or liabilities under Environmental Laws and Regulations.

Section 5.5           Books and Records; Inspection; Audits.

The Borrower shall maintain proper books and records with respect to the operation of its business in accordance with GAAP consistently applied; permit authorized representatives of the Administrative Agent to visit and inspect from time to time upon reasonable notice during business hours (or at any time after the occurrence and during the continuance of an Event of Default hereunder) the Property and any of the offices of the Borrower, to examine the books and records of the Borrower and make copies or extracts therefrom and to discuss the affairs of the Borrower with its officers and accountants.

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Section 5.6           Insurance.

The Borrower shall (a) keep the Property and all of its other assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion, and other hazards insured against by extended coverage in amounts sufficient to prevent it from becoming a co insurer (other than maintaining reasonable deductibles) and in any event 100% of the full insurable value (replacement value if available) of the property insured, (b) maintain with financially sound and reputable insurers, insurance against hazards, risks and liability to persons and property to the extent and in the manner customary for companies in similar business similarly situated, including flood insurance in the maximum amount available for the building and all improvements at the Premises and all contents therein, (c) provide to the Administrative Agent no later than thirty (30) days prior to the scheduled expiration date of any insurance policy, evidence satisfactory to the Administrative Agent that such expiration date has been extended for at least one year (including evidence of payment of the relevant premiums), (d) ensure that the Administrative Agent is named at all times a lender loss payee or additional insured, as appropriate, on all of the Borrower’s insurance policies, and (e) promptly upon request by the Administrative Agent, provide such other information regarding the insurance maintained by the Borrower as the Administrative Agent may require.

Section 5.7           Compliance with Laws.

The Borrower shall observe and comply in all material respects with all Laws which now or at any time hereafter may be applicable to the Borrower and/or the Property (including all applicable provisions of ERISA, the Bankruptcy Code, the Confirmed Plan, the Confirmation Order, the Consent Order and the Code), noncompliance with which could reasonably be expected to have a Material Adverse Effect; provided, however, that nothing herein contained shall be deemed to limit the Borrower’s right to contest any assertion of noncompliance with Laws and other legal requirements to the extent permitted under Section 5.2.

Section 5.8           Environmental Laws.

The Borrower shall (a) comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants of the Property, if any, with, all applicable Environmental Laws and Regulations and obtain and comply with and maintain and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and Regulations, except in each case to the extent that the failure to do so could not reasonably be expected to result in the payment of a Material Amount, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required of the Borrower under Environmental Laws and Regulations and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws and Regulations, except to the extent that the same are being Properly Contested, and except, in the case of any of the foregoing, to the extent that the failure to do so could not reasonably be expected to result in the payment of a Material Amount.

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Section 5.9           Use of Proceeds.

The Borrower shall use the proceeds of the Loan solely in accordance with its representations and warranties in Section 2.6.

Section 5.10         Establishment and Maintenance of Deposit Accounts.

The Borrower shall:

(a)          Establish on or before the Effective Date and thereafter maintain its operating checking account (its “Automatic Debit Account”) and all of its cash management, security deposit and other ancillary accounts with the Administrative Agent.

(b)          Establish on or before the Effective Date and thereafter maintain blocked accounts with the Initial Lenders (each, a “Blocked Account” and, collectively, the “Blocked Accounts”) and maintain at all times in each Blocked Account credit balances that are not less than (i) in the case of the Blocked Account maintained at IDB, the sum of (x) 9% of the then outstanding aggregate principal amount of IDB’s Initial Loans, plus (y) the Applicable Percentage of the then outstanding aggregate principal amount of Incremental Loans made by IDB, if any, and (ii) in the case of the Blocked Account maintained at Sterling, the sum of (x) 9% of the then outstanding aggregate principal amount of Sterling’s Initial Loans, plus (y) the Applicable Percentage of the then outstanding aggregate principal amount of all Incremental Loans made by Lenders other than IDB, if any (in each case, the “Required Reserve”). In the event that the credit balances in any Blocked Account are less than the Required Reserve for such Blocked Account at any time, the Borrower shall deposit in such Blocked Account an amount equal to the amount of the shortfall promptly after receipt of written notice thereof from the Initial Lender with whom such Blocked Account is maintained, delivered through the Administrative Agent. In the event that the credit balances in any Blocked Account exceed the Required Reserve for such Blocked Account at any time, the Initial Lender with whom such Blocked Account is maintained shall allow the Borrower to withdraw the excess from such Blocked Account promptly after receipt of written request therefor from the Borrower, delivered through the Administrative Agent. The funds in the Blocked Accounts shall secure payment in full of the Obligations when due. All funds in the Blocked Accounts shall be returned to the Borrower immediately after the payment in full of all the Obligations in accordance with the terms of this Agreement and the termination of any commitment to lend on the part of the Lenders.

(c)          Ensure that (i) the Limited Guarantor establishes on or before the Effective Date and thereafter maintains its primary operating checking account and all of its cash management, security deposit and other ancillary accounts with the Administrative Agent; provided, however, that the Limited Guarantor may maintain balances in deposit accounts at other financial institutions if it reasonably determines that doing so is necessary for business purposes and (ii) Holdings’ primary operating checking account will be maintained with the Administrative Agent.

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ARTICLE VI
NEGATIVE COVENANTS.

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower shall not do, agree to do, or permit to be done, any of the following without the prior written consent of the Administrative Agent:

Section 6.1           Indebtedness.

Create, incur, permit to exist or have outstanding any Indebtedness, except the following (collectively, the “Permitted Indebtedness”):

(a)          Indebtedness created hereunder;

(b)          Taxes, assessments and governmental charges that are not delinquent and with respect to which no penalties have attached, or that are Properly Contested, and non-interest bearing deferred liabilities other than liabilities for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

(c)          Trade payables that are Properly Contested or are incurred in the ordinary course of business of owning and operating the Property, provided that such trade payables (i) are paid within sixty (60) days from invoice date, (ii) are unsecured, (iii) are not evidenced by a promissory note or similar instrument and (iv) do not exceed $1,000,000 in the aggregate.

(d)          Indebtedness secured by the security interests referred to in Section 6.2(b);

(e)          The Indebtedness listed on Schedule 6.1 hereto; and

(f)          Obligations to provide cash, goods or services under (i) any lease for space at the Property to a tenant that is not an Affiliate of the Borrower, (ii) any agreement with the New York City School Construction Authority or another Governmental Authority with respect to the financing, design, development, demolition and/or construction of improvements at the Property and/or the purchase or lease of a portion of the Property and/or (iii) any agreement with any architect, engineer, developer, contractor, financial advisor, broker or consultant that is not an Affiliate of the Borrower with respect to the financing, design, development, demolition and/or construction of improvements at the Property, provided, in each case, that such lease or agreement does not constitute Indebtedness for borrowed money.

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Section 6.2           Liens.

Create, or assume or permit to exist, (i) any Lien on any of the properties or assets of the Borrower or (y) any Lien on Holdings’ equity interests in the Borrower, in each case whether now owned or hereafter acquired, except:

(a)          Permitted Liens;

(b)          Purchase money Liens on property acquired or held by the Borrower in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate amount of all such Indebtedness shall not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00);

(c)          The Liens listed on Schedule 6.2.

Section 6.3           Single Purpose Entity.

(a)          Engage in any business or activity other than the ownership, development, operation and maintenance of the Property, and activities incidental thereto;

(b)          Acquire or own any material assets other than the Property, and such incidental personal property as may be necessary for the operation of the Property;

(c)          Merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without the Administrative Agent’s prior written consent;

(d)          Fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation or, without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of the Borrower’s organizational documents, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would materially adversely affect the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents;

(e)          Own any subsidiary or make any investment in any person or entity without the prior written consent of the Administrative Agent;

(f)          Commingle its assets with the assets of any of its members, shareholders, directors, officers, partners, trustees, affiliates, principals or of any other Person;

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(g)          Incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Permitted Indebtedness;

(h)          Fail to maintain its records, books of account and bank accounts separate and apart from those of its members, shareholders, directors, officers, partners, trustees, principals or affiliates, or of any other Person;

(i)          Enter into any contract or agreement with any of its members, shareholders, directors, officers, partners, trustees, principals or affiliates, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

(j)          Seek its own dissolution or winding up in whole, or in part;

(k)          Maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its members, shareholders, directors, officers, partners, trustees, principals or affiliates, or of any or of any other Person;

(l)          Hold itself out to be responsible for the debts of another Person;

(m)          Make any loans or advances to any third party, including any of its members, shareholders, directors, officers, partners, trustees, principals or affiliates, or of any other Person;

(n)          Fail to file its own tax returns;

(o)          Fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other Person is transacting business, or (ii) to suggest that it is responsible for the debts of any other Person, including any of its members, shareholders, directors, officers, partners, trustees, principals or affiliates, or of any other Person;

(p)          Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

(q)          File or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

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Section 6.4           Distributions.

Declare or pay any dividends or make any distribution of any kind on its outstanding stock or membership interests, or set aside any sum for any such purpose, except that:

(a)          So long as no Event of Default shall exist hereunder when such dividends or distributions are declared or made, the Borrower may declare and pay cash dividends or distributions to the Limited Guarantor; and

(b)          The Borrower may declare and make dividend payments or other distributions payable solely in its equity;

Section 6.5           Disposition of Assets.

Subject to Section 9.17 hereof, make any Disposition of Property, or enter into any agreement to do so.

Section 6.6           Intentionally Omitted.

Section 6.7           ERISA Obligations.

Permit the establishment of any Employee Benefit Plan or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or increase the obligation for post-retirement welfare benefits of any Loan Party which liability or increase, individually or together with all similar liabilities and increases, has a Material Adverse Effect.

Section 6.8           Transactions with Affiliates.

Except as expressly permitted by this Agreement, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however, that: (i) payments on Investments expressly permitted by this Agreement may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower and receive reasonable compensation for his or her services in such capacity, and (iii) the Borrower may enter into any transaction with an Affiliate providing for the leasing of property, the development of the Property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration that would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

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Section 6.9           Hazardous Materials.

Cause or permit: (i) any Hazardous Materials to be placed, held, located or disposed of on, under or at the Property or any part thereof, except for such Hazardous Materials that shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (ii) the Property or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Materials. The Borrower acknowledges and agrees that, as long as the Administrative Agent or its designee shall not have taken actual possession of the Property, the Administrative Agent and the Lenders shall have no liability or responsibility for either:

(i)          damage, loss or injury to human health or the environment caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of the Property; or

(ii)         abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials at the Property or used by or in connection with the Borrower’s business.

Section 6.10         No Alterations or Occupancy.

(a)          Make any alterations to the Property that exceed in the aggregate Two Hundred Fifty Thousand Dollars ($250,000.00), other than repairs and alterations required to maintain the safety and soundness of the Property and to ensure that the Property is in compliance with all applicable Laws.

(b)          Enter into any leases, subleases, licenses, rental contracts or other agreements relating to the occupancy of the Property or any part thereof without (i) giving prior written notice to the Administrative Agent and (ii) delivering to the Administrative Agent an ADA Compliance and Indemnification Undertaking in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII
EVENTS OF DEFAULT.

If any one or more of the following events (“Events of Default”) shall occur and be continuing, any commitment to lend shall terminate and the entire unpaid balance of the principal of and interest on the Loans outstanding and all other Obligations of the Borrower to the Lenders and the Administrative Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Administrative Agent (except that in the case of the occurrence of any Event of Default described in Section 7.5 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind (other than as described below), all of which are expressly waived by the Borrower:

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Section 7.1           Payments.

Failure by the Borrower (a) to make any payment of principal on any Loan when due (whether at stated maturity or otherwise) or (b) to make any payment of interest or other amounts payable hereunder or under any other Loan Document (other than principal) when due (whether at stated maturity or otherwise) and, in the case of failure to pay any amount specified in this clause (b) such failure shall continue unremedied for more than 10 days after written notice thereof is given by the Administrative Agent to the Borrower; or

Section 7.2           Other Covenants.

Failure by any Loan Party to perform or observe any other term, condition or covenant of this Agreement or of any other Loan Document to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to such Loan Party by the Administrative Agent; provided, however, that if any such failure to perform or observe any such term, condition or covenant is capable of being cured and on or prior to the end of such 30-day period such Loan Party shall have commenced commercially reasonable activities to effect such cure and shall have delivered to the Administrative Agent a certificate signed by one of its senior officers describing such activities, and provided that such Loan Party is diligently pursuing such activities, then such 30-day period shall automatically be extended for a single additional 60-day period; or

Section 7.3           Cross-Default.

(a)          Any Loan Party or Holdings shall fail (after giving effect to any notice or grace periods) to make any payment when due (whether of principal or interest) in respect of any Material Indebtedness; or

(b)          Any event or condition occurs that results in any Material Indebtedness of any Loan Party or Holdings becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness of any Loan Party or Holdings or any trustee or agent on its or their behalf to cause any Material Indebtedness of any Loan Party or Holdings to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or redemption date; or

Section 7.4           Representations and Warranties.

Any representation or warranty made by a Loan Party to the Lenders or the Administrative Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made; or

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Section 7.5           Bankruptcy.

(a)          The Bankruptcy Court (or, if the Bankruptcy Court does not exercise jurisdiction, any other court of competent jurisdiction) shall find that any Loan Party has violated or taken any action that is inconsistent with the Confirmed Plan, the Confirmation Order, the Consent Order or any other order issued by the Bankruptcy Court that is final and non-appealable or that remains unstayed for thirty (30) days, or has failed to take any action it is required to take pursuant to the Confirmed Plan, the Confirmation Order, the Consent Order or any other such order of the Bankruptcy Court, and the Bankruptcy Court or such other court shall impose any obligation on any Loan Party or Holdings as a result of such finding that could reasonably be expected to have a Material Adverse Effect; or

(b)          Any Loan Party or Holdings shall be insolvent or shall generally cease paying, or be unable to pay, its debts as they become due or shall make any admission in writing to the foregoing effect, shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under the Bankruptcy Code (other than the Bankruptcy Case) or any other bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any Loan Party or Holdings shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or any Loan Party or Holdings by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or trustee for it or any substantial part of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

Section 7.6           Judgments.

Any judgment against any Loan Party or Holdings, or any attachment, levy or execution against any properties of any Loan Party or Holdings, in any such case for a Material Amount, shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

Section 7.7           ERISA.

(a)          The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could reasonably be expected to result in, a Material Adverse Effect and that is not corrected within 30 days, provided that in the case of a Plan sponsored by an entity other than the Borrower, correction shall mean the payment by the Borrower to the entity sponsoring the Plan of an amount sufficient to reimburse such entity for any accumulated funding deficiency in connection with such Plan termination; or

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(b)          Failure by the Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it, which failure is not corrected within 30 days; or

Section 7.8           Loss of Control or Management.

Any Change in Control shall occur or the Limited Guarantor shall cease for any reason to control the management or operations of the Borrower.

Section 7.9           Assertions by Loan Parties.

Any Loan Party shall assert, or institute any proceedings seeking to establish, that any provision of any Loan Document is invalid, not binding or unenforceable; or

Section 7.10         Effectiveness of Liens.

The Mortgage shall cease to be in full force and effect or shall cease to be effective to grant to the Administrative Agent for the ratable benefit of the Lenders a mortgage on the Property, with the priority purported to be created thereby.

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ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.1           The Administrative Agent

(a)          Appointment of Administrative Agent.

Sterling National Bank is hereby appointed as the Administrative Agent hereunder and under each of the Loan Documents, and the Lenders hereby irrevocably authorize the Administrative Agent to act as their agent and to take such actions as the Lenders are obligated or entitled to take under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act in substantially the same manner that it would act in dealing with a loan held for its own account ("Servicing Standard"). The Administrative Agent shall not have a fiduciary relationship with respect to the Lenders by reason of this Agreement. In performing its functions and duties under this Agreement, The Administrative Agent shall act solely as agent of the Lenders and does not assume, and shall not be deemed to have assumed, any obligations toward or relationship of agency or trust with or for the Borrower or any other Loan Party. As used in this Agreement, the term "Administrative Agent" shall be deemed to include Sterling National Bank and/or any successor Administrative Agent appointed pursuant to Section 8.13. Unless the Servicing Standard or the standards of care set forth in this Article require otherwise, the Administrative Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any of Lenders; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders, provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability unless properly indemnified to the satisfaction of the Administrative Agent, or that is contrary to this Agreement, any other Loan Document or applicable law; (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Lender serving as Administrative Agent or any of its Affiliates in any capacity unless such item is material and is required to be delivered to a Lender under the terms of the Loan Documents; (d) shall not be responsible to Lenders for or have any duty to ascertain or inquire into (i) any recitals, statements, representations or warranties contained in this Agreement, any other Loan Document or in any certificate or other document referred to or provided for in, or received by any Lender under this Agreement or any other Loan Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein, (iii) any failure by the Borrower or any other Loan Party to perform any of such party’s obligations hereunder or thereunder, or (iv) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and (e) shall not be responsible to Lenders for any action taken or omitted to be taken by the Administrative Agent hereunder or under any other Loan Document provided for herein or therein or in connection herewith or therewith, except for the Administrative Agent’s willful misfeasance or willful breach of this Agreement, or gross negligence in the performance of its duties or by reason of reckless disregard of its duties (as determined by a court of competent jurisdiction from which all appeal has been exhausted). The Administrative Agent shall be deemed not to have knowledge of any default or event of default unless and until notice describing such default or event of default is given to the Administrative Agent by the Borrower or a Lender.

To the extent that any action is to be taken, any information is to be delivered to or by any Lender, any determination is to be made, or any consent is to be given or withheld by any Lender, any such action, delivery, determination or consent shall be taken, made or given or withheld, as the case may be, by the Administrative Agent or any successor agent thereto at the direction of the Required Lenders, as provided for herein.

The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent shall have been notified of the assignment thereof.

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(b)          Reliance on the Administrative Agent. All acts of and communications by the Administrative Agent, as agent for the Lenders, shall be deemed legally conclusive and binding; and the Lenders acknowledge that Borrower or any third party (including any court) shall rely on any and all communications or acts of the Administrative Agent with respect to the exercise of any rights or the granting of any consent, waiver or approval on behalf of the Lenders in all circumstances where an action by Lenders is required or permitted pursuant to this Agreement or the provisions of any other Loan Document or by applicable laws without the right or necessity of making any inquiry of Lenders as to the authority of the Administrative Agent with respect to such matter.

In no event shall any of the foregoing limit the rights or obligations of any Lender with respect to any other Lender pursuant to the terms of this Agreement.

(c)          Powers. The Administrative Agent shall, subject to Section 8.1 and Section 8.4(b) of this Agreement, have and may exercise all powers that Lenders have under the Loan Documents and shall exercise such powers on behalf of the Lenders.

(d)          Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders. Each Lender, severally to the extent of its Pro Rata Share, hereby agrees to indemnify the Administrative Agent against and hold it harmless from any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that the foregoing shall not release the Administrative Agent from liability for its willful misfeasance or willful breach of this Agreement or gross negligence in the performance of its duties or by reason of reckless disregard of its duties (as determined by a court of competent jurisdiction from which all appeal has been exhausted).

(e)          Employment of Agents and Counsel. The Administrative Agent may undertake any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent in good faith and shall not be liable to the Lenders except as to money or securities received by them or their authorized agents, or for the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction from which all appeal has been exhausted) in hiring, retaining or overseeing of any such agents or attorneys-in-fact. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any Loan Document. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section 8.1(e) shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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(f)          Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be an employee of the Administrative Agent, provided that the foregoing shall not release the Administrative Agent from liability for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction from which all appeal has been exhausted). Any such counsel shall be deemed to be acting on behalf of Lenders in assisting the Administrative Agent with respect to the Loans, and shall be precluded from also representing the Administrative Agent in any matter in which the interests of the Administrative Agent and the Lenders may differ.

(g)          Payment of Expenses. Each Lender shall be responsible for and shall pay to the Administrative Agent upon demand each Lender's respective Pro Rata Share of all reasonable expenditures (including, without limitation, outside counsel fees and the allocated cost of internal counsel) incurred by the Administrative Agent to the extent such expenditures are not reimbursed by Borrower, any other Loan Party or other parties for which the Administrative Agent is entitled to reimbursement hereunder or under the Loan Documents (a) in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, (b) for collection of the Obligations, (c) for any amounts (excluding principal and interest on the Loans and loan fees), and (d) for enforcement of any remedies under the Loan Documents; each Lender shall indemnify the Administrative Agent and hold the Administrative Agent harmless from and against, to the extent of each Lender's respective Pro Rata Share, all damages or liabilities, including but not limited to damages or liabilities resulting from the presence on the Premises of hazardous materials, suffered or incurred by the Administrative Agent by reason of its acting or having acted as, or pursuant to its rights and responsibilities as, lender or mortgagee under the Loan Documents, except any damages or liabilities resulting from the Administrative Agent’s willful misfeasance or willful breach of this Agreement or gross negligence in the performance of its duties or by reason of reckless disregard of its duties (as determined by a court of competent jurisdiction from which all appeal has been exhausted). Each Lender shall make all payments due and owing to the Administrative Agent under this Agreement or the other Loan Documents, as and when same become due, by federal reserve wire for transfer to the Administrative Agent in accordance with the wire instructions provided by the Administrative Agent from time to time.

Section 8.2           Priority.

Each Lender’s undivided interests in the Loans shall be of equal priority with the interest of each other Lender.

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Section 8.3           Collection of Payments.

(a)          The Administrative Agent shall collect all payments of interest, principal and other sums due at any time or in connection with the Loans and/or the Loan Documents. Sterling National Bank will hold the Loan Documents (other than the other Lenders’ Notes) as Administrative Agent for itself and the Pro Rata benefit of the Lenders as evidence of the Loan and the Collateral and will receive all payments made by Borrower, Limited Guarantor or others on account of principal, interest, expenses and fees, holding each Lender's Pro Rata Share thereof for the benefit of such Lender to be applied in accordance with the terms hereof. Each Lender shall hold its own Note.

(b)          The Administrative Agent shall be entitled to retain in full all amounts collected with respect to the Obligations which are: (i) reimbursements for expenditures made by the Administrative Agent with respect to which a Lender did not pay its Pro Rata Share and (ii) interest accrued on sums added to the amount due under the Loan as a result of expenditures made by the Administrative Agent to cure defaults under the Loan Documents and with respect to which a Lender did not pay its Pro Rata Share. Payments received from or on behalf of the Borrower with respect to the Obligations shall be allocated first to items listed in this Section 8.3(b) prior to items contained in Section 8.3(c).

(c)          With respect to items of interest, principal, reimbursement of expenses for which any Lender has paid such Lender's Pro Rata Share to the Administrative Agent, and other amounts paid by Borrower, Limited Guarantor or other parties or otherwise collected by the Administrative Agent on or in connection with the Loans, out of all sums which are received by the Administrative Agent by 1:00 p.m. (New York City time) the Administrative Agent shall remit to each Lender on the date of collection its Pro Rata Share thereof; out of all such sums collected by the Administrative Agent after 1:00 p.m. (New York City time) the Administrative Agent shall remit to each Lender its Pro Rata Share thereof on or before the next succeeding business day in immediately available funds by wire transfer in accordance with the wire transfer instructions provided by such Lender from time to time. In the event the Administrative Agent does not remit such payment within the time period provided herein, it shall pay to Co-Lender interest on such payment at the Federal Funds rate from the date such payment should have been remitted to the date such amount is paid.

(d)          Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and pursuant to the foregoing paragraphs, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment or for any reason such payment is required to be returned to Borrower or paid to any other Person pursuant to any bankruptcy or insolvency law, any sharing clause in the Loan Documents or otherwise, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, without interest thereon, unless the Administrative Agent is required to return such amount with interest thereon, in which case, with interest thereon at the rate that the Administrative Agent is required to pay in connection therewith for each day from and including the date such amount is distributed to such Lender to but excluding the date of payment to the Administrative Agent.

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(e)          The transfer of funds to any Lender by the Administrative Agent is made on a nonrecourse basis. The Administrative Agent shall have no duty or obligation whatsoever to make any payments to any Lender except from corresponding payments received by the Administrative Agent from Borrower or any other Person pursuant to the Loan Documents.

(f)          Each Lender represents and warrants as of the date hereof that it is entitled to receive payments hereunder and under the Loan Documents without the withholding of any tax.

Section 8.4           Authority.

(a)          Subject to Section 9.5, the Lenders hereby authorize the Administrative Agent to act on behalf of the Lenders, to the extent herein provided, to exercise such powers as are, in the Administrative Agent’s good faith determination, incidental to the Administrative Agent's exercise of its rights and responsibilities hereunder and under the other Loan Documents, including the receipt of all payments of principal, interest, fees and expense reimbursements payable under or in connection with the Loans and/or the other Loan Documents, with full power and authority, on behalf of the Lenders, to determine whether conditions for borrowing have been satisfied, to institute and maintain against Borrower or any other Loan Party actions, suits or proceedings for the protection, collection and enforcement of the other Loan Documents and realization upon any Collateral and to take such other actions for the protection, collection and enforcement of the Loan Documents and realization upon any Collateral as it may deem necessary or appropriate, each in accordance with the terms of this Agreement and the other Loan Documents.

(b)          the Administrative Agent may, at its option, at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the other Loan Documents, the Administrative Agent is permitted or required to take or to grant without instructions from the Lenders, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Lenders. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Lenders. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders and such instructions to the Administrative Agent and any action taken or not taken pursuant thereto shall be binding on all Lenders.

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(c)          The Lenders authorize and direct the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. The Lenders agree that any action taken by the Administrative Agent in accordance with the provisions of this Agreement or any other Loan Document, and the exercise by the Administrative Agent of the powers set forth herein or therein, together with such other powers as are, in the Administrative Agent’s good faith determination, reasonably incidental thereto, shall be authorized and binding upon the Lenders, except for actions specifically requiring the approval of the Lenders. All communications from the Administrative Agent to the Lenders requesting the Lenders’ determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if requested by the Lenders and to the extent not previously provided to the Lenders, a summary of all oral information provided to the Administrative Agent by the Borrower, and all available written materials, in each case relating to the matter or issue to be resolved, and (iv) shall include the Administrative Agent's recommended course of action or determination in respect thereof. The Lenders shall reply promptly, but in any event within fifteen (15) days after receipt of the request therefor from the Administrative Agent (the “Reply Period”). If a Lender shall fail to give written notice to the Administrative Agent that it approves or consents to the recommendation or determination of the Administrative Agent within the Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination being recommended by the Administrative Agent.

Section 8.5           Rights of the Administrative Agent as Lender.

With respect to its interest in the Loans, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its capacity as a Lender. The Administrative Agent and the Administrative Agent’s parent, affiliates or subsidiaries may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as the Administrative Agent. Lenders and Lenders’ parents, affiliates or subsidiaries may (without having to account therefor to any other Lender or the Administrative Agent) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates.

Section 8.6           Standards of Care and Loan Administration.

(a)          The Administrative Agent agrees to service the Loans in accordance with the Administrative Agent's usual practices in the ordinary course of its business, modified from time to time as it deems appropriate under the circumstances, and to exercise the same care in administering the Loans and all Collateral as the Administrative Agent customarily exercises in administering similar loans. In this regard, the Administrative Agent, may from time to time, consistent with its usual practices for administering similar loans and subject to Section 9.5, waive non-material defaults of Borrower or Limited Guarantor provided that the waiver of such defaults will not materially adversely affect the Property or any other Collateral or the ability of the Administrative Agent to enforce the rights and remedies of the Lenders under the Loan Documents.

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(b)          The Administrative Agent shall not have any liability, express or implied, for any action taken or omitted to be taken by the Administrative Agent or for any failure or delay in exercising any right or power possessed by the Administrative Agent hereunder or under any of the other Loan Documents except for actual losses, if any, suffered by any Lender to the extent caused by or resulting from the Administrative Agent’s willful misfeasance or willful breach of this Agreement, or gross negligence in the performance of its duties or by reason of reckless disregard of its duties (as determined by a court of competent jurisdiction from which all appeal has been exhausted). Without limiting the foregoing, the Administrative Agent, its directors, officers, agents and employees: (i) may consult with legal counsel, independent public accountants, appraisers, and other experts selected by the Administrative Agent, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such persons, (ii) may rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, telegraph, telex, facsimile transmission, or other telecommunication device) believed by the Administrative Agent in good faith and with the exercise of commercially reasonable judgment to be genuine and correct and to have been signed, sent, or made by the proper person, (iii) makes no warranty or representation of any kind or character relating to Borrower, Limited Guarantor or the Property, and shall not be responsible for the correctness as to form, the due execution, legality, validity, enforceability, genuineness, sufficiency, or collectability of any of the Loan Documents, for any failure by Borrower or any person to perform its obligations thereunder, for Borrower's use of the proceeds therefrom, or for the preservation of the Property or the loss, depreciation, or release thereof, (v) makes no warranty or representation as to, and assumes no responsibility for, the authenticity, validity, accuracy, or completeness of any notice, financial statement, or other document or information received by any Lender in connection with, or otherwise referred to in, any of the Loan Documents, and (vi) shall not be required to make any inquiry concerning the observance or performance of any agreements contained in, or conditions of, any of the Loan Documents, or to inspect the property, books or records of Borrower or any other Person, except as is customary for the Administrative Agent acting in a commercially reasonable manner.

(c)          Should the Administrative Agent commence any proceeding or in any way seek to enforce the Administrative Agent's or the Lenders’ rights or remedies under the Loan Documents, irrespective of whether as a result thereof the Administrative Agent shall acquire title to the Property or any other Collateral, Lenders, upon demand therefor from time to time, shall contribute their respective Pro Rata Share of the reasonable actual costs and/or expenses of any such enforcement or acquisition, including fees of receivers or trustees, court costs, title insurer charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower or Limited Guarantor. Without limiting the generality of the foregoing, the Lenders shall contribute their respective Pro Rata Share of all reasonable actual costs and expenses incurred by the Administrative Agent (including, without limitation, all outside attorneys' fees and expenses and allocated costs of internal counsel) if the Administrative Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to the Property or any other Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or lien on any Collateral, or to enforce any rights of the Administrative Agent or the Lenders or any of Borrower's or any other party's obligations under any of the Loan Documents (collectively, “Costs”). Provided that no Lender shall be liable for any of the foregoing Costs to the extent such Costs arise from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction from which all appeal has been exhausted) or the failure of the Administrative Agent to follow the directions of the Required Lenders or all of the Lenders, as the case may be. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

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Any request by the Administrative Agent for reimbursement of Costs shall be in the form of a certificate from the Administrative Agent to each Lender as to the nature and amount for which the Administrative Agent claims reimbursement from Lenders pursuant to this Section 8.6(c). Any such request shall include reasonable evidence that such Costs meet the criteria set forth in this Section 8.6(c) and have been incurred by the Administrative Agent.

Any Costs which are required to be reimbursed by Lenders to the Administrative Agent in accordance with this Section 8.6(c) and which are not reimbursed to the Administrative Agent within ten (10) Business Days after demand therefor in accordance with this Section 8.6(c) shall accrue interest at the Federal Funds Rate from and after the eleventh (11th) Business Day after the date that such reimbursement request was made through and including the date of reimbursement by such Lender.

Any Costs which are subsequently recovered from Borrower, Limited Guarantor or any other Person shall be returned to each Lender in proportion to the Pro Rata Share of said Costs previously remitted by each Lender to the Administrative Agent.

Section 8.7           Non-Reliance on the Administrative Agent and Other Lenders.

Each Lender agrees that such Lender has, independently and without reliance on the Administrative Agent or any of the other Lenders, and based on such documents and information as such Lender has deemed appropriate, made such Lender’s own credit analysis of Borrower and the other Loan Parties and has made such Lender’s own decision to enter into this Agreement and the other Loan Documents and that such Lender shall, independently and without reliance upon the Administrative Agent or any of the other Lenders, and based on such documents and information as such Lender shall deem appropriate at the time, continue to make such Lender’s own analysis and decisions in taking or not taking action under this Agreement and the Loan Documents. Other than determining whether payments due to the Administrative Agent under the Loan Documents have in fact been made and determining, based solely on the review of compliance certificates delivered to the Administrative Agent by Borrower or Limited Guarantor, whether Borrower and Limited Guarantor are in compliance with the covenants set forth in this Agreement, the Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or Limited Guarantor of any term or provision of this Agreement or any of the other Loan Documents or any other document referred to as provided for herein or therein or to inspect the properties or books of Borrower or Limited Guarantor. The Administrative Agent shall provide each Lender with any information received by the Administrative Agent from Borrower or Limited Guarantor which is required to be provided to Lenders hereunder and with a copy of any notice of default received by the Administrative Agent from Borrower or any Lender. Except for notices, reports and other documents expressly required to be furnished to Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or Limited Guarantor that may come into the possession of the Administrative Agent.

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Section 8.8           Failure to Act.

Except for action expressly required of the Administrative Agent hereunder or under any of the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless the Administrative Agent shall receive further assurances to the Administrative Agent’s complete satisfaction from Lenders of their indemnification obligations under Section 8.6(c) hereof against any and all liability and expense that may be incurred by the Administrative Agent by reason of the Administrative Agent taking or continuing to take or failing to take any such action.

Section 8.9           Action by the Administrative Agent.

Each of the entities comprising Lenders hereby appoints the Administrative Agent as agent and bailee for the purpose of perfecting the security interests in and liens upon the Property and the other Collateral, in accordance with Article 9 of the Uniform Commercial Code in effect in the State where the Property is located or the State where Borrower is organized, can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party). Each Lender hereby appoints the Administrative Agent as such Lender’s attorney-in-fact for the purpose of executing the Loan Documents on such Lender’s behalf.

(a)          In the event that all or any portion of the Property or any other Collateral is acquired by the Administrative Agent as the result of the exercise of any remedies hereunder or under any other Loan Document, or is retained in satisfaction of all or any part of the Borrower's obligations under the Loan Documents, title to any such Collateral or any portion thereof shall be held in the name of a nominee or subsidiary of each Lender in accordance with such Lender’s Pro Rata Share and pursuant to an agreement to be approved by the Required Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral and submit it to the Lenders for approval by the Required Lenders (upon such approval, the "Post-Default Plan"). The Administrative Agent shall administer the Collateral in accordance with the Post-Default Plan, and upon demand therefor from time to time, the Lenders will contribute their respective Pro Rata Share of all costs and expenses incurred by the Administrative Agent pursuant to the Post-Default Plan, including any operating losses and all necessary operating reserves. To the extent there is net operating income from such Collateral, the Administrative Agent shall, in accordance with the Post-Default Plan, make distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Share. In no event shall the provisions of this subsection or the Post-Default Plan require the Administrative Agent or any Lender to take an action which would cause the Administrative Agent or such Lender to be in violation of any applicable regulatory requirements.

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(b)          If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds or other Collateral or any payments with respect to the obligations of Borrower to such Lender arising under, or relating to, this Agreement or any of the Loan Documents except for any such proceeds or payments received by such Lender from the Administrative Agent or otherwise pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent hereunder in excess of such Lender’s ratable portion of the relevant distributions by the Administrative Agent hereunder, such Lender shall promptly turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the obligations hereunder in accordance with the applicable provisions of this Agreement.

Section 8.10         Books and Records.

The Administrative Agent will at all times keep and maintain proper books of account and records reflecting the interest of the Lenders in the Loans, in a manner satisfactory to bank examiners from regulatory authorities having jurisdiction over the Administrative Agent, which books of account and records shall be accessible for inspection by any Lender at all times during normal business hours upon not less than five (5) banking days’ notice by such Lender to the Administrative Agent. The Administrative Agent shall record in its records the following information (the “Lender Records”): name and address of Lenders, the amount of the Lenders’ respective commitments and the percentage of the Loans owing to such Lender from time to time.

Section 8.11         Information to Lenders.

The Administrative Agent shall provide to Lenders such information in the Administrative Agent's possession as to the status of the Loans, the status of principal and interest payments, Collateral values, lien status and any factual information bearing on the continued creditworthiness of Borrower and Limited Guarantor and such other information regarding the Borrower, Limited Guarantor, the Property, the Lenders’ Committed Amounts and the Lenders’ Pro Rata Shares as the Lenders may, from time to time, reasonably request and the Administrative Agent shall promptly update those records as necessary.

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Section 8.12         Notice of Event of Default, Exercise of Remedies, Foreclosure, etc.

(a)          The Administrative Agent shall not (unless it has actual knowledge) be deemed to have knowledge or notice of the occurrence of any Event of Default unless and until the Administrative Agent has received written notice from a Lender or Borrower specifying such Event of Default.

(b)          In the event of the occurrence of an Event of Default and if the Administrative Agent, in the Administrative Agent’s sole and absolute discretion, determines that any action is to be taken by the Administrative Agent on behalf of Lenders in connection therewith, or the Administrative Agent is instructed to take action by the Required Lenders, the Administrative Agent shall send a notice (the “Action Notice”) to each Lender recommending a course of action (which may include a recommendation to refrain from taking any action) and Lenders shall promptly consult in good faith to either confirm the Administrative Agent’s suggested course of action (or inaction) or to arrive at a course of action which shall be mutually acceptable to all Lenders in their reasonable discretion. Such course of action shall address, among other issues, (i) the exercise of remedies and the manner in which a foreclosure or additional remedies shall be conducted, (ii) the interests of all of the Lenders at a foreclosure sale or auction and whether Lenders or their nominees shall succeed to title to the Mortgaged Property or any other Collateral and (iii) issues pertaining to the operation, management, maintenance, leasing and/or the sale of the Property or any other Collateral. The Administrative Agent shall promptly implement any such agreed upon course of action (or inaction) on behalf of Lenders. Notwithstanding anything to the contrary contained herein, if Lenders are unable to agree on a course of action (or inaction) within ten (10) Days of the date of the Action Notice, the Administrative Agent shall have the right (but not the obligation), upon notice to Lenders, to take such course of action (or refrain from taking such action) as the Administrative Agent deems appropriate and the Administrative Agent may continue to proceed on such course of action, or refrain from taking such action, until the Administrative Agent receives notice to the contrary from the Required Lenders (“Agent Discretion Standard”). Provided and on condition that the Administrative Agent has acted in accordance with this Subsection 8.12(b) and the Agent Discretion Standard, Lenders hereby acknowledge and agree that the Administrative Agent shall have no obligation to take any action unless failure to do so would be willful misfeasance or willful breach of this Agreement, or gross negligence in the performance of its duties or by reason of reckless disregard of its duties (as determined by a court of competent jurisdiction from which all appeal has been exhausted).

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(c)          Provided that Lenders have agreed to a foreclosure or auction in accordance with Subsection 8.12(b) (or the Administrative Agent has exercised the Agent Discretion Standard), upon a foreclosure sale or auction and subject to the terms and provisions of this Agreement, the Administrative Agent shall have the right to bid at the foreclosure sale or auction on behalf of Lenders. Any bid entered by the Administrative Agent in an amount not in excess of the total indebtedness due under the Notes plus expenses and all other amounts which are recoverable from the proceeds of the sale (collectively, the “Judgment Amount”) shall be deemed to have been entered on behalf and for the benefit of Lenders, and, if such bid is the successful bid, the Administrative Agent shall cause a referee’s deed (as to the Property) or the applicable title instrument (as to all other Collateral) to be issued to the Administrative Agent (or the Administrative Agent’s nominee) in trust for Lenders, and the Administrative Agent (or the Administrative Agent’s nominee) shall hold title subject to the terms and provisions of Subsection 8.12(d) and Subsection 8.12(e) on behalf of, and as trustee for, Lenders.

(d)          The Administrative Agent and Lenders hereby acknowledge and agree that if title to (i) the Property or (ii) any other Collateral is obtained by the Administrative Agent (or the Administrative Agent’s nominee) for the benefit of Lenders, such asset(s) shall not be held as a permanent investment, but shall be marketed and sold as soon as possible, taking into account then current economic and market conditions. Subject to Subsection 8.12(b), each Lender shall, upon demand therefor from time to time, contribute such Lender’s Pro Rata Share of all costs, fees and expenses (including, without limitation, outside attorney’s fees and disbursements and the allocated costs of internal counsel) suffered or incurred by the Administrative Agent (or the Administrative Agent’s nominee) in connection with the operation, management, maintenance, leasing and/or sale of all or any part of the Property or any other Collateral. Funds received from the ownership, operation or sale of the Property or any other Collateral (net of operating expenses or transaction costs in connection with such ownership, operation or sale) shall constitute debt service payments and shall be applied first, to reimburse the Administrative Agent for any Costs, and thereafter, in accordance with Section 8.3. Lenders shall consult with the Administrative Agent and attempt to determine a mutually acceptable course of action relating to, but not limited to, the management, operation and leasing of the Property and any other Collateral as well as the sale of the Property and any other Collateral; provided, however, if Lenders cannot agree on a mutually acceptable course of action, the Administrative Agent shall have the right (but not the obligation) to apply the Agent Discretion Standard upon notice to Lenders.

(e)          Notwithstanding anything to the contrary contained herein, each Lender shall have the right to enter a bid in an amount in excess of the Judgment Amount and, if such bid is the successful bid, such Lender shall acquire the Property or other Collateral, as the case may be, for such Lender’s own account and, provided and on the condition that the non-bidding party is, by not later than the date of delivery to the bidding party (or such bidding party’s nominee) of the referee’s deed or other title instrument, paid in full all amounts owed to the non-bidding party under this Agreement and the other Loan Documents, the non-bidding party shall have no further interest in the Property or other Collateral, as the case may be, and the terms and provisions of Subsection 8.12(b) shall be null and void and of no further force or effect.

(f)          The Lenders agree that they will only take action, or institute actions or proceedings, against the Borrower or Limited Guarantor or any other person under any Loan Documents with respect to exercising claims against the Borrower (except for rights of set-off and other rights to payments in accordance with Sections 2.16 and 9.4) or Limited Guarantor or rights in any Collateral through the Administrative Agent and in accordance with the terms hereof.

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Section 8.13         Successor Administrative Agent.

(a)          The Administrative Agent may resign from the performance of all of its functions and duties hereunder at any time, by giving at least thirty (30) days’ prior written notice to the Lenders and Borrower. Such resignation shall take effect on the date set forth in such notice or as otherwise provided below. Such resignation by the Administrative Agent as Administrative Agent shall not affect its rights or obligations hereunder and under the other Loan Documents as a Lender. If the Administrative Agent is guilty of gross negligence or willful misconduct (as determined by a court of competent jurisdiction from which all appeal has been exhausted), the Lenders may remove the Administrative Agent from its role as the Administrative Agent for the Lenders, without affecting the Administrative Agent's rights or obligations as a Lender hereunder and under the other Loan Documents.

(b)          Upon resignation by the Administrative Agent, or any successor Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent, which successor agent shall be either one of the Initial Lenders or another Lender that is consented to by the Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required after the occurrence and during the continuance of an Event of Default). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders (other than the Lender which is the Administrative Agent resigning), a successor agent from among such other Lenders (it being understood and agreed that if such successor agent is not an Initial Lender, its appointment shall be subject to the consent of the Borrower, which shall not be unreasonably withheld or delayed and shall not be required after the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor agent, the Administrative Agent's resignation shall become effective and such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Administrative Agent upon the recordation of a written designation and acceptance, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than its liability, if any, for duties and obligations accrued prior to its retirement. After any retiring Administrative Agent's resignation hereunder as an Administrative Agent, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. The new Administrative Agent shall promptly deliver to the Borrower a copy of the designation and acceptance.

(c)          If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days after the date of a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nonetheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Lenders (other than the Lender which has resigned as Administrative Agent) appoint a successor agent as provided for above. The resigning Administrative Agent shall have continuing liability for any act of willful misfeasance or willful breach of this Agreement or gross negligence in the performance of its duties or by reason of reckless disregard of its duties (as determined by a court of competent jurisdiction from which all appeal has been exhausted) committed by it during the period it was the Administrative Agent under this Agreement.

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ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1           Fees, Costs and Expenses; Indemnity.

(a)          The Borrower will promptly pay all reasonable out of pocket costs and expenses of the Administrative Agent (including the reasonable out of pocket fees and disbursements of counsel to the Administrative Agent and the cost of all appraisals, surveys, title insurance policies, environmental assessments, tax service, engineering, inspections, searches, and recording) in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Lenders and the Administrative Agent, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is reasonably proposed by Agent but not executed and delivered) and with any claim or action threatened, made or brought against any of the Lenders or the Administrative Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (other than a claim or action resulting from the gross negligence, willful misconduct, or intentional violation of law by the Administrative Agent and/or the Lenders).

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(b)          In addition, the Borrower will promptly pay all out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) suffered or incurred by each Lender in connection with its enforcement of the payment of the Notes held by it or any other sum due it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Lender and the Administrative Agent and each of their respective Related Parties against, and hold each of them harmless from, any actual losses, liabilities, damages, penalties, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, making Loans hereunder and any and all transactions related to or consummated in connection with the Loan Documents and/or the Loans (other than as a result of the gross negligence, willful misconduct or intentional violation of law by the party seeking indemnification), including actual losses, liabilities, damages, penalties, claims, costs and expenses suffered or incurred by any Lender or the Administrative Agent or any of their respective Related Parties arising out of or related to any Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise against the Administrative Agent, the Lenders or any of their Related Parties, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact by any Loan Party or any of Affiliate of a Loan Party in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of any Loan Party or any Affiliates or agents of a Loan Party related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Administrative Agent and the Lenders hereunder, at common law or otherwise. The provisions of this Section shall survive the payment of the Obligations and the termination of this Agreement.

(c)          Notwithstanding anything to the contrary herein, the Borrower will not be obligated to pay any costs or expenses suffered or incurred by the Administrative Agent or any Lender in connection with any voluntary assignment by any Lender of its Loans or any portion thereof or any voluntary sale by any Lender of a participation therein.

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Section 9.2           Taxes.

If, under any law in effect on the date of the extension of any credit hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Lenders and the Administrative Agent against and save each of them harmless from any actual loss or actual damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Note, such Lender, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive prompt reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section shall survive payment of the Obligations and termination of this Agreement.

Section 9.3           Payments.

All payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Administrative Agent at the Principal Office in U.S. Dollars and in immediately available funds, by wire transfer or otherwise, not later than 1:00 p.m. on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (without regard to withholding for or on account of: (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lender to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Lender payable by such Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of any Note, the Lender holding such Note shall mark the Note “Paid” and return it to the Borrower.

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Section 9.4           Lien on and Set-off of Deposits.

As security for the due payment and performance of all the Obligations, the Borrower hereby grants to the Administrative Agent for the ratable benefit of the Lenders a Lien on any and all deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Lender or the Administrative Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Lender or the Administrative Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral.

Section 9.5           Modifications, Consents and Waivers; Entire Agreement.

(a)          Neither this Agreement, nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders and each Loan Party that is a signatory to the relevant Loan Document may or, with respect to those Loan Documents to which the Lenders are not party, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is a signatory to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications to such Loan Document or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of such Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce (by way of forgiveness or otherwise) or increase the principal amount of any Loan, postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts to the Lenders (or any of them) hereunder or under any other Loan Document, including the Maturity Date (subject to the Borrower’s right to extend the initial Maturity Date pursuant to Section 2.15), change the amount or stated rate of any interest or fees payable hereunder (provided that the waiver of applicability of the Post-Default Rate and any increase in the Contract Rate specified in the proviso to Section 2.4(a) shall not constitute a change in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, or change any Lender's Pro Rata Share, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under, or otherwise amend any provisions of, this Section without the written consent of such Lender; (iii) waive any of the conditions set forth in Section 4.1, reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any of the other Loan Documents, amend or modify Section 9.12 or the definition of “Eligible Assignee” so as to make less restrictive the prohibitions against the Borrower and its Affiliates becoming Lenders or participants, release the Mortgage or any other collateral for the Obligations in whole or in part, release the Limited Guarantor from its obligations under the Limited Guarantee, or change any provision hereof requiring ratable funding or ratable sharing of payments or setoffs or otherwise related to the pro rata treatment of Lenders, in each case without the written consent of all the Lenders; or (iv) amend, modify or waive any provision of Article VIII without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

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(b)          In the event that (x) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure from or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders or all affected Lenders and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(c)          The Borrower may, at its sole expense and effort, upon notice to any Non-Consenting Lender and the Administrative Agent, (x) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.12), all of its interests, rights and obligations under this Agreement and all other Loan Documents to one or more Eligible Assignees that are willing to agree to such consent, waiver or amendment and that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment in its sole discretion), provided that:

(i)          the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.12;

(ii)         such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal) or the Borrower (in the case of accrued interest, fees and all other amounts);

(iii)        such Non-Consenting Lender shall (i) execute and deliver an Assignment and Assumption with respect to all of such Lender’s Commitment and outstanding Loans and (ii) deliver any Notes evidencing such Loans to the Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

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(iv)        the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender with respect to the period preceding such assignment;

(v)         such assignment does not conflict with applicable Laws;

(vi)        the Administrative Agent cannot be replaced other than in accordance with Section 8.13;

Notwithstanding the foregoing, a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 9.6           Remedies Cumulative; Counterclaims.

Each and every right granted to the Administrative Agent and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent or any Lender or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Lender or the Administrative Agent and without regard to any other obligation of any nature whatsoever that any Lender or the Administrative Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower (unless such counter-claim or offset would, under applicable law, be permanently and irrevocably lost if not brought in such action) in any action, suit or proceeding instituted by any Lender or the Administrative Agent for payment or performance of the Obligations.

Section 9.7           Further Assurances.

At any time and from time to time, upon the request of the Administrative Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

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Section 9.8           Notices.

All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered pursuant to Section 5.3 which may be sent by ordinary first-class mail) or facsimile, addressed, with respect to each party hereto, to its address set forth below its name on the signature pages hereof. Any notice, request, demand or other communication hereunder shall be deemed to have been given on: (x) the day on which it is telecopied to such party at its facsimile number specified below (provided that such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand or such commercial messenger service to such party at its address specified below, or (y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail. Any party hereto may change the Person, address or facsimile number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice regarding a change shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

Section 9.9           Counterparts.

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 9.10         Severability.

The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 9.11         Binding Effect; No Assignment or Delegation by Borrower.

This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Lenders and the Administrative Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Administrative Agent and the Lenders, and any purported assignment or delegation without such consent shall be null and void.

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Section 9.12         Assignments and Participations by Lenders.

Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Eligible Assignee (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) shall be required in the case of any assignment of a Loan, in whole or in part, to a Person that is not a Lender or an Affiliate of a Lender, (ii) in the case of any assignment by an Initial Lender of its Loan, in whole or in part, to a Person that is not an Affiliate of such Initial Lender, the consent of the other Initial Lender (which shall not be unreasonably withheld or delayed) shall be required, (iii) the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and, so long as no Event of Default shall have occurred and be continuing at the time of such proposed assignment, the Borrower (which shall not be unreasonably withheld or delayed and shall be deemed to have been given if the Borrower has not responded to a proposed assignment within ten (10) Business Days following its receipt of notice of such proposed assignment) shall be required in the case of any assignment of a Commitment to a Person that is not a Lender or a Lender Affiliate and (iv) unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Affiliate of a Lender) shall be in an aggregate principal amount of less than $10,000,000, in each case except in the case of an assignment of all of a Lender's interests under this Agreement and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Assumption covering all of an Assignor's rights and obligations under this Agreement and the other Loan Documents, such Assignor shall cease to be a party hereto and thereto); provided, however, that, notwithstanding such assignment, an assigning Lender shall retain the benefit of all indemnities provided by the Borrower hereunder for the period prior to the effective date of such Assignment and Assumption.

(a)          The Administrative Agent shall, on behalf of the Borrower, maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount (and stated interest) of the Loans owing to, each Lender from time to time, which Register shall be made available to the Borrower and any Lender upon reasonable request. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption, and thereupon one or more new Notes shall be issued to the designated Assignee.

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(b)          Upon its receipt of an Assignment and Assumption executed by an Assignor, an Assignee and any other Person whose consent is required by this Section, together with payment to the Administrative Agent of a registration and processing fee of $4,000 (such fee not to be payable with respect to assignments to an Assignor’s Affiliate and such fee not to be payable by the Borrower, except for an assignment pursuant to Section 2.17(d) or Section 9.5(c)), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(c)          The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described above.

(d)          Each Lender may, at its sole expense, without the prior consent of the Administrative Agent, the other Lenders or the Borrower, sell participations to one or more Persons (other than a natural person, a Defaulting Lender or a Person who, if it were to become a Lender hereunder, would constitute a Defaulting Lender, or any Loan Party or any Affiliate of a Loan Party) (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note held by it); provided, however, that: (A) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would change the amount, interest rate or maturity of the Loans or any other matter that requires unanimous consent of all of the Lenders. The Borrower agrees that if any Obligations are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in the Loans to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that by purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Sections 2.14 and 8.9(b) as fully as if it were a Lender hereunder.

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(e)          Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Loan Party furnished to such Lender by or on behalf of such Loan Party, other than confidential information furnished to such Lender under a confidentiality agreement with such Loan Party.

(f)          Anything in this Section to the contrary notwithstanding, any Lender may at any time pledge and assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

Section 9.13         FATCA.

If a payment made to any Lender hereunder would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Section 9.14       GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

(a)          THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

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(b)          EXCEPT AS PROVIDED IN SECTION 7.5(a), THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER, BY THEIR EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENT AND SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 9.8. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING WHATSOEVER, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

Section 9.15         USA Patriot Act Notice; Anti-Money Laundering.

(a)          The Administrative Agent and each of the Lenders hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow Administrative Agent and such Lender to identify each Loan Party in accordance with the USA Patriot Act.

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(b)          The Borrower shall ensure that (i) no person who owns a controlling interest in or otherwise controls the Borrower or the Limited Guarantor is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”) or the Department of the Treasury or included in any Executive Orders of the President of the United States of America (“Executive Orders”), that prohibits or limits the Lenders from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, and (ii) the proceeds of the Loans shall not be used to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto. Further, the Borrower shall comply, and cause the Limited Guarantor to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

(c)          The Borrower shall, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Section 9.16         No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement or any of the transactions contemplated hereby provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the process leading to such transactions, (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as a financial advisor, agent or fiduciary for the Borrower or any of its Affiliates, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty, arising on or before the date of this Agreement in connection with any aspect of any transactions contemplated hereby.

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Section 9.17         Permitted Agreements.

The Borrower shall have the right to enter into any contract or agreement, including those related to the predevelopment or potential development of the Property, provided that such contract or agreement (a) does not adversely affect the value, marketability or insurability of the Property, (b) does not adversely affect the Administrative Agent’s ability to foreclose on the Property, (c) does not violate the terms of this Agreement or any other Loan Document and (d) would not be binding on the Administrative Agent or its designee if it were to acquire title to the Property in a foreclosure action or otherwise.

Section 9.18         Assignment of Loan Documents.

Upon the request of the Borrower in connection with a sale of the Property or a refinancing of the Loans which, in either case, results in the payment in full of the Loans and all other Obligations, the Administrative Agent shall assign the Loan Documents to the Borrower’s designee, without recourse and without any representations or warranties, or provide a payoff letter and releases or discharges of Liens, all at the sole cost and expense of the Borrower.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

TPHGREENWICH OWNER LLC,
a Delaware limited liability company

By:	/s/ RICHARD PYONTEK
Name: Richard Pyontek
Title: Treasurer and Secretary

Address for Notices:

c/o Trinity Place Holdings Inc.
717 Fifth Avenue
New York, New York 10022
Attn: Mr. Matthew Messinger
Facsimile No.: (212) 235-2199

With a copy (other than in the case of routine communications) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn: James P. Godman, Esq.
Facsimile No.: (212) 715-8284

Loan Agreement Signature Page

STERLING NATIONAL BANK,
as Administrative Agent and as a Lender

By:	/s/ JOHN HOTCHKISS
Name: John J. Hotchkiss
Title: Senior Vice President

Lending Office:
400 Rella Boulevard
P.O. Box 600
Montebello, New York 10901-4256
Attention: Commercial Loan Department

Address for Notices:

400 Rella Boulevard
P.O. Box 600
Montebello, New York 10901-4256
Attn: Commercial Loan Department
Facsimile No.: (845) 369-8175

With a copy (other than in the case
of routine communications and documents delivered pursuant to Section 5.3) to:

Windels Marx Lane & Mittendorf, LLP
156 West 56th Street
New York, New York 10019
Attn: Michael Clain, Esq.
Facsimile No.: (212) 262-1215

Loan Agreement Signature Page

ISRAEL DISCOUNT BANK OF NEW YORK,
as a Lender

By:	/s/ ELENA DOKIANOS
Name: Elena Dokianos
Title: Vice President

By:	/s/ JEFF MARCUS
Name: Jeff Marcus
Title: Vice President

Lending Office:

511 Fifth Avenue, 8th Floor
New York, New York 10017
Attention: Commerical Real Estate Department

Address for Notices:

511 Fifth Avenue, 8th Floor
New York, New York 10017
Attention: Commercial Real Estate

With a copy (other than in the case
of routine communications and documents delivered pursuant to Section 5.3) to:

Venable LLP
1270 Avenue of the Americas
New York, New York 10020
Attention: Peter G. Koffler
Facsimile No.: (212) 307- 5598

Loan Agreement Signature Page

EXHIBIT A

FORM OF PROMISSORY NOTE

$	New York, New York
___________ __,____

FOR VALUE RECEIVED, TPHGREENWICH OWNER LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to _______________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Sterling National Bank, acting as Administrative Agent (in such capacity, the “Administrative Agent”), located at 400 Rella Boulevard, Montebello, New York 10901, on the Maturity Date (as defined in the Agreement referred to below) the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or, if less, the then unpaid principal amount of all the Loans made by the Lender pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Loan made by the Lender in like money at said office from the date hereof until paid in full at the rates and on the dates specified in Section 2.4 of the Agreement.

This Note is one of the Notes referred to in the Loan Agreement dated as of February __, 2015 (as from time to time amended, restated, supplemented or otherwise modified, the “Agreement”), among the Borrower, the lenders from time to time party thereto (including the Lender) and the Administrative Agent, and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Agreement). All capitalized terms that are defined in the Agreement and are not otherwise defined herein have the respective meanings assigned to them in the Agreement.

This Note is secured by the Mortgage, is entitled to the benefits of the Limited Guaranty, and is subject to voluntary prepayment in whole or in part, in each case as provided in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be, or may automatically become, due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

TPHGREENWICH OWNER LLC

By
Name:
Title:

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date (referred to below) and is entered into by and between the Assignor identified below (the "Assignor") and the Assignee identified below (the "Assignee"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). The parties hereto hereby agree to the Standard Terms and Conditions for Assignment and Assumption (the "Standard Terms and Conditions") specified in Annex 1 attached hereto which are incorporated herein by reference and made a part of this Assignment and Assumption as if set forth in full herein. The Assignee hereby acknowledges receipt of a copy of the Loan Agreement.

Subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date (selected by the Administrative Agent identified below), and for an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, (a) all of the Assignor's rights and obligations as a Lender under the Loan Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of the Assignor’s Loans and (b) to the extent permitted by applicable Law, all suits, claims, causes of action and any other right of the Assignor (as a Lender) against any Person, whether known or unknown, arising under or with respect to the Loan Agreement, any other Loan Document, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or otherwise based on or related to any of the foregoing, including, but not limited to, contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above, collectively, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________

3.	Borrower:	______________________________

4.	Administrative Agent: Sterling National Bank, in its capacity as Administrative Agent under the Loan Agreement

5.	Loan Agreement: The Loan Agreement dated as of February ____, 2015, among the Borrower, the Lenders from time to time party thereto, and the Administrative Agent.

6.	Assigned Interest:

(a)	Loan balance assigned: ______________________________

(b)	Loan balance retained by the Assignor: _________________

(c)	Assignee’s Pro Rata Share following assignment: _________

(d)	Assignor’s Pro Rata Share following assignment: _________

7.	Effective Date: _______________________

The Assignor attaches the Note held by it and requests that the Administrative Agent exchange such Note for a new Note payable to the Assignee in an amount equal to the Assigned Interest and a new Note payable to the Assignor in an amount equal to the aggregate principal amount of the Loan retained by the Assignor.

[Balance of page intentionally left blank; signature page follows]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to:

STERLING NATIONAL BANK,
as Administrative Agent

By:
Name:
Title:

TPHGREENWICH OWNER LLC

By:
Name:
Title:

ANNEX 1 TO

ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) except as set forth herein, makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, validity, legality, enforceability, sufficiency, genuineness or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or any collateral thereunder, (iii) the performance or observance by the Borrower or any other Person of any of their respective obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or (iv) the financial condition of the Borrower or any other Person obligated in respect of the Loan Agreement or any other Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, it shall have the obligations of a Lender thereunder, from and after the Effective Date, (iv) it is sophisticated regarding decisions to purchase assets such as those represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to purchase the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement and the other Loan Documents, together with (or been given the opportunity to receive) copies of the most recent financial statements delivered pursuant to Section 5.3 of the Loan Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and, on the basis of such documents and information, it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (vi) if it is a branch or agency of a bank that is not organized under the laws of the United States or any state thereof, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking action under the Loan Documents, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (ii) it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iii) it will perform in accordance with their terms all of the obligations that are required to be performed by it as a Lender under the Loan Agreement and the other Loan Documents.

2. Payments. [From and after the Effective Date, the Administrative Agent shall make all payments of principal, interest, fees and other amounts in respect of the Assigned Interest to the Assignor for amounts which have accrued prior to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.][From and after the Effective Date, the Administrative Agent shall make all payments of principal, interest, fees and other amounts in respect of the Assigned Interest to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments made by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.] Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to this clause, and pay to the other party any such amounts which it may receive promptly upon receipt.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of law principles.

Exhibit C

Form of Consent Order

(attached)

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

In re

FILENE's BASEMENT, LLC, et al.,[1]

Reorganized Debtors.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

x : : : : : : : : x	Chapter 11 Case No. 11-13511 (KJC) Jointly Administered RE: D.I. 3174, 3180, 3186, 3190, 3196

ORDER (I) AUTHORIZING THE REORGANIZED DEBTORS TO ENTER INTO SECURED DEBT FINANCING AND EFFECTUATE THE TRANSACTIONS CONTEMPLATED THEREIN; (II) AUTHORIZING THE REORGANIZED DEBTORS TO DEVELOP, SELL, AND/OR OTHERWISE TRANSFER SYMS OWNED REAL ESTATE, INCLUDING THE TRINITY PROPERTY, PURSUANT TO THE PLAN; AND
(III) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the Reorganized Debtors for entry of an order under sections 105, 1142, and 1146 of the Bankruptcy Code, Bankruptcy Rules 4001 and 6004, Local Rules 4001-2 and 6004-1, sections VII.B, VII.F, VII.H, and XIII of the Plan, and paragraphs 7, 18, 21, and 49 of the Confirmation Order (i) authorizing the Reorganized Debtors to enter into the Loan and effectuate the transactions contemplated therein; (ii) authorizing the Reorganized Debtors to effectuate a transaction(s) to maximize the value of all or any portion of the Trinity Property and any other Syms Owned Real Estate, including by developing, selling, or otherwise transferring such assets pursuant to the Plan and Confirmation Order and approving protective measures to preserve the Reorganized Debtors’ significant NOLs; (iii) waiving any and all mortgage recording, transfer, stamp, or similar taxes that may otherwise be incurred due to the transfer of any interest in Syms Owned Real Estate, including but not limited to the Loan, the development, sale, transfer, and/or other transaction involving all or any portion of the Trinity Property including any subsequent financing (including seller financing) secured by the Trinity Property, pursuant to section 1146 of the Bankruptcy Code, the Plan, and Confirmation Order; and (iv) granting such other relief as may be just and proper; and due and sufficient notice of the Motion as described in the Motion having been given under the circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the Reorganized Debtors, their estates, their creditors, their stakeholders, and other parties in interest; and after due deliberation thereon; and sufficient cause appearing therefor, it is hereby

[1]	The Reorganized Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Filene's Basement, LLC (8277), Syms Corp. (5228), Syms Clothing, Inc. (3869), and Syms Advertising Inc. (5234). The Reorganized Debtors’ address is 717 Fifth Avenue, Suite 1303, New York, NY 10022.

[2]	Terms not otherwise defined herein shall have the meanings ascribed to them in the Motion.

ORDERED, ADJUDGED, AND DECREED THAT:

1.             The Motion is GRANTED as set forth herein.

2.             The Reorganized Debtors are authorized to enter into the Loan and the transactions contemplated therein, including but not limited to the incurrence of debt and granting of liens as described in the applicable Loan documents, and the proceeds of such Loan and the transactions contemplated therein shall be used, unless otherwise required to fund the Operating Reserves (as defined in the Plan) in accordance with the terms of the Plan, first (i) to make distributions on any unpaid Allowed Claims and (ii) to reserve for any remaining Disputed Claims, both in accordance with the Plan.  Thereafter, the proceeds of such Loan and the transactions contemplated therein shall be retained by the Reorganized Debtors and distributed or otherwise used in accordance with the terms of the Plan.

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3.             Subject to and in accordance with the provisions of the Confirmation Order and the Plan, the Reorganized Debtors are authorized to effectuate a transaction(s) to maximize the value of all or any portion of the Trinity Property and any other Syms Owned Real Estate, including by developing, selling, or otherwise transferring such assets in their sole discretion and business judgment without further order of this Court.

4.             The Reorganized Debtors are authorized to enter into transactions by which they will form new special purpose entities, each to be a wholly owned subsidiary of Trinity Place Holdings Inc., for the purpose of owning the remaining Syms Owned Real Estate in accordance with each entity’s applicable governance documents; provided, however, that the transfer of title of the remaining Syms Owned Real Estate to such special purpose entities will not affect their status as Syms Owned Real Estate as defined in the Plan. All Syms Owned Real Estate, including any proceeds from the sale thereof, shall continue to be treated in accordance with the terms of the Plan. Notwithstanding the foregoing, and for the avoidance of doubt, the Trinity Property shall secure the Loan as described in the applicable Loan documents, and any proceeds from the sale of the Trinity Property shall be applied first to the payment of the Loan and the other obligations under the Loan documents of the Borrower and/or Guarantor (as defined in the Loan documents), and the balance remaining after such payment shall continue to be treated in accordance with the terms of the Plan.

5.             Pursuant to paragraph 18 of the Confirmation Order and section 1146(a) of the Bankruptcy Code, no document recording tax, stamp tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording tax, or other similar tax or governmental assessment shall be due and owing on account of any transfer of any interest in Syms Owned Real Estate, including but not limited to the Loan (and the transactions contemplated therein) and the development, sale, transfer, and/or other transaction involving all or any portion of the Trinity Property including any subsequent financing (including seller financing) secured by the Trinity Property, and the appropriate state or local governmental officials or agents are directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any instrument or other document in connection with the Loan or any transfer of the Syms Owned Real Estate, including but not limited to the Trinity Property, without payment of any such tax or assessment.

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6.             The Reorganized Debtors (including Trinity Place Holdings Inc.) are authorized to amend the certificate of incorporation of Trinity Place Holdings Inc. in the form attached to the Motion as Exhibit B (as revised as set forth at D.I. 3190), and each officer of Trinity Place Holdings Inc. (acting alone) is authorized to make, execute, and acknowledge an instrument setting forth such amendments (in such form as any officer of Trinity Place Holdings Inc. deems advisable) and to cause such instrument to be filed with the Office of the Secretary of State of the State of Delaware at such time as any such officer may deem advisable.

7.             Each action taken by or on behalf of any of the Reorganized Debtors (including by any officer of Trinity Place Holdings Inc.) to effect the actions and transactions approved or contemplated by this Order shall be deemed to have been taken to effect and carry out this Order pursuant to Section 303 of the Delaware General Corporation Law.

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8.             This Court shall retain exclusive jurisdiction with respect to (i) all matters arising from or related to the implementation or interpretation of this Order; and (ii) any finding for purposes of section 7.5(a) of the Loan Agreement that any Loan Party has violated or taken any action that is inconsistent with the Confirmed Plan, the Confirmation Order, this Order or any other order issued by the Bankruptcy Court that is final and non-appealable or that remains unstayed for thirty (30) days, or has failed to take any action that it is required to take pursuant to the Confirmed Plan, the Confirmation Order, this Order or any other such order of the Bankruptcy Court; provided, however, that if this Court does not exercise jurisdiction to enter such a finding for purposes of section 7.5(a) of the Loan Agreement, such finding may be made by any other court of competent jurisdiction.  Except as set forth in this paragraph, this Order shall not supersede the jurisdictional provisions of the Loan Documents.

Dated: January 21, 2015
Wilmington, Delaware

/s/ Kevin J. Carey
THE HONORABLE KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE

8809728

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Schedule 1.1

Commitments and Pro Rata Shares

Lender	Commitment	Percentage

Sterling National Bank	$20,000,000	50%

Israel Discount Bank of New York	$20,000,000	50%

Totals	$50,000,000;	100%

Loan Agreement Signature Page

Schedule 3.6

Judgments, Actions, Proceedings

None.

Schedule 3.7

Defaults; Compliance with Laws, Regulations, Agreements

None.

Schedule 3.13

Name Changes, Mergers, Acquisitions

Guarantor was formed in the State of Delaware as Syms Advertising Inc., a Delaware corporation, which entity, as a result of Guarantor’s bankruptcy, was merged with and into Trinity Place Holdings Inc., a Delaware corporation by Certificate of Ownership and Merger filed September 9, 2012 with the Delaware Secretary of State.

Schedule 3.16

Employee Benefit Plans

None.

Schedule 6.1

Permitted Indebtedness

None.

Schedule 6.2

Permitted Security Interests, Liens and Encumbrances

None.

Exhibit 10.2

Execution Copy

TPHGREENWICH OWNER LLC

(Mortgagor)

to

STERLING NATIONAL BANK, as Administrative Agent

(Mortgagee)

MORTGAGE AND SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS

AND FIXTURES FILING

Dated:	As of February 9, 2015

Street Address:	38-42 Trinity Place and 67 Greenwich
Street, New York
Block:	19
Lot(s):	13 and 11
City:	New York
County:	New York
State:	New York

Prepared By:

Windels Marx Lane & Mittendorf LLP

156 West 56th Street

New York, New York 10019

Attention: Michael J. Clain, Esq.

RECORD AND RETURN TO:

Sterling National Bank

400 Rella Boulevard

P.O. Box 600

Montebello, New York 10901

Attention: Commercial Loan Department

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MORTGAGE AND SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURES FILING

THIS MORTGAGE AND SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURES FILING is made as of February 9, 2015 this (“Mortgage”) by TPHGREENWICH OWNER LLC, a Delaware limited liability company registered to do business in the state of New York, having an address at 717 Fifth Avenue, Floor 12A, New York, NY 10022 (“Mortgagor”), to STERLING NATIONAL BANK, having an office at 400 Rella Boulevard, Montebello, New York 10901, in its capacity as Administrative Agent (in such capacity, together with any successor thereto in such capacity, herein called the “Mortgagee”) for the lenders (each, a “Lender” and, collectively, the “Lenders”) party from time to time to the Loan Agreement referred to below.

DEFINITION OF TERMS

Unless the context clearly indicates a contrary intent, or unless otherwise specifically provided in this Mortgage, words used in this Mortgage shall be used interchangeably in singular or plural form. Whenever the context may require, any pronouns used in this Mortgage shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. All capitalized terms that are defined in the Loan Agreement and are not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement and, in addition, the following terms shall have the following meanings:

“Additional Interest” shall mean any losses (including, without limitation, loss of bargain), costs (including, without limitation, cost of funding) and expenses that Mortgagee may incur as a result of any default in performance of, or the termination of the obligations of, Mortgagor pursuant to an Interest Rate Contract.

“Assessments” is defined in Section 1.14 hereof.

“Award” is defined in Section 1.16 hereof.

“Bankruptcy Case” means, collectively, the jointly administered cases of Syms Corp, Filene’s Basement, LLC and all other debtors that are pending under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, Case No. 11-13511 (KJC).

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Mortgagee is not open for business.

“Damage” is defined in Section 1.13(c) hereof.

“Debt” means all Obligations.

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“Default Rate” is defined in Section 3.6 hereof.

“Event of Default” is defined in Section 3.1 hereof.

“Governmental Authority” means each of the following: (a) the federal government, (b) any state or local government or any political subdivision of any state or local government, or (c) any agency, court or body of either the federal government, or any state or local government or any other political subdivision of any state or local government, exercising executive, legislative, judicial, regulatory or administrative functions.

“Guarantor” means Trinity Place Holdings Inc., a Delaware business corporation, and its successors and assigns.

“Guaranty” means any indemnity agreement or guaranty made by any Guarantor to the Mortgagee.

“Including” or “including” means “including, without limitation.”

“Loans” shall mean all loans made by the Lenders from time to time under or pursuant to the Loan Agreement.

“Loan Agreement” shall mean that certain Loan Agreement dated even date herewith by and between Mortgagor, as Borrower, the Lenders party thereto and Mortgagee, as Administrative Agent for the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Documents” shall mean the Loan Agreement, the Notes, this Mortgage and all other instruments, documents or agreements executed and delivered by Borrower, Guarantor or any Affiliate of Borrower in connection herewith or therewith, including all amendments, modifications and supplements of or to all such instruments, documents or agreements.

“Mortgage” means this this Mortgage and Security Agreement, Assignment Of Leases and Rents and Fixtures Filing, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Mortgagee” means the entities identified collectively as “Mortgagee” in the first paragraph of this Mortgage, together with their successors and assigns.

“Mortgagor” means all persons or entities identified as “Mortgagor” in the first paragraph of this Mortgage, together with their successors and assigns.

“Note” shall mean each promissory note issued to a Lender pursuant to the Loan Agreement, evidencing such Lender’s Loan; and “Notes” shall mean all such promissory notes, collectively.

“Person” or “person” means an individual, corporation, partnership, limited liability partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity.

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“Title Policy” means that certain commitment of title insurance bearing Title No.: 14-7406-33647NYM, and issued by Fidelity National Title Insurance Company.

The defined terms used in this Mortgage which are not defined above or in the Loan Agreement have the meanings set forth elsewhere in this Mortgage.

GRANTING CLAUSE

In order to secure the payment of an indebtedness in the principal sum of Forty Million and no/100 ($40,000,000.00) dollars or so much thereof as shall, from time to time, actually be advanced, pursuant to the terms of the Loan Agreement, lawful money of the United States of America, which is the maximum principal amount which is or under any contingency may be secured at the date of execution hereof or at anytime thereafter, to be paid with interest in accordance with the terms of the Loan Agreement and/or the other Loan Documents, Mortgagor has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed and assigned (to the extent assignable), and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign unto the Mortgagee, for its own benefit and for the benefit of the Lenders, forever all assets and properties of the Mortgagor, whether now owned or hereafter acquired or created, including without limitation all right, title and interest of the Mortgagor now owned, or hereafter acquired, in and to the property, rights and interests specified below (such property, rights and interests being hereinafter collectively referred to as, the “Property”):

(a)                all property described in Exhibit A annexed to this Mortgage (such property being called, the “Land”, which term includes all property enclosed within the perimeter description set forth in Exhibit A, including, without limitation, all minerals and other property located below the surface enclosed by such perimeter description, and all other rights and other property located on or above such surface or relating to the airspace above such surface);

(b)               all buildings, structures, fixtures and other improvements now or hereafter located on the Land (including, but not limited to, furnaces, boilers, oil burners, radiators and piping, coal stokers, fuel lines, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, ovens, disposals, dishwashers, hood and fan combinations, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, kitchen equipment, laundry equipment, plants and shrubbery), and all alterations and replacements to any of the above items specified in this subparagraph (all of the above items in this subparagraph being collectively called, the “Improvements”), being the same Land and Improvements which were conveyed to Syms Corp. by Deed dated August 31, 1989 made by The Chase Manhattan Bank, N.A. f/k/a/ The Chase National Bank of the City of New York to Syms Corp., recorded in New York County on September 1, 1989 in Reel 1615, Page 2115 and as further conveyed by Trinity Place Holdings Inc., as successor by merger to Syms Corp., to the Mortgagor by deed dated February 9, 2015 made by Trinity Place Holdings Inc. to the Mortgagor and intended to be recorded concurrently with this Mortgage;

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(c)                all of the estate, right, title, claim or demand of any nature whatsoever of the Mortgagor, either in law or in equity, in possession or expectancy, in and to: (i) the Land, (ii) all additional lands and estates hereafter acquired by Mortgagor for use in connection with the Land and all lands and estates that may, from time to time, by supplemental mortgage or additional agreement, be made subject to the lien of this Mortgage, (iii) the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and (iv) all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and all other interests which are included in the Property;

(d)               all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, mineral rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Property (including, without limitation, all so-called “air rights,” bulk, development rights, floor area, floor area ratio, zoning rooms and other rights and privileges now or hereafter appurtenant to the Premises and Improvements or any part thereof, as defined in, under or with respect to the zoning and building codes or ordinances of all applicable jurisdictions and the regulations and interpretations thereunder or thereof, whether or not transferable, and any or all of the same that may now or hereafter be acquired for use with the Premises or Improvements, including without limitation all those rights acquired from Block 19, Lot 18 on the Tax Map of the Borough of Manhattan) and including without limitation all benefits and rights derived or acquired from or binding against Block 19, Lot 18 on the Tax Map of the Borough of Manhattan, including without limitation all Mortgagee's rights, titles and interests in, to and under those certain (v) Amended and Restated Declaration of Zoning Lot Restrictions between Tony Seiden and Syms Corp. dated May 26, 2009 and recorded June 17, 2009 in the Office of the City Register of the City of New York as CRFN 2009000183705, (w) Waiver of Amended and Restated Declaration of Zoning Lot Restrictions by Signature Bank dated April 1, 2009 and recorded June 17, 2009 in said Register’s Office as CRFN 2009000183707, (x) Amended and Restated Zoning Lot Development Agreement between Tony Seiden and Syms Corp. dated May 26, 2009 and recorded June 17, 2009 in said Register’s Office as CRFN 2009000183704, (y) Certification of Parties in Interest, Etc. by Chicago Title Insurance Company dated March 23, 2009 and recorded June 17, 2009 in said Register’s Office as CRFN 2009000183706, and (z) Light and Air Easement between Tony Seiden and Syms Corp. dated December 28, 2007 and recorded January 9, 2008 in said Register’s Office as CRFN 2008000009878;

(e)                (i) all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever and all additions to any such property, and all renewals and replacements of any such property, and all substitutions for any such property (all such machinery, apparatus, equipment, fittings, fixtures and other property, and all additions, renewals, replacements, and substitutions being called, the “Equipment”), to the extent such Equipment is now owned or is hereafter acquired by the Mortgagor, if: (1) such Equipment is now or hereafter located upon or in, or attached to, any portion of the Property, or appurtenances thereto, (ii) all building equipment, materials and supplies of any nature whatsoever owned by the Mortgagor, now or hereafter located upon, or intended to be incorporated in, the Property (all the items specified above in this paragraph being called the “Tangible Personalty”), and (iii) all right, title and interest of the Mortgagor in and to any of the Tangible Personalty which may be subject to any “security agreement” as defined in the Uniform Commercial Code of the State of New York (the “Uniform Commercial Code”), superior in lien to the lien of this Mortgage, and (iv) all proceeds and products of each of the items specified above in this paragraph;

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(f)                except as otherwise set forth in the Loan Documents, all awards and payments, including, without limitation, interest thereon, and the right to receive such awards and payments, which may be made with respect to the Property, whether (i) from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or (ii) for any other injury to or decrease in the value of the Property;

(g)               all leases, licenses, concessions, occupancy agreements, and other agreements affecting the use or occupancy of the Property now or hereafter entered into and all guarantees of any of the foregoing (all such leases, licenses, concessions, occupancy agreements, and other agreements, and guarantees being collectively called the “Leases”), and all rents, issues and profits of the Property (such rents, issues and profits being called the “Rents”), and all right, title and interest of Mortgagor under each Lease, including, without limitation, all cash or securities, if any, deposited under each Lease to secure performance by any tenant or occupant under such Lease of its respective obligations under such Lease and the right to enforce, whether by action at law or in equity or by other means, all provisions, covenants and agreements of such Lease;

(h)               all of Mortgagor’s rights in and to (i) all contracts from time to time executed by the Mortgagor, or any manager or agent on its behalf, relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Property, and (ii) all agreements relating to the purchase or lease of the Property or any property which is adjacent to, or is or can be used in common with, the Property, together with the right to exercise all options under each such contract or agreement, and under each lease of any Tangible Personalty, (iii) all consents, franchises, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property, and (iv) all drawings, plans, specifications and similar or related items relating to the Property;

(i)                 all trade names, trademarks, logos, copyrights, patents, intellectual property, good will and books and records, electronic media, computer software, and data in paper, electronic, microwave, and other formats, relating to or used in connection with the operation of the Property; and all general intangibles related to the operation of the Property now existing or hereafter arising;

(j)                 all accounts and revenues arising from the operation of the Property, including, without limitation, (i) each right to payment now existing or hereafter arising for license or rental of any room, suite, or other space, or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Property, and (ii) all rights to payment from each credit-card, charge-card, or debit-card organization or entity, and (iii) all substitutions for each such account or item of revenue, all proceeds of each such account or item of revenue (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution of any such account or item of revenue, and any and all of the foregoing items specified in this paragraph, and all proceeds from each such item;

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(k)               all proceeds of, and all unearned premiums on, each insurance policy covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu of such proceeds, for damage to the Property;

(l)                 Mortgagor’s interest in all claims and causes of action relating directly or indirectly to the Property, whether such claims or causes of action arise in Mortgagor’s name or such claims or causes of action are acquired by Mortgagor, directly or indirectly, by subrogation or otherwise; and the right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Property;

(m)             all proceeds, whether cash or non-cash, of each of the foregoing items specified in the subsections (a) through (l) above; and

(n)               the proceeds of any loan secured by any interest in the Property described in the subsections (a) through (m) above.

TO HAVE AND TO HOLD the above granted and described Property unto and to the proper use and benefit of the Mortgagee, and the successors and assigns of the Mortgagee, for its own benefit and for the benefit of the Lenders, forever.

Article I.    MORTGAGOR’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Mortgagor covenants and agrees with, and represents and warrants to, the Mortgagee as follows:

Section 1.1            Payment of Debt. Mortgagor will pay the Debt when due in accordance with the terms of the Loan Agreement and the other Loan Documents, and will perform, observe and comply with all other provisions of the Loan Agreement, this Mortgage and the other Loan Documents.

Section 1.2            Marketable Title. Mortgagor warrants good, marketable and insurable title in fee simple to the Property, free and clear of all liens, claims and encumbrances except such as are listed as exceptions to title in the Title Policy insuring the lien of this Mortgage (such exceptions to the Title Policy being collectively hereinafter referred to as, the “Permitted Encumbrances”); that it will own the Property free and clear of liens and claims except as otherwise provided in the Loan Agreement and this Mortgage; and that this Mortgage is and will remain a valid and enforceable lien on the Property subject only to the Permitted Encumbrances. Mortgagor will preserve such title and will forever warrant and defend the same to the Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever. Unless expressly provided otherwise, in the event the ownership of this Mortgage and title to the fee in the Property covered by this Mortgage are vested in the same person or entity, neither this Mortgage nor the Debt shall merge in said title, but shall continue to be and remain a valid first lien on the Property for the amount of the Debt.

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Section 1.3            Estoppel Certificate. After request by Mortgagee, Mortgagor, within fifteen (15) days and at its expense, will furnish Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Debt, the offsets or defenses thereto, if any, that the Loan Agreement and this Mortgage have not been modified, or if modified, giving particulars of such modification, and any additional facts requested by Mortgagee.

Section 1.4            Intentionally Omitted.

Section 1.5            Mortgagee’s Administrative Fees. Mortgagor will, not more than ten (10) Business Days after demand, pay or reimburse Mortgagee and the Lenders for the payment of any reasonable, actual costs or expenses (including reasonable attorneys’ fees and disbursements) which are incurred or expended in connection with or incidental to (a) the preparation, execution, delivery, filing, recording, amendment or modification of this Mortgage, the agreement to any waiver of any term under it, the release or substitution of any Property, or any other aspect of the administration of this Mortgage, (b) any change in law affecting this Mortgage or the Property, (c) any Event of Default by Mortgagor under this Mortgage or any of the other Loan Documents, (d) Mortgagee or any Lender exercising its right to cure any Event of Default of Mortgagor under this Mortgage, (e) Mortgagee or any Lender exercising its right to act to protect the lien of this Mortgage, or (f) the enforcement, defense or maintenance of any of its rights or remedies or Mortgagor’s obligations under this Mortgage or any of the Loan Documents by litigation or otherwise. All sums so advanced and all expenses incurred by Mortgagee or any Lender hereunder or under applicable law shall be deemed obligations owing by Mortgagor to Mortgagee or such Lender and shall bear interest, from the date paid or incurred until paid, at the Post-Default Rate. Any amounts advanced shall be secured by this Mortgage.

Section 1.6            Changes in Taxation of Mortgages and Debts. In the event of the passage after the date of this Mortgage of any law deducting from the value of real property, for the purpose of taxation, any lien or encumbrance on such real property or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on the Debt, or any Loan Document, then the Mortgagor shall, if permitted by law, pay any tax imposed as a result of any such law on or before the last day for payment without penalty, or within ten (10) Business Days after demand by the Mortgagee, whichever is less. If, in the reasonable opinion of the attorneys for the Mortgagee, the Mortgagor is not permitted by law to pay such taxes, then the Mortgagee shall have the right, at its option, to declare the Debt due and payable on a date specified in a notice to the Mortgagor, which date shall be not less than sixty (60) days after the date such notice is given.

Section 1.7            No Credit For Assessments; Application of Payments on Debt. The Mortgagor will not claim or demand, or be entitled to, any credit or credits (on account of the Debt) for any part of the Assessments assessed against the Property. No deduction shall otherwise be made or claimed by the Mortgagor from the taxable value of the Property, by reason of this Mortgage or the Debt. If at any time this Mortgage shall secure less than the entire principal amount of the Debt, then each repayment of the principal amount of the Debt shall be applied first against the portion of the Debt which is not secured by this Mortgage until such portion has been completely satisfied.

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Section 1.8            Revenue Stamps. If at any time the United States of America, any state thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to any Loan Document, then the Mortgagor will, promptly following demand by the Mortgagee, pay for such stamps, with interest and penalties thereon, if any, and affix them to such Loan Document (to the extent required by law).

Section 1.9            Recording of Mortgage. The Mortgagor will cause (a) this Mortgage, (b) each extension, modification, renewal or replacement of this Mortgage, (c) each security instrument creating a lien or evidencing the lien of this Mortgage upon the Property, and (d) each instrument of further assurance, to be filed, registered or recorded (immediately upon execution and delivery of each such document to the Mortgagee or its agents, but in any event within ten (10) days of such execution and delivery), in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect, preserve and perfect the lien of this Mortgage upon, and the interest of the Mortgagee in, the Property. The Mortgagor will pay all title insurance fees and charges, all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, each mortgage supplemental hereto, each security instrument with respect to the Property, and each instrument of further assurance, and all federal, state, county, municipal, and other governmental taxes, duties, imposts, assessments and charges arising out of or in connection with the Debt or the execution, delivery or recording of this Mortgage, each mortgage supplemental hereto, each security instrument with respect to the Property, and each instrument of further assurance, or other Loan Document (all such taxes, duties, imposts, assessments and charges being called, the “Mortgage Taxes”) in each case, to the extent payable under applicable law. The Mortgagor shall hold harmless and indemnify the Mortgagee and each Lender, and their respective successors and assigns, against all liability incurred by reason of the imposition of any such Mortgage Taxes on the making and recording of this Mortgage.

Section 1.10        Cooperation by Mortgagor. Except as otherwise provided by the Loan Agreement, the Mortgagor will (at the sole cost and expense of the Mortgagor), do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as the Mortgagee shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming to and unto the Mortgagee the property and rights mortgaged by this Mortgage or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of any Loan Document or for filing, registering or recording this Mortgage. Within five (5) days following demand from the Mortgagee, the Mortgagor will execute and deliver, and the Mortgagor hereby authorizes the Mortgagee to execute in the name of the Mortgagor (to the extent the Mortgagee may lawfully do so), one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively each lien and security interest arising pursuant to this Mortgage or any other Loan Document upon the Property. During the continuance of an Event of Default, the Mortgagor hereby authorizes the Mortgagee to act as the attorney-in-fact of the Mortgagor to take any action which the Mortgagor is required or authorized to take pursuant to any Loan Document. This power of attorney is coupled with an interest and is granted for a valuable consideration, and is irrevocable.

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Section 1.11        Mortgagor’s General Representations and Warranties. Subject only to the Permitted Encumbrances (and such other liens that may be incurred from time to time in accordance with the Loan Agreement, if any) the Mortgagor warrants that it is the owner of, and the holder of title to, the Property.

Section 1.12        Single Purpose Entity. Mortgagor hereby covenants that Mortgagor shall at all times remain a Special Purpose Entity as such term is defined by the Loan Agreement.

Section 1.13        Insurance. (a) The Mortgagor (i) will keep the Improvements and the Tangible Personalty insured with all-risk coverage against loss or damage by fire, vandalism, malicious mischief and such other hazards (each such fire and other hazard being called, a “Casualty”) as the Mortgagee shall from time to time require, in amounts approved by the Mortgagee, which amounts shall in no event be less than one hundred (100%) percent of the replacement cost of the Improvements and the Tangible Personalty, if any, and (ii) will maintain comprehensive general liability insurance and such other forms of insurance coverage with respect to the Property as the Mortgagee shall from time to time reasonably require in amounts reasonably approved by the Mortgagee. If the Land is improved, and any portion of the Land or any interest therein is located in a federally designated “special flood hazard area,” then a flood insurance policy shall also be delivered by the Mortgagor to the Mortgagee (all insurance policies required to be maintained by the Mortgagor pursuant to this Mortgage are collectively called, the “Policies”). If no portion of the Land is located in a federally designated “special flood hazard area,” then such fact shall be substantiated by a certificate, in form satisfactory to the Mortgagee, from a licensed surveyor, appraiser or professional engineer or other qualified person, satisfactory to the Mortgagee, in accordance with all applicable laws and regulations.

(b)               The Mortgagor shall at all times comply with, and shall cause both the Property, and the use, occupancy, operation, maintenance, alteration, repair and restoration of the Property, to comply with, the terms, conditions, stipulations and requirements of the Policies. Each Policy shall be issued by an insurer having a minimum policy holders rating of “A-”and Financial Size Category of Class IX or higher pursuant to the latest rating publication of Property and Casualty Insurers by A.M. Best Company (or, in the absence of such publication, or if A.M. Best Company shall change its ratings or the standards for such ratings, or shall fail to publish them currently, or shall not maintain its current reputation, then each Policy shall be issued by an insurer having a minimum rating pursuant to such rating standards as may be designated by the Mortgagee in its sole discretion), at all times when such Policy is in effect. Each such insurer must be financially sound and reputable and must otherwise be reasonably acceptable in all respects to the Mortgagee. All Policies shall, with respect to the Improvements, contain the standard mortgagee non-contribution clause endorsement (subject to the Mortgagee’s approval in its sole discretion). All Policies shall, with respect to the remaining portion of the Property, contain such endorsement to the extent such endorsement is available. To the extent that such endorsement is not available with respect to any such portion of the Property, then the Policies shall contain, with respect to such portion, a lender’s loss payable clause endorsement (subject to the Mortgagee’s approval in its sole discretion), all naming the Mortgagee as the person to which all payments made by the insurer under such Policies shall be paid. All Policies shall otherwise be in form and substance satisfactory in all respects to the Mortgagee. Blanket insurance policies shall not be acceptable for the purposes of this Section 1.13 unless otherwise approved in writing to the contrary by the Mortgagee, such approval not to be unreasonably withheld. Subject to the provisions of Section 1.15 of this Mortgage, the Mortgagor shall pay the premiums for the Policies as the same become due and payable. At the request of the Mortgagee, the Mortgagor will deliver the Policies to the Mortgagee. Not later than thirty (30) days prior to the expiration date of each Policy, the Mortgagor will deliver to the Mortgagee a renewal policy or policies (in replacement of such Policies) marked “premium paid” (with respect to the premium under such Policies for the next twelve month period) by the insurer issuing such Policies or accompanied by other evidence of payment of premium which is satisfactory to the Mortgagee. The insurer issuing each Policy must be obligated, pursuant to an endorsement or certificate satisfactory to the Mortgagee in its sole discretion, to give at least thirty (30) days prior written notice to the Mortgagee of the expiration, cancellation, termination, or modification of such Policy. If at any time the Mortgagee is not in receipt of written evidence that all insurance required under this Mortgage is in full force and effect, then the Mortgagee shall have the right, without notice to the Mortgagor, to take such action as the Mortgagee deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as the Mortgagee in its sole discretion deems appropriate, and reasonable, actual all expenses incurred by the Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Mortgagor to the Mortgagee upon demand and until paid shall be secured by this Mortgage in accordance with the provisions of this Mortgage.

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(c)                If the Property shall be damaged or destroyed, in whole or in part, by fire or other hazard or casualty (such damage or destruction being called, the “Damage”), then the Mortgagor shall give notice of such Damage to the Mortgagee promptly after Mortgagor obtains actual knowledge thereof, and the Mortgagor hereby authorizes and empowers the Mortgagee, following the occurrence and during the continuance or an Event of Default, at the Mortgagee’s option and at the Mortgagee’s sole discretion, as attorney-in-fact for the Mortgagor, to give notice of loss and make proof of loss, to adjust and compromise any claim under any Policy, to appear in and prosecute any action arising from any Policy, to collect and receive insurance proceeds and to deduct therefrom the Mortgagee’s expenses incurred in the collection process, to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss under any Policy or otherwise, and to make any election required or permitted under any Policy relating to repair or restoration. Following the occurrence of such Damage, and provided that an Event of Default shall not have occurred and be continuing, Mortgagor shall, it its sole but reasonable discretion, have the option to restore the Property to a similar condition as it existed prior to the Damage, or to apply any and all proceeds of insurance actually received in connection therewith to the payment of the Debt, provided, however, that if the cost to restore the Property to a similar condition as it existed prior to the Damage, is greater than or equal to $1,000,000.00, Mortgagor shall not be entitled, without consent of Mortgagee, such consent not to be unreasonably withheld, to give notice of loss and make proof of loss, to adjust and compromise any claim under any Policy, to appear in and prosecute any action arising from any Policy, to collect and receive insurance proceeds, to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss under any Policy or otherwise, and to make any election required or permitted under any Policy relating to repair or restoration. All proceeds of insurance on account of any Damage, to the extent received by the Mortgagor, shall be deemed to have been received in trust for the Mortgagee, and shall be immediately paid by the Mortgagor to the Mortgagee. Any sums paid to the Mortgagee by any insurer may be retained and applied by the Mortgagee toward payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Mortgagee in its discretion shall deem proper in accordance with the terms of the Loan Agreement. At the discretion of the Mortgagee, any sums paid to the Mortgagee by any insurer, on account of any Damage, may: (i) be held, either in whole or in part, as additional security for the Debt, (ii) be paid, either in whole or in part, to the Mortgagor for such purposes as the Mortgagee shall designate, or (iii) be paid, either in whole or in part, to such third parties, for the repair or restoration of the Damage, as the Mortgagee may determine, provided, that any amount received in excess of the Debt shall be immediately returned to Mortgagor. If the Mortgagee shall receive and retain any insurance proceeds on account of any Damage, then the lien of this Mortgage shall be reduced only by the amount of such proceeds actually applied by the Mortgagee in reduction of the Debt. The Mortgagee shall not be deemed to have applied any insurance proceeds in reduction of the Debt unless and until the Mortgagee has given notice to the Mortgagor that the Mortgagee has applied such proceeds to the Debt. Until such notice is given with respect to the insurance proceeds, then such proceeds, to the extent paid to the Mortgagee and held by it, shall be deemed to be held by the Mortgagee as additional security for the Debt. The Mortgagee shall not be obligated to see to the proper application of insurance money paid over to the Mortgagor. If the Land shall have been sold on foreclosure of this Mortgage, then, as between the Mortgagor and the Mortgagee, the Mortgagee shall have the right to receive all insurance proceeds on account of any Damage, and the Mortgagor shall pay over to the Mortgagee said insurance proceeds as, if and when the Mortgagor receives same, to the extent of (x) any deficiency between (1) the unpaid balance of this Mortgage at the time of such sale, and (2) the net proceeds of such sale (after payment of all expenses) actually received by the Mortgagee, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, and (y) the reasonable attorney’s fees, reasonable, actual costs and disbursements incurred by the Mortgagee in connection with the collection of such insurance proceeds. All right, title and interest of the Mortgagor in and to all Policies shall inure to the benefit of and pass to the successor-in-interest of the Mortgagor or the purchaser or grantee of the Land and Improvements. If the prior written appraisal of any underwriter is required in connection with the transfer of any Policy to such successor-in-interest, purchaser, or grantee, then the Mortgagor shall obtain such appraisal, and deliver a copy of such appraisal to the Mortgagee, on or before the date of such transfer.

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(d)               The provisions of this Mortgage are only for the benefit of the Mortgagor, the Mortgagee and the Lenders, and no third party shall be a beneficiary of any provision of this Mortgage. Moreover, the Mortgagee shall have no obligation to supervise the disbursement of the proceeds of any Policy (or any Award), and the Mortgagee shall have no liability if such proceeds are not applied, in whole or in part, to the restoration of any Casualty, or if the Award is not applied to the restoration of any part of the Property not taken by a Taking. Notwithstanding anything contained herein to the contrary, the provisions of Section 254(4) of the Real Property Law of New York (covering the insurance of buildings against loss by fire) shall not apply to this Mortgage.

(e)                Mortgagor shall, upon request of Mortgagee, obtain and deliver evidence of such other types and amounts of insurance coverage as are reasonably requested by Mortgagee and are customarily (A) maintained by owners or operators of properties similarly situated to the Property, or (B) required by institutional lenders in like transactions.

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Section 1.14        Assessments. Subject to Section 1.15 of this Mortgage, the Mortgagor shall pay all taxes, assessments, water rates, sewer rents and other charges (including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, and all special assessments and other assessments for local improvements, except that if any such assessment is payable in installments, then the Mortgagor need only pay, at any given time, the installments which are then due and payable) which are now due and payable, or which are now or hereafter levied or assessed against the Property (all such taxes, assessments, rates, rents, charges and fees being collectively hereinafter referred to as, the “Assessments”) prior to the date upon which the same shall become delinquent and, upon the failure of the Mortgagor to pay any Assessments, the Mortgagee or any Lender may, in its sole discretion, but shall not be obligated to, pay such Assessments, and the Mortgagor shall reimburse the Mortgagee or such Lender, upon demand by the Mortgagee or such Lender, for such expenditures, provided, however, that Mortgagor shall not be required to pay or discharge any such debt, obligation, tax assessment, charge, levy or claim so long as it is Property Contested. The Mortgagor shall deliver to the Mortgagee (as and when payment is made of the Assessments) receipted bills, cancelled checks and other evidence satisfactory to the Mortgagee evidencing the payment of such Assessments prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment of such Assessments.

Section 1.15        Reserve Fund. The Mortgagor will, at the option of the Mortgagee, in addition to the payments of principal and/or interest due and payable pursuant to the Loan Agreement (the “Monthly Loan Payments”), pay to the Mortgagee, on each date and in the manner specified in the Loan Agreement for payment of the Monthly Loan Payments, one hundred (100%) percent of one-twelfth of the amount which would be sufficient to pay, during the one-year period commencing on such first day (such year being called, the “Current Year”), the sum of (a) the Assessments, and (b) the premiums on all Policies (the “Insurance Premiums”), to the extent such Assessments and Insurance Premiums are payable, or, at the Mortgagee’s option, are estimated by the Mortgagee to be payable, during the Current Year (the total monthly payment to the Mortgagee, pursuant to this sentence, at any given time, on account of the Assessments and the Insurance Premiums, is called, the “Monthly Escrow Payments”). The Mortgagee will apply the amounts paid by the Mortgagor to the Mortgagee pursuant to the preceding sentences of this paragraph (such amounts held by the Mortgagee being called, the “Reserve Fund”) to the payment of Assessments and the Insurance Premiums which are required to be paid by the Mortgagor pursuant to the provisions of this Mortgage. If the Mortgagor shall ever be entitled to a refund of all or any portion of the Reserve Fund, then the Mortgagee may pay such refund to the person shown on the records of the Mortgagee to be the owner of the Property, and may otherwise deal with such owner, even if such owner is not the original Mortgagor specified in this Mortgage. If, at any time, the amount of the Reserve Fund is less than the sum of the two next Monthly Escrow Payments which are due in the then Current Year, then the Mortgagor shall pay to the Mortgagee, upon request, an amount which the Mortgagee shall estimate, in its sole discretion, as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the Reserve Fund may be commingled with the general funds of the Mortgagee and shall constitute additional security for the Debt and shall not bear interest. Furthermore, the Mortgagor shall pay for any fee incurred by the Mortgagee, should the Mortgagee engage a third party provider to service the Reserve Fund. Mortgagee shall not require the establishment of the Reserve Fund, nor the imposition of Monthly Escrow Payments so long as no Event of Default occurs and is continuing.

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Section 1.16        Eminent Domain. Notwithstanding any taking by any public or quasi-public authority through eminent domain, change of grade, inverse condemnation, or other similar action (each such taking being called, a “Taking”), the Mortgagor shall continue to pay the Debt as provided in the Loan Agreement and this Mortgage. The Debt shall not be reduced until and to the extent that any award or payment for any Taking (each such award or payment being called, the “Award”) shall have been actually received and applied by the Mortgagee to the discharge of the Debt. The Mortgagee shall not be deemed to have applied any proceeds of the Award in reduction of the Debt unless and until the Mortgagee has given notice to the Mortgagor that the Mortgagee has applied such proceeds to the Debt. Until such notice is given with respect to such proceeds of the Award, then such proceeds, to the extent paid to the Mortgagee and held by it, shall be deemed to be held by the Mortgagee as additional security for the Debt. The Mortgagee may apply the entire amount of any such Award to the discharge of the Debt whether or not then due and payable in such order, priority and proportions as the Mortgagee in its discretion shall deem proper in accordance with the terms of the Loan Agreement. The Mortgagee shall not be obligated to see to the proper application of any Award paid over to the Mortgagor. If the Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such Award, then the Mortgagee shall have the right, whether or not a deficiency judgment on the Loan Agreement shall have been sought, recovered or denied, to receive such Award. The Mortgagor shall pay over to the Mortgagee: (a) said Award as, if and when the Mortgagor receives such Award, together with (b) interest on such Award, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and (c) the reasonable attorney’s fees, reasonable, actual costs and disbursements incurred by the Mortgagee in connection with the collection of such Award. The Mortgagor shall file and prosecute its claim or claims for each Award in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, during the continuance of an Event of Default in the name of the Mortgagor or otherwise, to collect and receipt for each Award and to file and prosecute such claim or claims. The Mortgagor shall, upon demand of the Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning each Award to the Mortgagee, free and clear of all encumbrances of any kind or nature whatsoever. However, such assignments and other instruments shall not be necessary in order to establish the Mortgagee’s rights to any Award.

Section 1.17        Leases and Tenancies. Subject to the terms of this Section 1.17, the Mortgagee waives the right to enter the Property for the purpose of collecting the Rents, and grants the Mortgagor the right to collect the Rents and, subject to any restrictions set forth in the Loan Agreement, to lease the Property. The Mortgagor shall hold the Rents in trust for use in payment of the Debt, provided, however, that prior to an Event of Default, the Mortgagor may apply the Rents held by the Mortgagor at any given time, first, to all amounts which are due and payable on account of the Debt at such time, second, to all expenses accruing with respect to the Property, third, to the payment of all other liabilities of the Mortgagor, to the extent then due and payable, and then fourth, to the Mortgagor. The right of the Mortgagor to collect the Rents and to lease the Property or any part thereof may be revoked by the Mortgagee upon any Event of Default under the terms of this Mortgage, the Loan Agreement or any other Loan Document and may be, in the sole discretion of the Mortgagee, reinstated following the resolution of such Event of Default to Mortgagee’s satisfaction. Thereafter, the Mortgagee may let the Property or any part thereof, and may retain and apply the Rents toward payment of the Debt in such order, priority and proportions as the Mortgagee, in its discretion, shall deem proper, or toward the operation, maintenance and repair of the Property or any part thereof, and irrespective of whether the Mortgagee shall have commenced a foreclosure of this Mortgage or shall have applied or arranged for the appointment of a receiver. The Mortgagee shall give to the Mortgagor prompt notice of such revocation of the right to let and collect the Rents within a reasonable time after such revocation. The Mortgagor represents, warrants, and covenants that, on or before the date of this Mortgage, the Mortgagor has not: (a) made, or suffered to be made, any Lease, (b) modified any Lease, (c) cancelled or terminated any Lease, (d) accepted any prepayment of any Rents for a period of more than one (1) month in advance of the date when such Rents are due and payable, or (e) further assigned the whole or any part of the Rents or any Lease. On and after the occurrence of an Event of Default, the Mortgagor shall not, unless, at arms’ length upon market terms (including such other terms and conditions as are contained in similar Leases for similar space in New York City by landlords using prudent business judgment) without the prior written consent of the Mortgagee: (1) make, or suffer to be made, any Lease, (2) modify any Lease, (3) cancel or terminate any Lease, (4) accept any prepayment of any Rents for a period of more than one (1) month in advance of the date when such Rents are due and payable, or (5) further assign the whole or any part of the Rents or any Lease. The Mortgagor shall (i) fulfill or perform each and every provision of the Leases on the part of the Mortgagor to be fulfilled or performed, (ii) promptly send to the Mortgagee copies of each notice of default which the Mortgagor shall send or receive under each Lease, and (iii) enforce, short of termination of any Lease, the performance or observance of the provisions of such Lease by the tenant under such Lease. All Leases of the Property shall be subject and subordinate to this Mortgage and to any and all amendments, extensions, restatements and/or consolidations of this Mortgage from time to time. The Mortgagor shall, once every year, provide to the Mortgagee a complete and detailed leasing status report with respect to the Improvements, which leasing status report is required to be satisfactory in all reasonable respects to the Mortgagee. In addition to the rights which the Mortgagee may have in this Mortgage, during the continuation of an Event of Default the Mortgagee, at its option, may require the Mortgagor to pay monthly in advance to the Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of each part of the Property as may be in possession of the Mortgagor or any of its affiliates. Upon default in any such payment, and upon written notice to Mortgagor, the Mortgagor will vacate and surrender possession of the Property to the Mortgagee, or to such receiver, and, if the Mortgagor shall fail to vacate and surrender the Property as provided above, then the Mortgagor may be evicted by summary proceedings or otherwise. Nothing contained in this Section 1.17 shall be construed as imposing on the Mortgagee any of the obligations of the landlord under the Leases. Notwithstanding anything contained herein to the contrary, the Mortgagee shall have all of the rights against each tenant or other occupant of the Property pursuant to Section 291-f of the Real Property Law of the State of New York.

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Section 1.18        Intentionally Omitted.

Section 1.19        Sale or Mortgage By Mortgagor. (a) Neither the Property, nor any interest in the Mortgagor or Holdings (whether partnership, stock, equity, beneficial, profit, loss or otherwise), shall in any manner, directly or indirectly, be further encumbered, sold, transferred, assigned or conveyed (or, in the case of the Property, leased), or permitted to be further encumbered, sold, transferred, assigned, conveyed or leased, without the prior written consent of the Mortgagee. The above provisions of this Section 1.19 shall apply to each and every such further encumbrance, sale, transfer, assignment, conveyance or lease, regardless of whether or not the Mortgagee has consented to, or waived by its action or inaction its rights under this Mortgage with respect to, any particular encumbrance, sale, transfer, assignment, conveyance or lease, and irrespective of whether such further encumbrance, sale, transfer, assignment, conveyance or lease is voluntary, by reason of operation of law or is otherwise made. In addition, the Mortgagor shall not, without the Mortgagee’s prior written consent, (i) permit the transfer or issuance of any stock, partnership, membership, ownership or other equity or beneficial interest in the Mortgagor or Holdings, (ii) merge or consolidate, or permit Holdings to merge or consolidate, with any other party or entity, (iii) liquidate or dissolve itself (or suffer any liquidation or dissolution), or permit Holdings to do so, or (iv) acquire by purchase or otherwise all or substantially all the business or assets of, or any stock, partnership, membership, ownership interest or other evidence of equity or beneficial ownership of, any entity. The Mortgagor shall not, and shall not permit Holdings to, dissolve or terminate or materially amend the terms of its partnership agreement, operating agreement, or other agreement with the holders of equity interests.

(b)               Notwithstanding the foregoing, Mortgagee’s prior written consent will not be required for (i) any Permitted Transfer (as defined below), so long as all Transfer Requirements (as defined below) applicable to such Permitted Transfer are timely satisfied or (ii) the encumbrance, sale, transfer, assignment or conveyance, in any manner, directly or indirectly, of any stock of the Guarantor or of any equity interests in any entity that directly or indirectly holds any such stock. For purposes of this Section 1.19(b), (i) the term “Permitted Transfer” shall mean the following: (A) the transfer of such percentage of the Equity Interests (as defined below) in Mortgagor or Holdings as may be permitted by the Loan Agreement, and (B) any lease permitted by the Loan Agreement, and (ii) the term “Transfer Requirements” means, with respect to any Permitted Transfer, all of the following that apply to that transfer: (A) in the case of any Permitted Transfer, none of the persons or entities liable for the repayment of the Debt shall be released from such liability and (B) no Event of Default shall exist. The term “Equity Interest” means partnership interests in Mortgagor or Holdings, if Mortgagor or Holdings is a partnership, member interests in Mortgagor or Holdings, if Mortgagor or Holdings is a limited liability company, or shares of stock of Mortgagor or Holdings, if Mortgagor or Holdings is a corporation.

Section 1.20        Maintenance and Repairs; Compliance with Laws and Recorded Documents.

(a) Borrower shall cause the Property to be maintained in accordance with the provisions of Section 5.1(d) of the Loan Agreement.

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(b)               The Mortgagor represents and warrants that the Property is currently in compliance with, and the Mortgagor shall in the future promptly comply in all material respects with, all applicable existing and future governmental laws, orders, ordinances, rules and regulations affecting the Property or its use, including specifically, but not limited to, provisions of the Americans with Disabilities Act. The Mortgagor shall comply with the requirements of all (and shall not modify, amend or terminate any) easements and restrictive covenants which from time to time affect the Property. The Mortgagor shall also comply with all requirements of (and to the extent reasonably within the Mortgagor’s control, maintain, preserve, enforce and renew) all rights of way, easements, grants, privileges, licenses, franchises, restrictive covenants, recorded instruments, and other agreements which from time to time benefit or pertain to the Property. The Mortgagor shall not modify, amend or terminate, or surrender any of its rights under, any of such rights of way, easements, grants, privileges, licenses, franchises or restrictive covenants. The Mortgagor will not, without obtaining the prior written consent of the Mortgagee, initiate, join in or consent to any new private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Property. The Mortgagor will not alter the use of the Property (or any part thereof or interest therein) without the prior written consent of the Mortgagee. The Mortgagor shall not permit the Property or any part thereof to be used to qualify for fulfillment of any municipal or other governmental requirements for the construction or maintenance of any building, structure, or other improvement on premises not mortgaged under this Mortgage; and Mortgagor hereby assigns to Mortgagee all rights to consent to such use. No building or other improvement now or hereafter constructed on the Property shall rely on any premises not mortgaged under this Mortgage in order to qualify for fulfillment of any municipal or other governmental requirements. The Mortgagor shall not impair, or permit impairment of, the integrity of the Property as a single zoning lot or lots separate and apart from other premises. Mortgagor’s obligations under this Section 1.20 shall at all times be subject to 9.17 of the Loan Agreement.

Section 1.21        Intentionally Omitted.

Section 1.22        Compliance With Loan Documents. The Mortgagor shall observe and perform each of the terms, covenants and provisions contained in any of the Loan Documents prior to the expiration of any applicable cure period with respect thereto.

Section 1.23        Inspection. The Mortgagee or any Lender and their agents shall have the right to enter and inspect the Property at all reasonable times during business hours and, unless during the continuance of an Event of Default or in the event of an imminent threat to the Property, upon 24 hour telephonic notice to Mortgagor.

Section 1.24        Anti-Terrorism. Mortgagor hereby represents and warrants that neither Mortgagor nor any of Mortgagor’s members, shareholders, directors, officers, partners, trustees, affiliates, or principals: (a) is in violation of any legal requirements relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), (b) is a “Prohibited Person” which is defined as follows: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii)a person or entity with whom Mortgagor is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act, (iv)a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (v)a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control, and (vi) a person or entity who is affiliated with any person or entity listed above, and (c) will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

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Section 1.25        Operating Account. Mortgagor shall establish and maintain an operating account with the Mortgagee in accordance with the Loan Agreement.

Section 1.26        No Brokers. The Mortgagor covenants and agrees that no brokerage commission or other fee, commission or compensation is to be paid by the Mortgagee on account of the Debt and secured hereby, or any other transaction between the Mortgagor and the Mortgagee. The Mortgagor agrees to indemnify the Mortgagee against all claims for any such fee, commission, or compensation.

Article II. SECURITY AGREEMENT

Section 2.1            Security Interest. This Mortgage constitutes both a real property mortgage and a “security agreement,” within the meaning of the Uniform Commercial Code, and the Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Mortgagor in the Property. The Mortgagor, by executing and delivering this Mortgage, hereby grants to the Mortgagee, as security for the Debt, a security interest in, and lien on, the Property.

Section 2.2            Remedies Under Security Agreement and UCC. If there shall be an Event of Default hereunder, then the Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Tangible Personalty and all other tangible property which is included in the Property, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Property, and to sell the Property. Provided that an Event of Default shall have occurred and be continuing, upon request or demand of the Mortgagee, the Mortgagor shall at its expense assemble the Tangible Personalty (and all other tangible personal property which is included in the Property) and make it available to the Mortgagee at a convenient place acceptable to the Mortgagee. The Mortgagor shall pay to the Mortgagee and each Lender on demand any and all actual expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by the Mortgagee or such Lender in protecting its interest in the Property and in enforcing the Mortgagee’s rights under this Mortgage with respect to the Property. Any notice of sale, disposition or other intended action by the Mortgagee or any Lender with respect to the Property sent to the Mortgagor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, disposition or other action, shall constitute reasonable notice to the Mortgagor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to in writing by the Mortgagor within five (5) days after receipt by the Mortgagor of such notice. The proceeds of any sale or disposition of the Property may be applied by the Mortgagee to the payment of the Debt in such order, priority and proportions as the Mortgagee in its discretion shall deem proper.

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Section 2.3            Intentionally Omitted

Article III.                      EVENTS OF DEFAULT; MORTGAGEE’S REMEDIES

Section 3.1            Definition of “Event of Default”. The term Event of Default shall have the meaning given to such term in the Loan Agreement.

Section 3.2            Remedies Upon Default. Upon the occurrence of any Event of Default all sums secured hereby shall become immediately due and payable, without notice or demand except as provided in the Loan Agreement, at the option of Mortgagee and Mortgagee may:

(a)                Have a receiver appointed as a matter of right on an ex parte basis without notice to Mortgagor and without regard to the sufficiency of the Property or any other security for the indebtedness secured hereby and, without the necessity of posting any bond or other security. Such receiver shall take possession and control of the Property and shall collect and receive the Rents. If Mortgagee elects to seek the appointment of a receiver for the Property, Mortgagor, by its execution of this Mortgage, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. The receiver shall be entitled to receive a reasonable fee for managing the Property, which fee may be deducted from the Rents or may be paid by Mortgagee or any Lender and added to the Debt secured by this Mortgage. Immediately upon appointment of a receiver, Mortgagor shall surrender possession of the Property to the receiver and shall deliver to the receiver all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Property and all security deposits. If the Rents are not sufficient to pay the costs of taking control of and managing the Property and collecting the Rents, any funds expended by Mortgagee or any Lender, or advanced by Mortgagee or any Lender to the receiver, for such purposes shall become an additional part of the Debt secured by this Mortgage. The receiver may exclude Mortgagor and its representatives from the Property. Mortgagor acknowledges and agrees that the exercise by Mortgagee of any of the rights conferred under this Section 3.2 shall not be construed to make Mortgagee or any Lender a “mortgagee-in-possession” of the Property so long as Mortgagee or any Lender has not itself entered into actual possession of the Property;

(b)               Proceed to foreclose on this Mortgage as now or then provided by law (in which event Mortgagee shall be entitled to the appointment of a receiver) pursuant to a judicial proceeding in accordance with Article 13 of the New York Real Property Actions and Proceedings Law or by advertisement in accordance with Article 14 of New York Real Property Actions and Proceedings Law (or any successor or replacement statute thereof). Any foreclosure shall forever bar Mortgagor and all persons claiming under Mortgagor from all right and interest in the Property. In any such proceeding Mortgagee and the Lenders shall be entitled to recover all costs and expenses (regardless of the particular nature thereof and whether incurred prior to or during such proceeding) incident to the realization of its rights hereunder, including court costs and reasonable attorneys’ fees. Mortgagee shall be entitled to possession of the Property during any period of redemption. Mortgagor hereby waives any right it or its successors in interest may have in the event of acceleration or foreclosure to obtain a partial release of the Property from the lien of this Mortgage by paying less than the entire amount then secured hereby, or to partially redeem the Property by paying less than the amount necessary to effect full redemption. If a deficiency remains after proper application of the proceeds of sale of the Property, Mortgagor shall pay the same immediately after determination of the amount thereof;

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(c)                Sue on the Loan Agreement as permitted under applicable law; and/or

(d)               Avail itself of any other right or remedy available to it under the terms of this Mortgage, the other Loan Documents or applicable law.

Section 3.3            No Waiver. By accepting payment of any sum secured hereby after its due date, Mortgagee does not waive its right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to do so.

Section 3.4            Litigation Relating to Property. Upon the occurrence and during the continuance of an Event of Default or in the event of a conflict in Mortgagor’s representation of Mortgagee in any proceeding, Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its discretion, feels should be brought to protect the Mortgagee’s interest in the Property.

Section 3.5            Waiver of Marshaling, Etc. In connection with any foreclosure sale under this Mortgage, Mortgagor hereby waives, for itself and all others claiming by, through or under Mortgagor, any right Mortgagor or such others would otherwise have to require marshaling or to require that the Property be sold in parcels or in any particular order.

Section 3.6            Intentionally Omitted.

Section 3.7            Mortgagee’s Right to Remedy Defaults. Upon the occurrence of any Event of Default under this Mortgage, the Mortgagee may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Property without thereby becoming liable to the Mortgagor or any person holding under or claiming under or through the Mortgagor. Nothing contained in this Mortgage shall in any manner obligate the Mortgagee or any Lender to remedy any Event of Default under this Mortgage. If the Mortgagee or any Lender shall remedy such Event of Default or appear in, defend, or bring any action or proceeding to protect the Mortgagee’s interest in the Property or to foreclose this Mortgage or collect the Debt, then the costs and expenses of remedying such default, or bringing such action or proceeding (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate, shall be paid by the Mortgagor to the Mortgagee upon demand. To the extent that any of the costs or expenses paid by the Mortgagee or any Lender after default by the Mortgagor shall constitute payment of (a) taxes, charges or assessments which may be imposed by law upon the Property, (b) premiums on insurance policies covering the Property, (c) expenses incurred in upholding the lien of this Mortgage, including, but not limited to, the costs and expenses of any litigation to collect the Debt secured by this Mortgage or to prosecute, defend, protect or preserve the rights and the lien created by this Mortgage, (d) any amount, cost or charge to which the Mortgagee or any Lender becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority, or (e) unless prohibited by applicable laws, any other amount; then, and in each such event, all such costs, expenses and amounts, together with interest thereon at the Default Rate, shall be added to the Debt secured by this Mortgage, and shall be secured by this Mortgage.

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Section 3.8            Intentionally Omitted.

Article IV.                      MISCELLANEOUS

Section 4.1            Notices. Any notice, request or demand given or made under this Mortgage shall be in accordance with the Loan Agreement.

Section 4.2            No Notice From Mortgagee Unless Agreed in Mortgage. The Mortgagor shall not be entitled to any notices of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage or any other Loan Document specifically and expressly provides for the giving of notice by the Mortgagee to the Mortgagor. The Mortgagor hereby expressly waives, to the maximum extent permitted by law, the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Mortgagee to the Mortgagor.

Section 4.3            Interest Rate Ceilings. This Mortgage and the Loan Agreement are subject to the express condition that at no time shall the Mortgagor be obligated or required to pay interest on the principal amount of the Debt at a rate which violates any usury or interest rate maximum limitation, or which could subject any Lender to either civil or criminal liability as a result of such rate being in excess of the maximum interest rate which the Mortgagor is permitted by law to contract or agree to pay (the “Maximum Legal Rate”). If, by the terms of any Loan Document, the Mortgagor is at any time required or obligated to pay interest on the principal amount of the Debt at a rate in excess of such Maximum Legal Rate, then the rate of interest under the Loan Agreement shall be deemed to be immediately reduced to such Maximum Legal Rate and the interest payable shall be computed at such Maximum Legal Rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal amount of the Debt.

Section 4.4            No Verbal Modification. This Mortgage may only be modified, amended or changed by an agreement in writing signed by the Mortgagor and the Mortgagee. This Mortgage may only be released, discharged or satisfied of record by an agreement in writing signed by the Mortgagee. No waiver of any term, covenant or provision of this Mortgage shall be effective unless given, for value, in writing by the Mortgagee and if so given by the Mortgagee shall only be effective in the specific instance in which given. The Mortgagor acknowledges that the Loan Documents set forth the entire agreement and understanding of the Mortgagor and the Mortgagee with respect to the Loan and that no oral or other agreement, understanding, representation or warranty exists with respect to the Loans other than the agreements, understandings, representations, and warranties set forth in the Loan Documents.

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Section 4.5            Severability. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Mortgage, then such provision shall be fully severable, and this Mortgage shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Mortgage, and the remaining provisions of this Mortgage shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Mortgage.

Section 4.6            Debtor-Creditor Status. The relationship of the Mortgagee and the Lenders to the Mortgagor under this Mortgage is solely that of lender and borrower, and mortgagee and mortgagor. Nothing contained in the Loan Documents is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee or any Lender and the Mortgagor other than as lender and borrower and mortgagee and mortgagor.

Section 4.7            No Presumption Against Drafter. The Mortgagor agrees that, when interpreting this Mortgage or any other document delivered by the Mortgagor to the Mortgagee, there shall be no presumption against the Mortgagee or any Lender on account of the fact that the Mortgagee is the party causing the drafting of this Mortgage.

Section 4.8            Joint and Several. If the Mortgagor consists of more than one person, the obligations and liabilities of each such person under this Mortgage shall be joint and several.

Section 4.9            Time Is of the Essence. Time is of the essence under this Mortgage and in the performance of every term, covenant and obligation contained herein.

Section 4.10        Headings Have No Legal Effect. The headings and captions of this Mortgage are for convenience of reference only, and have no legal effect, and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions of this Mortgage.

Section 4.11        Counterparts. This Mortgage may be executed in any number of duplicate counterparts. If there is more than one Mortgagor, then each such counterpart need not be signed by each signatory. Each such duplicate counterpart which has been signed by at least one signatory, when combined with other counterparts which have been signed by the other signatories, shall be deemed an original.

Section 4.12        Intentionally Omitted.

Section 4.13        Intentionally Omitted.

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Section 4.14        No Action or Omission by Mortgagee Shall Be A Waiver. The failure of the Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. No delay or omission by the Mortgagee to exercise any right, power or remedy accruing under this Mortgage shall be construed to be a waiver of any default or acquiescence therein. A waiver in one or more instances to exercise any right, power or remedy accruing under this Mortgage shall apply only to the particular instance or instances, and at the particular time or times only, and no such waiver shall be deemed a continuing waiver, but every term, covenant, provision or condition establishing such right, power or remedy shall survive and continue to remain in full force and effect. The Mortgagor shall not be relieved of the Mortgagor’s obligation to pay the Debt, at the time and in the manner provided for its payment in the Loan Documents, by reason of: (a) failure of the Mortgagee to comply with any request of the Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Loan Documents, (b) the release, regardless of consideration, of the Property or any other security for the Debt, or (c) any agreement or stipulation between the Mortgagee and any subsequent owner or owners of the Property or other person extending the time of payment or otherwise modifying or supplementing the terms of any of the Loan Documents, without first having obtained the consent of the Mortgagor, and, even if such consent is not obtained, the Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Loan Agreement and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by the Mortgagee in writing. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Property, the Mortgagee may (i) release (1) any person at any time liable for the payment of the Debt or any portion thereof, or (2) the Property, and (ii) extend the time of payment or otherwise modify the terms of any Loan Document, without, in each such case, in any manner impairing or affecting this Mortgage or the lien or priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. The Mortgagee may resort for the payment of the Debt to any other security held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant of this Mortgage without prejudice to the right of the Mortgagee thereafter to foreclose this Mortgage. The Mortgagee shall not be limited exclusively to the rights and remedies stated in this Mortgage but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of the Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Mortgagee shall be construed as an election to proceed under any one provision in this Mortgage to the exclusion of any other provision.

Section 4.15        Liability. In acting under this Agreement, neither Mortgagee, nor any Lender nor any of their respective officers, directors, shareholders, members, managers, employees, or agents or contractors (collectively called the “Mortgagee Parties”) shall be liable, in the case of any Mortgagee Party causing damage to the Mortgagor, for any error of judgment of such party, or for any act done or step taken or omitted in good faith by such party, except that this sentence shall not protect any Mortgagee Party with respect to any error, act, step or omission that is determined by a court of competent jurisdiction in a final and non-appealable ruling to constitute the gross negligence or willful misconduct of such Mortgagee Party. Mortgagee Parties shall have no liability or responsibility for taking any necessary steps to preserve rights against any third parties with respect to the Property. In no event shall any Mortgagee Party be liable for any direct, consequential, or punitive damages on account of any default under any Loan Document or any violation of applicable law or procedures.

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Section 4.16        Mortgagor’s Liability For Debt is Absolute and Unconditional. The Mortgagor acknowledges that the Mortgagor’s obligation to pay the Debt in accordance with the provisions of the Loan Agreement , this Mortgage and the other Loan Documents is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to: (a) any of the Loan Documents, (b) the obligation of the Mortgagor under the Loan Documents to pay the Debt, (c) the obligations of any other person relating to the Loan Documents, or (d) the obligations of the Mortgagor, whether under the Loan Documents or otherwise, with respect to the Loans. The Mortgagor absolutely, unconditionally and irrevocably waives any and all right to assert any setoff, counterclaim or cross-claim of any nature whatsoever with respect to: (i) the obligation of the Mortgagor to pay the Debt in accordance with the Loan Documents, or (ii) the obligations of any other person relating to the Loan Documents, or (iii) the obligations of the Mortgagor, whether under the Loan Documents or otherwise, with respect to the Loan in any action or proceeding brought by the Mortgagee or any Lender to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by any Loan Document, in whole or in part (provided, however, that the foregoing shall not be deemed a waiver of the Mortgagor’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Mortgagor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Mortgagee in any separate action or proceeding, provided that, the Mortgagor shall not seek to consolidate any such separate action or proceeding with any action or proceeding by the Mortgagee).

Section 4.17        Governing Law; Submission to Jurisdiction. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY MORTGAGOR TO MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOANS WERE OR WILL BE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS EMBODIED HEREBY, AND THE PARTIES HEREBY AGREE THAT, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE OF THE LOAN AGREEMENT , THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THE LOAN AGREEMENT, THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, AND THE LOAN AGREEMENT, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(B) EXCEPT AS PROVIDED IN SECTION 7.5(a) OF THE LOAN AGREEMENT, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MORTGAGEE OR MORTGAGOR ARISING OUT OF OR RELATING TO THE LOAN AGREEMENT, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY STATE COURT IN THE COUNTY OF NEW YORK, NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND MORTGAGOR WAIVES ANY OBJECTIONS WHICH IT MAY, AT MORTGAGOR’S OPTION, NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(C) THE MORTGAGOR AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING REFERRED TO ABOVE MAY, AT MORTGAGEE’S OPTION, BE MADE BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO MORTGAGOR AT THE ADDRESS INDICATED IN THIS MORTGAGE FOR SUCH PARTY.

Section 4.18                    No Statutory Rights. THE MORTGAGOR SHALL NOT AND WILL NOT APPLY FOR OR AVAIL ITSELF OF ANY APPRAISEMENT, VALUATION, STAY, EXTENSION OR EXEMPTION LAWS, OR ANY SO-CALLED “MORATORIUM LAWS,” NOW EXISTING OR HEREAFTER ENACTED, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OR FORECLOSURE OF THIS MORTGAGE, BUT THE MORTGAGOR HEREBY WAIVES THE BENEFIT OF SUCH LAWS TO THE FULL EXTENT THAT THE MORTGAGOR MAY DO SO UNDER APPLICABLE LAW. THE MORTGAGOR, FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT, WAIVES ANY AND ALL RIGHT TO HAVE THE PROPERTY MARSHALLED UPON ANY FORECLOSURE OF THE LIEN OF THIS MORTGAGE AND AGREES THAT ANY COURT HAVING JURISDICTION TO FORECLOSE SUCH LIEN MAY ORDER THE PROPERTY SOLD AS AN ENTIRETY. THE MORTGAGOR HEREBY WAIVES FOR ITSELF AND ALL WHO MAY CLAIM THROUGH OR UNDER IT, AND TO THE FULL EXTENT THE MORTGAGOR MAY DO SO UNDER APPLICABLE LAW, ANY AND ALL RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR DECREE OF FORECLOSURE OF THIS MORTGAGE OR GRANTED UNDER ANY STATUTE NOW EXISTING OR HEREAFTER ENACTED.

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Section 4.19                    No Trial by Jury. THE MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND THE MORTGAGEE BY ITS ACCEPTANCE OF THE LOAN AGREEMENT AND THIS MORTGAGE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, OR THE LOAN, OR IN ANY WAY RELATED TO THIS TRANSACTION OR OTHERWISE WITH RESPECT TO THE PROPERTY.

Section 4.20                    Relief from Automatic Stay in a Bankruptcy Proceeding. MORTGAGOR knowingly, voluntarily, intentionally and after consultation and advice of counsel agrees with Mortgagee that notwithstanding anything to the contrary contained in this Mortgage or the other Loan Documents, in any case commenced under the Bankruptcy Code by or against the Mortgagor (including without limitation the bankrupcy case), the following provisions shall be applicable to the extent permitted under applicable law: (a) Mortgagee shall be entitled to the immediate termination of the automatic stay provisions of Section 362 of the Bankruptcy Code, as the same may be amended from time to time (and any other relevant provisions of the Bankruptcy Code), and granted complete relief from the automatic stay and allowed to pursue any and all of its rights, remedies and recourses available to Mortgagee under this Mortgage and the other Loan Documents and pursuant to any provisions of applicable law without requirement that Mortgagee furnish to Mortgagor any notice or provide Mortgagor with any grace period. Mortgagee shall only be required to submit an affidavit and proposed order to the bankruptcy court noticed for presentment on the Mortgagor and Mortgagor’s counsel, annexing a copy of this Mortgage to such proposed order, with the affidavit solely for purposes of identifying the existing default hereunder, and to advise the court of the Mortgagor’s consent to Mortgagee’s relief from the automatic stay, and (b) Mortgagee shall be entitled as aforesaid to the lifting of the automatic stay without the necessity of an evidentiary hearing and without the necessity or requirement of Mortgagee to establish or prove the value of the Mortgagor’s assets, the lack of adequate protection of its interest in Mortgagor’s assets or the lack of equity therein. Mortgagee’s entitlement as aforesaid to the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed “for cause” pursuant to Section 362(d)(1) of the Bankruptcy Code, as the same may be amended from time to time.

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Section 4.21                    Maximum Principal Amount; Additional Interest. (a) NOTWITHSTANDING ANY PROVISION SET FORTH HEREIN TO THE CONTRARY, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT EXECUTION, OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER, IS FORTY MILLION DOLLARS ($40,000,000.00) LAWFUL MONEY OF THE UNITED STATES OF AMERICA, PLUS ALL INTEREST PAYABLE UNDER THE LOAN AGREEMENT AND ALL AMOUNTS EXPENDED BY MORTGAGEE AFTER DEFAULT BY MORTGAGOR (A) FOR THE PAYMENT OF TAXES, CHARGES OR ASSESSMENTS WHICH MAY BE IMPOSED BY LEGAL REQUIREMENTS UPON THE PROPERTY, (B) TO MAINTAIN THE INSURANCE REQUIRED UNDER THIS MORTGAGE, (C) FOR ANY EXPENSES INCURRED IN MAINTAINING THE PROPERTY AND UPHOLDING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSE OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, AND (D) FOR ANY AMOUNT, COST OR CHARGE TO WHICH MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY, TOGETHER WITH INTEREST ON ALL OF THE FOREGOING AMOUNTS AT THE DEFAULT RATE.

(b)                     The Mortgagor agrees that it shall be liable to the Mortgagee for the benefit of the Lenders for all Additional Interest with respect to any Interest Rate Contract, and that the Additional Interest is secured by the lien of this Mortgage. The Additional Interest is deemed to constitute interest and not principal under the Loans and any reference to “principal” in this Mortgage shall not be deemed to apply to Additional Interest. The Additional Interest shall be immediately due and payable upon demand by the Mortgagee.

Section 4.22                    New York Lien Law. Pursuant to Section 13 of the Lien Law of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the “cost of improvement” and Mortgagor shall apply such advances first to the payment of the “cost of improvement” on the Property before using any part of the total of the same for any other purpose. For purposes of this section, “cost of improvement” has the meaning set forth in Subdivision 5 of Section 2 of the Lien Law of New York, whether or not the Land is located in that state.

Section 4.23                    Type of Property. This mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having their own separate cooking facilities.

Section 4.24                    Intentionally Omitted.

Section 4.25                    Satisfaction of Debt. Upon payment in full of the Debt, Mortgagee shall discharge this Mortgage or, upon Mortgagor’s request, assign it as provided in the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

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The Mortgagor acknowledges that it has received a true copy of this Mortgage.

IN WITNESS WHEREOF, this Mortgage has been executed by the Mortgagor as of the day and year first above written.

TPHGREENWICH OWNER LLC,
a Delaware limited liability company

By:	/s/ RICHARD PYONTEK
Name: Richard Pyontek
Title: Treasurer and Secretary

STATE OF NEW YORK      )

SS:

COUNTY OF NEW YORK )

On the 5th day of February, 2015 before me, the undersigned, a notary public in and for said state, personally appeared RICHARD PYONTEK personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ STEPHANIE TUMSUDEN

Notary Public

STEPHANIE LYNN TUMSUDEN

NOTARY PUBLIC – STATE OF NEW YORK

No. 01TU6252438

Qualified in Suffolk County

My Commission Expires December 5, 2015

[Signature page to Mortgage and Security Agreement,

Assignment of Leases and Rents and Fixtures Filing]

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Exhibit A

Description of Land

PARCEL I:

ALL that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, County, City and State of New York, being bounded and described as follows:

BEGINNING at a point on the easterly side of Greenwich Street, distant seventy-four (74) feet, eight (8) inches northerly from the corner formed by the intersection of the easterly side of Greenwich Street with the northerly side of former Edgar Street;

RUNNING THENCE northerly along the said easterly side of Greenwich Street forty (40) feet, six (6) inches to the center line of a party wall between these premises and premises now or late of Henry Nayler;

THENCE easterly along the same, seventy-five (75) feet, eight (8) inches to the westerly side of Trinity Place, (formerly Church Street), as extended;

THENCE southerly along the same, thirty-nine feet (39), two (2) inches, to land now or late of S.J. Callender;

THENCE westerly along the same through the center of a party wall seventy (70) feet, six (6) inches to the easterly side of Greenwich Street at the point or place of BEGINNING; be the said several distances and dimensions more or less.

PARCEL II:

ALL that certain plot, piece or parcel of land situate, lying and being in the Borough of Manhattan, County, City and State of New York, being bounded and described as follows:

BEGINNING at a point on the westerly side of Trinity Place, distant 111 feet 2-1/2 inches southerly from the corner formed by the intersection of the southerly side of Rector Street with the westerly side of Trinity Place;

RUNNING THENCE southerly along the westerly side of Trinity Place 133 feet, 11 inches;

THENCE westerly along a line which forms an interior angle of 90 degrees 30 minutes 30 seconds with the westerly side of Trinity Place, 75 feet 6-3/4 inches to the easterly side of Greenwich Street;

THENCE northerly along the easterly side of Greenwich Street, 134 feet 10-3/4 inches;

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THENCE easterly along a line which forms an exterior angle of 98 degrees 21 minutes 30 seconds with the easterly side of Greenwich Street, 97 feet 1-1/4 inches to the westerly side of Trinity Place the point or place of BEGINNING; be the said several distances and dimensions more or less.

PERIMETER DESCRIPTION:

Parcel I and Parcel II taken together being more particularly described as follows:

BEGINNING at a point on the westerly side of Trinity Place, distant 111 feet 2-1/2 inches southerly from the corner formed by the intersection of the southerly side of Rector Street with the westerly side of Trinity Place;

RUNNING THENCE southerly along the westerly side of Trinity Place 173 feet, 3 inches to the corner formed by the intersection of the of the westerly side of Trinity Place with northerly side of Edgar Street;

THENCE westerly along the northerly side of Edgar Street 70 feet 9-3/8 inches to the corner formed by the northerly side of Edgar Street with the easterly side of Greenwich Street;

THENCE northerly along the easterly side of Greenwich Street, 175 feet 7-3/4 inches to a point;

THENCE easterly 97 feet 1-1/4 inches to the westerly side of Trinity Place the point or place of BEGINNING.

34

Exhibit 10.3

WMLM

Execution Copy

CARVEOUT GUARANTY

THIS CARVEOUT GUARANTY (this “Guaranty”) is made as of February 9, 2015, by Trinity place holdings inc., a Delaware corporation having an address at 717 Fifth Avenue, New York, New York 10022 (the “Guarantor”) for the benefit of STERLING NATIONAL BANK, having a place of business at 400 Rella Boulevard, Montebello, New York 10901, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Lenders specified in the Term Loan Agreement described below.

W I T N E S S E T H:

WHEREAS, concurrently herewith TPHGREENWICH OWNER LLC, a Delaware limited liability company (the “Borrower”), the Lenders named therein and the Administrative Agent are entering into a Term Loan Agreement of even date herewith (as it may be amended, restated, supplemented or modified from time to time, herein called the “Loan Agreement”), providing, among other things, for first mortgage loans to be made by the Lenders to the Borrower in the initial aggregate principal amount of $40,000,000, which amount may be increased to $50,000,000 on the terms and subject to the conditions set forth in the Loan Agreement (such loans will be referred to herein collectively as the “Loans” and individually as a “Loan”) to be evidenced by promissory notes of even date herewith (each, a “Note” and, collectively, the “Notes”), and secured by, among other things, (i) a mortgage of even date herewith (the “Mortgage”), encumbering certain land and improvements located at 38-42 Trinity Place and 67 Greenwich Street, New York, New York 10006 (collectively the “Property”), as more fully described in the Mortgage, and (ii) various other documents executed in connection with the Loan Agreement, the Notes and the Mortgage (the Loan Agreement, the Notes, the Mortgage, and any other instruments, documents or agreements executed in connection therewith, as the same may be amended, restated, supplemented or modified from time to time, are hereinafter collectively referred to as the “Loan Documents” and each as a “Loan Document”); and

WHEREAS, Guarantor is the direct, legal and beneficial owner of 100% of the equity interests in Borrower, and Guarantor will directly or indirectly and substantially benefit from the Lenders making the Loans to Borrower.

NOW, THEREFORE, as an inducement to the Lenders to make the Loans to Borrower and to the Administrative Agent to act as such under the Loan Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                Definitions. All capitalized terms that are defined in the Loan Agreement and are not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement and, in addition, the following terms shall have the following meanings:

(a)                 “Carveout Obligations” means all actual losses incurred by Administrative Agent or any Lender (such losses to include, without limitation, the failure to recover any or all Loan Obligations but excluding punitive damages) resulting from any of the following:

(i)                   any fraud or intentional misrepresentation by any Loan Party in connection with the Loans;

(ii)                 the misapplication in violation of the Loan Documents by Borrower or any of its Affiliates of any (1) insurance proceeds paid to Borrower or any of its affiliates by reason of any loss, damage or destruction to the Property, (2) awards or other amounts received by Borrower or any of its Affiliates in connection with the condemnation of all or a portion of the Property, (3) any Rents following an Event of Default, or (4) any funds that are to be disbursed into or from any accounts or lockbox established under the Loan Documents;

(iii)                use of any Loan proceeds in violation of Section 2.6 of the Loan Agreement;

(iv)               physical waste of any portion of the Property resulting from intentional or fraudulent acts or omissions by Borrower or any of its Affiliates (other than physical waste resulting from insufficient cash flow from the Property);

(v)                 intentional failure by Borrower or any of its Affiliates to comply with any legal requirements of any Governmental Authority (other than a failure resulting from the non-payment of money) resulting in a forfeiture by Borrower of the Property, or any material portion thereof; or

(vi)               any action or failure to act on the part of Borrower that causes it to cease to be a single purpose entity in accordance with Section 6.3 of the Loan Agreement; or

(vii)              the commencement by the Borrower or Holdings (as debtor) of any voluntary proceeding under the Bankruptcy Code or any other insolvency, bankruptcy, arrangement, reorganization, liquidation, dissolution or similar law of the United States or any other jurisdiction.

(b)                 “Guaranteed Obligations” means the Maintenance Obligations and the Carveout Obligations.

(c)                 “Guarantor Claims” shall have the meaning set forth in Section 5.1 of this Guaranty.

(d)                 “herein,” “hereof,” “hereunder,” and “herewith” shall be deemed to refer to this entire Guaranty and not any particular provision of this Guaranty.

(e)                 “Including” or “including” means “including, without limitation.”

(f)                  “Leases” means all leases, licenses, concessions, occupancy agreements, and other agreements affecting the use or occupancy of the Property or any portion thereof, now or hereafter entered into and all guarantees of any of the foregoing.

(g)                 “Loan Obligations” means the Obligations, as such term is defined in the Loan Agreement.

(h)                 “Maintenance Obligations” means the obligation by Borrower to pay the following in full when due:

(i)                   all costs necessary to maintain the Property in good condition and repair to the extent required in order to comply with all applicable Laws;

(ii)                 all insurance premiums under policies maintained by Borrower and covering the Property (except to the extent that Borrower has deposited funds therefor with Administrative Agent); and

(iii)                all real estate taxes payable with respect to the Property (except to the extent that Borrower has deposited funds therefor with Administrative Agent).

(i)                   “Rents” means all rents, issues and profits of the Property or any part thereof.

ARTICLE II
NATURE AND SCOPE OF GUARANTY

2.1                Guaranty of Certain Obligations. Subject to the terms hereof, effective immediately on the date hereof (and without any notice or further act or condition of any kind), Guarantor hereby irrevocably and unconditionally agrees that it shall be liable to the Administrative Agent for the ratable benefit of the Lenders (and their respective successors and permitted assigns) for the payment in full when due of all Guaranteed Obligations. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor and not merely as a surety.

2.2                Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment, and is not a guaranty of collection. This Guaranty may not be revoked by Guarantor, and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after Guarantor’s liquidation and dissolution (and in any such event, this Guaranty shall be binding upon Guarantor’s successors and assigns). The fact that, at any time, or from time to time, the Loan Obligations or the Guaranteed Obligations may be increased or reduced, shall not release or discharge the obligation of Guarantor to the Administrative Agent for the ratable benefit of Lenders with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Administrative Agent, and shall not be discharged by the assignment or negotiation of all or part of any Note. This Guaranty shall survive any reinstatement of the Loan Obligations or any portion thereof.

2.3                Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations, and the liabilities and obligations of Guarantor to Administrative Agent and Lenders hereunder, shall not be reduced, discharged or released because, or by reason, of any existing or future offset, claim or defense of Borrower or any other Person against Administrative Agent or any Lender or against payment of any Loan Obligations or Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Loan Obligations or the Guaranteed Obligations (or the transactions creating any Loan Obligations or Guaranteed Obligations) or otherwise (other than, in any such case, the defense of payment of the Guaranteed Obligation in question).

2.4                Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, upon demand by Administrative Agent and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount then due on the Guaranteed Obligations, to Administrative Agent’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations pursuant to the terms of the Loan Documents. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

2.5                No Duty to Accelerate or Pursue Others. It shall not be necessary for Administrative Agent (and Guarantor hereby waives any rights which Guarantor may have to require Administrative Agent), in order to enforce the obligations of Guarantor hereunder, first to (a) accelerate the Loan Obligations or the Guaranteed Obligations or take any other action or exercise any remedy available to it under any Loan Document or by operation of Law, (b) provide any notice to or make any demand upon any Person other than the Guarantor, (c) institute suit or exhaust its remedies against Borrower or others liable on the Loan Obligations or the Guaranteed Obligations or any other Person, (d) enforce Administrative Agent’s or Lenders’ rights against any collateral which shall ever have been given to secure the Loan Obligations or the Guaranteed Obligations, (e) enforce Administrative Agent’s or Lenders’ rights against any other guarantors of the Loan Obligations or the Guaranteed Obligations, (f) join Borrower or any other Person liable on the Loan Obligations or the Guaranteed Obligations in any action seeking to enforce this Guaranty, (g) exhaust any remedies available to Administrative Agent or any Lender against any collateral which shall ever have been given to secure the Loan Obligations or the Guaranteed Obligations, or (h) resort to any other means of obtaining payment of the Loan Obligations or the Guaranteed Obligations. Neither Administrative Agent nor any Lender shall be required to mitigate damages or take any other action to reduce, collect or enforce the Loan Obligations or the Guaranteed Obligations.

2.6                Waivers. Guarantor acknowledges having reviewed the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by any Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment, extension, increase, waiver, consent or other modification of the Loan Agreement, Mortgage, or any other Loan Documents, (iv) the execution and delivery by Borrower, Administrative Agent or any Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Loan Obligations or the Guaranteed Obligations, (v) the occurrence of any Event of Default, (vi) any Lender’s transfer or disposition of its share of the Loan Obligations or the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Loan Obligations or the Guaranteed Obligations, (viii) protest, proof of nonpayment or default by Borrower, or (ix) except to the extent expressly required by the terms hereof or the Loan Agreement, all demands and notices of every kind in connection with this Guaranty or the Loan Documents.

2.7                Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within 5 days following demand by Administrative Agent, pay Administrative Agent all out of pocket costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) incurred by Administrative Agent or any Lender in the enforcement hereof or the preservation of Administrative Agent’s or Lenders’ rights hereunder. All costs and expenses will accrue interest at the highest default rate in any instrument evidencing the Loan Obligations until payment is actually received by the Administrative Agent. Subject to Section 7.14 hereof, the covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

2.8                Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Administrative Agent or any Lender must rescind or restore any payment or any part thereof received by Administrative Agent or such Lender in satisfaction of the Loan Obligations or the Guaranteed Obligations, as set forth herein, then any prior release or discharge from the terms of this Guaranty, or credit, given to Guarantor by Administrative Agent or any Lender shall be without effect and this Guaranty shall be restored and remain in full force and effect to the extent of such payment so restored. It is the intention of Borrower and Guarantor that, subject to Section 7.14 hereof, the Guarantor’s obligations hereunder shall not be discharged except by Borrower’s indefeasible payment in full of the Guaranteed Obligations, that in the event of any such rescission or restoration by Administrative Agent or any Lender with respect to any payment as provided above in this paragraph, then to the extent of such rescission or restoration the Guaranteed Obligations shall also be restored and shall remain in effect.

2.9                Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers, until the indefeasible payment in full of the Loan Obligations, all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Administrative Agent or any Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower, or any other Person liable for payment of any or all of the Guaranteed Obligations, for any payment made by Guarantor under or in connection with this Guaranty.

2.10            Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale or transfer of Borrower or any interest in Borrower.

2.11            Other Guaranties. This Guaranty is separate, distinct and in addition to any liability or obligations that Borrower or any other guarantor may have under any other guaranty or indemnity executed by Borrower or such other guarantor in connection with the Loan Obligations.

ARTICLE III
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby (i) consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent expressly required by the terms hereof, and (ii) waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

3.1                Modifications. Subject to Section 7.5 hereof, any amendment, renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Loan Obligations, the Loan Agreement, the Mortgage, or any other Loan Documents or any other document, instrument, contract or understanding between Borrower and Administrative Agent or any Lender or any other Person pertaining to the Loan Obligations or the Guaranteed Obligations, or any failure of Administrative Agent to notify Guarantor of any such action.

3.2                Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent or any Lender to Borrower.

3.3                Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Loan Obligations or the Guaranteed Obligations; or any death or dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

3.4                Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability against Borrower or any other Person at any time liable for the payment of all or part of the Loan Obligations or the Guaranteed Obligations or any document or agreement executed in connection with the Loan Obligations or the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (a) the Loan Obligations or the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (b) the act of creating the Loan Obligations or the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Loan Agreement, the Mortgage, or any other Loan Documents or otherwise creating the Loan Obligations or the Guaranteed Obligations acted in excess of their authority, (d) the Loan Obligations or the Guaranteed Obligations violate applicable usury laws, (e) Borrower or any other Person at any time liable for the payment of all or part of the Loan Obligations or the Guaranteed Obligations has valid defenses (other than payment), claims or offsets (whether at law, in equity or by agreement) which render the Loan Obligations or the Guaranteed Obligations wholly or partially unenforceable against or uncollectible from Borrower or any other Person at any time liable for the payment of all or part of the Loan Obligations or the Guaranteed Obligations, (f) the creation, performance or repayment of the Loan Obligations or the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Loan Obligations or the Guaranteed Obligations or executed in connection with the Loan Obligations or the Guaranteed Obligations or given to secure the repayment of the Loan Obligations or the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Loan Agreement, the Mortgage or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Loan Obligations or the Guaranteed Obligations or any part thereof for any reason (other than by reason of payment in full thereof).

3.5                Release of Obligors. Any full or partial release of the liability of Borrower on the Loan Obligations or the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Loan Obligations or the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to pay or perform the Loan Obligations or the Guaranteed Obligations, or that Administrative Agent or any Lender will look to any other Person to pay or perform any of the Loan Obligations or the Guaranteed Obligations.

3.6                Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Loan Obligations or the Guaranteed Obligations.

3.7                Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any Person of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Loan Obligations or the Guaranteed Obligations.

3.8                Care and Diligence. The failure of Administrative Agent, any Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Administrative Agent or any Lender (a) to take or prosecute any action for the collection of any of the Loan Obligations or the Guaranteed Obligations, (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Loan Obligations or the Guaranteed Obligations.

3.9                Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Loan Obligations or the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed, as between Administrative Agent, Lenders and Guarantor, that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Loan Obligations or the Guaranteed Obligations.

3.10            Offset. Any existing or future right of offset, claim or defense of Borrower against Administrative Agent or any Lender, or any other Person, or against payment of the Loan Obligations or the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Loan Obligations or the Guaranteed Obligations (other than the indefeasible payment in full of the Guaranteed Obligations) or the transactions creating the Loan Obligations and the Guaranteed Obligations.

3.11            Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.

3.12            Preference. Any payment by Borrower to Administrative Agent or any Lender that is returned, recovered or otherwise paid, in whole or in part, in settlement of a suit, claim or other demand seeking avoidance and recovery of such payment as a preference or fraudulent conveyance under bankruptcy laws or applicable state law, or if for any reason Administrative Agent or any Lender is required to refund such payment or pay such amount to Borrower or any other Person.

3.13            Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Loan Obligations, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; and it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the indefeasible payment in full of the Guaranteed Obligations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into the Loan Agreement, the Mortgage and the other Loan Documents, and extend and maintain credit to Borrower, Guarantor represents and warrants as of the date hereof to Administrative Agent for the benefit of the Lenders as follows:

4.1                Benefit. Guarantor is an Affiliate of Borrower, and is the direct legal and beneficial owner of 100% of the equity interests in Borrower, and has received, or will receive, direct or indirect and substantial benefit from the Loan.

4.2                Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower, and is familiar with the value of any and all collateral intended to be created as security for the payment of the Loan Obligations and the Guaranteed Obligations; however, as between Administrative Agent, Lenders and Guarantor, Guarantor is not relying on such information, or the financial condition of Borrower, the collateral or any other condition, as an inducement to enter into this Guaranty.

4.3                No Representation by Administrative Agent or Lenders. Neither Administrative Agent nor any Lender, nor any other Person on behalf of Administrative Agent or any Lender, has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

4.4                Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is solvent and has assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.

4.5                Legality; Due Authorization; Enforceability. The execution, delivery and performance by Guarantor of this Guaranty, and the consummation of the transactions contemplated hereunder, do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default under or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

4.6                Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Guarantor’s knowledge, threatened, against or affecting Guarantor which would reasonably be expected to materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

4.7                Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE V
SUBORDINATION OF CERTAIN INDEBTEDNESS

5.1                Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of any Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. After the occurrence and during the existence of an Event of Default, or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person, any amount upon the Guarantor Claims, until the indefeasible payment in full of the Loan Obligations and the Guaranteed Obligations.

5.2                Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, Administrative Agent and Lenders shall have the right to prove their respective claims in any such proceeding so as to establish its rights hereunder and receive directly, from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Administrative Agent for the benefit of the Lenders to the extent of the Guaranteed Obligations. Should Administrative Agent receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon the indefeasible payment and performance in full to Administrative Agent and Lenders of the Loan Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Administrative Agent and Lenders to the extent that such payments to Administrative Agent on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Administrative Agent had not received dividends or payments upon the Guarantor Claims.

5.3                Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, then Guarantor agrees to hold in trust for Administrative Agent an amount equal to the amount of all funds, payments, claims or distributions so received (but only to the extent of the Guaranteed Obligations), and Guarantor further agrees that it shall have absolutely no dominion over (or equitable or beneficial ownership of) the amount of such funds, payments, claims or distributions so received, and Guarantor covenants promptly to pay the same to Administrative Agent.

5.4                Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Loan Obligations and the Guaranteed Obligations, regardless of whether such liens, security interests, judgment liens, charges or other encumbrances in favor of Guarantor or Administrative Agent presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, Guarantor shall not (i) exercise or enforce any right it may have against Borrower, or (ii) foreclose, repossess, sequester, or otherwise take steps, or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding), to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower securing payment of the Guarantor Claims held by Guarantor.

ARTICLE VI
COVENANTS

6.1                Financial Information. The Guarantor hereby represents and warrants, as of the date hereof, that all financial statements of the Guarantor heretofore delivered to the Administrative Agent by or on behalf of the Guarantor are true and correct in all material respects and fairly present the financial condition of the Guarantor as of the respective dates of such financial statements. No material adverse change has occurred in any financial condition reflected in any such financial statement since the date of such financial statement. In addition, the Guarantor covenants that so long as the Loan Obligations remain outstanding and unpaid, the Guarantor will, or will cause the Borrower to, furnish to the Administrative Agent, unless otherwise consented to in writing by the Administrative Agent, all of the financial statements of the Guarantor specified in Section 5.3 of the Loan Agreement.

ARTICLE VII
MISCELLANEOUS

7.1                Waiver. No failure to exercise, and no delay in exercising, on the part of Administrative Agent or any Lender, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Administrative Agent hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand except to the extent such a notice or demand is required by the terms hereof.

7.2                Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be either hand delivered or sent, by (a) certified or registered U.S. mail, Return Receipt Requested, first class postage prepaid, or (b) expedited prepaid delivery service, either commercial (e.g., Federal Express or comparable national courier) or U.S. Postal Service, with proof of attempted delivery. All notices to any party shall be addressed to such party at its following address:

If to the Administrative Agent:

Sterling National Bank

400 Rella Blvd., P.O. Box 600

Montebello, New York 10901

Attention: Commercial Loan Department

With a copy to:

Windels Marx Lane & Mittendorf, LLP

156 West 56th Street

New York, New York 10019

Attn: Michael Clain, Esq.

If to the Guarantor:

Trinity Place Holdings Inc.

717 Fifth Avenue

New York, New York 10022

Attn: Mr. Matthew Messinger

With a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attn: James P. Godman, Esq.

Any party may give notice, in the manner permitted by this Section, designating a new address in the United States for all notices to such party pursuant to this Section, and such notice shall become effective upon receipt of such notice by the other party or parties to this Guaranty.

7.3                Governing Law; Submission to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK, AND ADMINISTRATIVE AGENT, LENDERS (BY THEIR ACCEPTANCE HEREOF) AND GUARANTOR WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND ADMINISTRATIVE AGENT, LENDERS (BY THEIR ACCEPTANCE HEREOF) AND GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. FURTHERMORE, THE GUARANTOR AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING REFERRED TO ABOVE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS INDICATED IN THIS GUARANTY FOR SUCH PARTY.

7.4                Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, then such provision shall be fully severable, and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty.

7.5                Amendments and Waivers. No term or provision of this Guaranty may be amended, waived or otherwise modified except pursuant an instrument in writing executed by the party (or an authorized representative of the party) against whom enforcement of such amendment, waiver or modification is sought.

7.6                Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Administrative Agent, assign any of its rights, powers, duties or obligations hereunder.

7.7                Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

7.8                Consideration. Guarantor is the direct, legal and beneficial owner of 100% of the direct equity interests in Borrower and will substantially benefit from the Loans made by Lenders to Borrower pursuant to the Loan Agreement.

7.9                Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary, in making proof of this Guaranty, to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart, without impairing the legal effect of the signatures thereon, and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.10            Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, by endorsement or otherwise, other than under this Guaranty, then such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent and Lenders hereunder shall be cumulative of any and all other rights that Administrative Agent and Lenders may ever have against Guarantor. The exercise by Administrative Agent or any Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

7.11            Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND ADMINISTRATIVE AGENT WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, EXCEPT AS PROVIDED IN THE LOAN DOCUMENTS. THIS GUARANTY IS INTENDED BY GUARANTOR AND ADMINISTRATIVE AGENT AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE GUARANTEED OBLIGATIONS.

7.12            Waiver of Right To Trial By Jury. GUARANTOR, AND BY THEIR ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT AND LENDERS, AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF ADMINISTRATIVE AGENT, LENDERS AND GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

7.13            No Third Party Beneficiaries. This Guaranty is solely between the Guarantor and the Administrative Agent, and solely for the benefit of the Administrative Agent, the Lenders and any subsequent holder or holders of any Note, and nothing in this Guaranty, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Guaranty.

7.14            Release of Maintenance Obligation on Cutoff Date. Guarantor shall have no obligations with respect to Maintenance Obligations first occurring after the earlier to occur of (x) the first anniversary of the date, if any, on which Administrative Agent (or its designee) takes title to the Property by foreclosure, deed-in-lieu of foreclosure or otherwise or (y) the first anniversary of the date, if any, on which Borrower tenders a deed to the Property to Administrative Agent (or its designee)(the earlier of the forgoing dates, the “Cut-Off Date”), and the term “Guaranteed Obligations” shall be deemed to exclude any Maintenance Obligations first occurring after the Cut-off Date, notwithstanding anything to the contrary contained in this Guaranty; provided that with respect to a tender of a deed that is not accepted by Administrative Agent (or its designee), the Cut-Off Date shall not be deemed to occur until Borrower and Guarantor, at their sole cost and expense, shall have furnished to Administrative Agent a Phase I environmental assessment of the Property (i) conducted by an environmental engineer or consultant reasonably acceptable to Administrative Agent (but who shall in no event have less than ten (10) years’ experience in conducting similar assessments on properties in the general geographical location of the Property); (ii) covering such subjects as are addressed in the Environmental Report and (iii) that concludes, in the Administrative Agent’s reasonable discretion, that the Property does not contain any Hazardous Substances in violation of applicable law.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date above set forth.

TRINITY PLACE HOLDINGS INC.,
a Delaware corporation

By:	/s/ RICHARD PYONTEK
Name: Richard Pyontek
Title: Chief Financial Officer

ACKNOWLEDGMENT(S)

STATE OF NEW YORK      )

 ) SS:

COUNTY OF NEW YORK )

On the 5th day of February, 2015 before me, the undersigned, a notary public in and for said state, personally appeared RICHARD PYONTEK personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose names) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signatures) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ STEPHANIE TUMSUDEN
Notary Public

STEPHANIE LYNN TUMSUDEN
NOTARY PUBLIC – STATE OF NEW YORK
No. 01TU6252488
Qualified in Suffolk County
My Commission Expires December 05, 2015

[Signature page to Carveout Guaranty]